As filed with the Securities and Exchange Commission on April 20, 2005

Registration No. 333-120676

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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AMENDMENT NO. 4 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Vincera, Inc.

(Name of small business issuer in its charter)

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Delaware	7372	74-2912383
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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611 South Congress Avenue, Suite 350

Austin, Texas  78704

(512) 443-8749

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

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David R. Malmstedt
President and Chief Executive Officer
Vincera, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas  78704

(512) 443-8749

(Name, Address and Telephone Number of Agent for Service)
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Copies to:

David A. Wood, Esq. Wood & Sartain, L.L.P. 12655 North Central Expressway, Suite 325 Dallas, Texas 75243 Telephone: (972) 458-0300 Facsimile: (972) 701-0302	Carmelo M. Gordian Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 Telephone: (512) 320-9200 Facsimile: (512) 320-9292

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Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)(4)
Common Stock	20,138,889 (1)	$0.36	$7,250,000	$853.33
Common Stock for Placement Agent Compensation	201,389	$0.36	$72,500	8.53
Common Stock issuable upon exercise of warrants	2,306,156	$0.594	$1,001,609(3)	117.89
Common Stock issuable upon conversion of promissory notes	2, 681,194	$0.36	$ 965,230	113. 41
TOTAL	25, 327,628 (1)		$9, 289,339 (1)	$1, 093 .. 16

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(o) under the Securities Act, solely for the purpose of calculating the registration fee, based on the maximum proposed offering price.

(3)

Estimated based on the exercise price of (i) 1,409,723 warrants at $0.36 per share; (ii) 408,217 warrants at $0.50 per share, and (iii) 488,216 warrants at a weighted average exercise price of $0.594 per share, in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(4)

Previously paid $1,329.17.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion) Dated April 20 , 2005

COMMON STOCK

Vincera, Inc. is offering 20,138,889 shares of common stock and the selling stockholders are offering 5, 713,260 shares of common stock, including up to 2,306,156 shares of common stock issuable upon the exercise of common stock purchase warrants, up to 2, 681,194 shares of common stock issuable upon conversion of our outstanding convertible promissory notes, up to 524,521 shares of common stock and up to 201,389 shares of common stock issuable to the placement agent upon the closing of this offering.  The selling stockholders may be deemed underwriters of the shares of common stock they are offering. We will pay the expenses of registering these shares.

There can be no assurance that an active and liquid trading market for our common stock will develop or that purchasers will be able to sell their shares at or above the offering price. The initial public offering price for the shares we are offering is $0.36 per share.  If the selling stockholders desire to sell their shares of our common stock before the shares are quoted on an exchange or quotation system, they must sell their shares of our common stock at a price of $0.36 per share, and thereafter the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We expect that the shares will be delivered to purchasers on or about the third business day after the closing.

	Price to Public	Placement Agent Commission	Proceeds to Company (1)
Per Share	$0.36	$0.0252	$0.3348
Total Minimum Offering	$3,500,000	$245,000	$3,255,000
Total Maximum Offering	$7,250,000	$507,500	$6,742,500

(1)

Before deducting expenses of the offering estimated at $163,000, which consists of estimated costs to Vincera in connection with this offering. Fifth Street has been paid a financial advisory fee of $75,000 and upon closing of the offering will be paid a cash fee equal to 7% of the aggregate purchase price of the common stock sold by us in the offering.  The maximum placement agent cash fees and commissions to be received by Fifth Street and any selected dealers will be $507,500.  The placement agent will also receive a 1% commission payable in shares of common stock and a 11% commission in warrants to purchase shares of common stock.  See “Plan of Distribution.”

Vincera has engaged Fifth Street Capital, LLC as its exclusive placement agent to sell the shares of common stock offered by us in this offering, on a “best efforts, all-or-none  basis,” for a minimum of 9,722,223 shares of common stock for minimum proceeds of $3,500,000.  We engaged Fifth Street to sell an additional 10,416,666 shares of common stock on a “best efforts” basis.  Both the minimum and maximum offerings will expire not later than 180 days after the effective date, unless extended for an additional 60 days. Subscription funds will be placed in an interest-bearing escrow account maintained at the escrow agent, Colonial Bank, N.A.   If 9,722,223 shares of common stock have not been sold by the termination of this offering, all funds received from subscribers will be promptly refunded with interest.

Fifth Street Capital, LLC

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

THE OFFERING

3

SELECTED FINANCIAL INFORMATION

5

RISK FACTORS

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

19

USE OF PROCEEDS

20

DETERMINATION OF OFFERING PRICE

21

DILUTION

21

CAPITALIZATION

23

BUSINESS

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

34

RESULTS OF OPERATIONS

41

MANAGEMENT

45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

53

PRINCIPAL STOCKHOLDERS

55

SELLING STOCKHOLDERS

58

DESCRIPTION OF SECURITIES

62

DIVIDEND POLICY AND MARKET DATA

66

SHARES ELIGIBLE FOR FUTURE SALE

67

PLAN OF DISTRIBUTION

69

LEGAL MATTERS

73

EXPERTS

73

WHERE YOU CAN FIND MORE INFORMATION

73

FINANCIAL STATEMENTS

F-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Vincera, Inc.

Vincera, Inc. makes and markets software.  Our software helps publishers of digital content, such as providers of online information who charge for their premium services as well as software vendors who allow their products to be downloaded from the Internet, to understand how their services and products are used by their customers, or subscribers.  Our products also better secure our customers’ valuable software, information and electronic files from unauthorized use by managing the access by subscribers to our customers’ intellectual property.

We compete in the Business Activity Management (BAM) market, which has been defined by research analyst firm Gartner Group and highlighted by industry stalwarts including IBM.  BAM can be described as the union of two key sectors in the software industry, business intelligence and business process management.   Products generally available in the BAM market are based on the real-time activities of customers that are analyzed and made available through proactive alerts and on-demand reporting.  We believe that BAM is regarded as an emerging sector in the software industry , based on reports from industry analysts, including Gartner Group ..

We are focused on selling our software to publishers of digital content. Currently, we target publishers that sell online, Internet-based, subscriptions to their digital content. We believe these organizations represent the best opportunity for our software to add value.

Our software is designed to enable digital content publishers to increase profit by improving their customer-facing business processes through enhanced knowledge of their subscriber activities. The customer-facing business processes we typically focus on for improvement are:

•

retention management – making sure that the maximum number of our customers’ subscribers renew their subscriptions,

•

upgrade management – making sure that each of our customers’ subscribers has the highest level of subscription appropriate for them, and

•

compliance management – making sure that our customers’ subscribers are staying within the terms of use as agreed to in their contractual licenses.

Using our software, our customers can measure, analyze , protect , and manage the fundamental ways in which their subscribers interact with and use their digital content.

Corporate Information

We were founded in 1999 as MoveMoney.com, Inc., a Texas corporation, to develop a comprehensive e-authentication and e-payment platform applicable to the business-to-business, business-to-consumer and consumer-to-consumer markets. We were reincorporated in Delaware in 2000, as MoveMoney, Inc.  We made the strategic decision in early 2001 to refine our product offering to focus on piracy management software and, at that time, we changed our name to Smarte Solutions, Inc.

In August 2004, we acquired Vincera Software, Inc. and changed our name to Vincera, Inc.  We acquired all of the outstanding securities of Vincera Software, Inc. in exchange for the issuance of 16,681,122 shares of our common stock to the shareholders of Vincera Software, Inc. in an arms length transaction.  As a result of the acquisition, we acquired all of the assets and liabilities of Vincera Software, Inc.  The business of Vincera Software, Inc. consisted of the development and marketing of software products that provide the ability to monitor and collect information regarding the online activities of our customers’ end users and provide analysis and reporting of that information.  Vincera Software, Inc. was formed in November 1999.

Our executive offices are located at 611 South Congress Avenue, Suite 350, Austin, Texas 78704.  Our telephone number is (512) 443-8749.  Our web site address is www.vincera.com.  The information on our web site is not part of this prospectus.

___________________

All references in this prospectus to the “Company,” “Vincera,” “we,” “us” and “ours” are intended to mean Vincera, Inc. and its subsidiary, Vincera Software, Inc.  References to “Old Vincera” are to Vincera Software, Inc. which we acquired in August 2004.

Vincera® is a registered trademark of Vincera.  Other trademarks used herein are the property of their respective owners.

THE OFFERING

We are offering the shares of our common stock through our placement agent, Fifth Street Capital, LLC, on a best efforts basis.  Pending receipt of a minimum of 9,722,223 shares, all subscriptions will be held in escrow at Colonial Bank, N.A., Southlake, Texas.  We anticipate that Colonial Bank, N.A. will serve as the escrow agent.  If the minimum is not obtained within 180 days following the effective date hereof (on or before _____________, 2005), unless extended by up to 60 days upon the agreement of Vincera and Fifth Street Capital, all subscriptions will be returned, together with any interest earned.  Subscriptions may be withdrawn at any time before the minimum offering is obtained.  Once the minimum is reached, the escrow will terminate and all escrowed funds and all future subscriptions received will be paid to Vincera to be used for the purposes described in this prospectus.

More information about the offering by Vincera may be obtained from the placement agent, Fifth Street Capital, LLC at (512) 225-8000.

The selling stockholders are offering up to a maximum of 5, 713,260 shares, including shares issuable upon the exercise of warrants or the conversion of promissory notes, common stock and shares issued to the placement agent, at prices to be determined from time to time.  If the selling stockholders desire to sell their shares of our common stock before the shares are quoted on an exchange or quotation system, they must sell their shares of our common stock at a price of $0.36 per share, and thereafter the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.   We will not receive any of the proceeds from sales of shares by these selling stockholders, although we would receive approximately $1,001,609 if the selling stockholders exercise all of their warrants.

We intend to have our common stock traded on the Over-the-Counter Bulletin Board market under the symbol VNCR.  For a discussion of the factors considered in determining the price to the public in the offering, see “Determination of Offering Price.”

Common Stock Offered by Vincera	Minimum 9,722,223 shares Maximum 20,138,889 shares
Common Stock Offered by Selling Stockholders

5, 713,260 shares, including 2,306,156 shares underlying warrants, 2, 681,194 shares issuable on conversion of promissory notes, 524,521 shares of common stock and 201,389 shares issued to the placement agent (assuming the maximum number of shares are sold in this offering)

Offering Price Per Share sold by Vincera	$0.36
Offering Price Per Share sold by Selling Stockholders

If the selling stockholders desire to sell their shares of our common stock before the shares are quoted on an exchange or quotation system, they must sell their shares of our common stock at a price of $0.36 per share, and thereafter the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

Common Stock to be Outstanding After the Offering	Minimum 46, 496,523 shares Maximum 57, 017,356 shares
Additional Shares Issuable Upon the Exercise of Derivative Securities

4,898,874 shares issuable upon exercise of stock options

340,181 shares issuable upon exercise of bridge warrants

Placement agent warrants:

Minimum: 984,283

Maximum: 1,965,975

(All of the bridge warrants and placement agent warrants are included in the Common Stock Offered by Selling Stockholders above.)

Estimated Net Proceeds (after estimated offering expenses and sales commissions)	Minimum $3,092,000 Maximum $6,579,500

Offering Period

First Closing upon obtaining minimum subscription amount: Not later than 180 days after effective date, unless extended for an additional 60 days

Final Closing:  Not later than 180 days after effective date, unless extended for an additional 60 days

The duration of the offering for the selling stockholders is until the earlier of five years after the effective date or such time as the selling stockholders may resell their shares under Rule 144 under the Securities Act of 1933.

Control by Management

Before the offering, Vincera’s executive officers and directors controlled approximately 19 % of the voting stock.  Upon closing of the minimum offering, management’s control would be reduced to approximately 15%.  Upon closing the maximum offering, assuming management does not purchase any shares in the offering, the percentage of shares owned by management would be reduced to approximately 12%.

Repayment of Indebtedness

We intend to use approximately $2,789,783 of the proceeds of this offering for the repayment of existing indebtedness, including $181,000 for repayment of existing indebtedness to our officers, directors and employees, who were employees of Old Vincera.

Use of Proceeds (net of sales commissions and offering expenses)

We intend to use the net proceeds for repayment of debt, working capital and other general corporate purposes, including sales and marketing, engineering and research and development, capital expenditures,  and possible acquisitions.  See “Use of Proceeds.”

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  We will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants (approximately $1,001,609 if all warrants are exercised).  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Assumptions that Apply to this Prospectus

This offering is for a minimum of 9,722,223 shares and a maximum of 20,138,889 shares.  Unless we state otherwise, the information in this prospectus assumes that we will sell the maximum number of shares, 20,138,889.

Except where we state otherwise, the information we present in this prospectus:

•

reflects the conversion of 9,923,062 shares of our Series A preferred stock into 9,923,062 shares of common stock upon the closing of this offering;

•

reflects the conversion of all outstanding convertible promissory notes into 2,681,194 shares of common stock upon the closing of this offering;

•

excludes 1,324,464 shares (assuming the minimum number of shares are sold in this offering) and 2,306,156 shares (assuming the maximum number of shares are sold in this offering) of common stock issuable upon exercise of outstanding warrants after this offering with a weighted average exercise price of approximately $0.44 per share;

•

assumes the expiration of warrants to purchase 2,154,028 shares of Series A preferred stock at an exercise price of $0.50 per share, upon completion of this offering;

•

excludes 4,898,874 shares of common stock issuable upon the exercise of options outstanding at April 20 , 2005, at a weighted average exercise price of $0.04 per share; and

•

excludes 4,800,334 shares of common stock available for future issuance under our stock option plans at April 20 , 2005.

SELECTED FINANCIAL INFORMATION

The following table summarizes financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The following table presents the unaudited pro forma combined results of operations of the Company with Old Vincera for the year ended December 31, 2004 and for the year ended December 31, 2003 after giving effect to certain pro forma adjustments.  These unaudited pro forma results are not necessarily indicative of the actual consolidated results of operations had the acquisition actually occurred on January 1, 2004 and 2003 or of the future results of operations of the consolidated entities.

•

“Actual” means Vincera, Inc., only;

•

“Pro forma combined” means the companies, Vincera, Inc. and Old Vincera on a pro forma combined basis to reflect the acquisition of Old Vincera as if such acquisition had occurred on January 1, 2004, and January 1, 2003;

•

Actual basic and diluted net loss per common share excludes from the computation shares attributable to the exercise of outstanding options and warrants.  The numbers of shares are 5,289,717 and 7,451,509 for the year ended December 31, 2004 and year ended December 31, 2003, respectively.  These are excluded because the effect would be antidilutive;

•

Pro forma basic net loss per share includes common stock shares for the acquisition of Old Vincera as though the shares were outstanding for the entire year ending December 31, 2004, and the entire year ending December 31, 2003.

	Year Ended December 31,2004 (Unaudited)
	Old Vincera*	Vincera, Inc.	Pro forma Combined
Statement of Operations Data:
Revenues	$ 155,354	$ 153,587	$ 308,941
Operating (loss)	(253,923)	(2,236,754)	(2,490,677)
Net (loss)	(261,920)	(2,483,981)	(2,745,901)
Basic (loss) per common share		($ 0.10)	($ 0.11)
Shares used in calculating basic and diluted net loss per share		24,159,353	24,159,353

*Operations from January 1, 2004 through the acquisition date of August 24, 2004.

	Year Ended December 31,2003
	Old Vincera	Vincera, Inc.	Pro forma Combined
Statement of Operations Data:
Revenues	$ 59,692	$ 340,312	$ 400,004
Operating (loss)	(1,333,492)	(2,616,837)	(3,950,329)
Net (loss)	(1,386,387)	(2,647,491)	(4,033,878)
Basic (loss) per common share		($ 0.53)	($ 0.19)
Shares used in calculating basic and diluted net loss per share		4,974,616	21,835,738

The following table contains selected balance sheet information:

•

on an actual basis at December 31, 2004, which includes the acquisition of Old Vincera completed on August 23, 2004;

•

on a pro forma basis to reflect the conversion of all outstanding shares of convertible preferred stock into 9,923,062 shares of common stock and the conversion of all principal and interest owed at April 20 , 2005 under our convertible promissory notes into 2,681,194 shares of common stock, less offering costs and commissions, both upon the consummation of this offering;

•

on a pro forma as adjusted basis at December 31, 2004 to additionally reflect estimated net proceeds from the sale of 9,722,223 shares of common stock (the minimum offering) offered hereby at an assumed initial public offering price of $0.36 per share; and

•

on a pro forma as adjusted basis at December 31, 2004 to additionally reflect estimated net proceeds from the sale of 20,138,339 shares of common stock (the maximum offering) offered hereby at an assumed initial public offering price of $0.36 per share.

	December 31, 2004
	Actual	Pro forma - Minimum as adjusted	Pro forma - Maximum as adjusted
Balance Sheet Data:
Total assets	$ 2,008,692	$ 2,305,492	$ 5,792,992
Intangibles	983,598	983,598	983,598
Current liabilities, net	8,913,042	203,841	203,841
Total liabilities	8,913,042	203,841	203,841
Stockholders’ equity (deficit)	(6,904,350)	2,101,651	5,589,151
Total liabilities and stockholder’s equity	$ 2,008,692	$ 2,305,492	$ 5,792,992

See “Financial Statements” and related notes beginning on Page F-1.

RISK FACTORS

An investment in Vincera involves significant risks. You should carefully consider each of the following risk factors and all of the other information in this prospectus.  If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially and adversely affected, as described below. If that happens, the trading price of our Shares could decline significantly. The risk factors below contain forward-looking statements regarding our company.  Actual results could differ materially from those set forth in the forward-looking statements.

Company Risks

We have incurred significant losses and anticipate losses in the future, and as a result, our auditors’ report contains a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

We have incurred operating losses since our inception, including net losses of $2.5 million and $2.6 million for the years ended December 31, 2003 and 2004, respectively, and expect to continue to incur losses for the foreseeable future.  As of December 31, 2004, we had an accumulated deficit of $8.8 million.  To date, we have funded our operations principally through the sale of our stock and promissory notes, as well as our revenues.  We anticipate that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities, and continue to develop our technology, products and services.  We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels.  We also expect to incur product development, sales and marketing and administrative expenses significantly in excess of our revenues after costs, and, as a result, we expect to continue to incur losses for the foreseeable future.  If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

As a result, our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern.  This going concern paragraph could adversely impact our future financing activities and there are no assurances that we will have sufficient funds to execute our intended business plan or generate positive operational results.

We have limited capital resources and additional funding may not be available to us or may not be available on acceptable terms.

We currently estimate that our existing capital resources will enable us to sustain operations through May 2005.  We have expended and intend to continue to expend substantial amounts of money for research and development, capital expenditures, working capital needs and sales and marketing of our products.  If we are unable to generate additional capital we may have to shut down our operations in the near future.

The exact timing and amount of spending required cannot be accurately determined and will depend on several factors, including:

•

progress of our research and development efforts;

•

competing technological and market developments;

•

commercialization of products currently under development by us and our competitors; and

•

market acceptance and demand for our products.

The offering is structured to raise a minimum of $3,500,000 and a maximum of $7,250,000.  If we obtain at or near the minimum subscriptions, we will not meet our objectives of improving our working capital, reducing debt and promoting our products, and may be forced to liquidate our company.  In such event, we will require additional infusions of capital through further offerings of securities, which would result, if available at all, in future dilution to the purchasers in this offering.

We have the authority to issue up to 100,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock and 30,000,000 shares of our preferred stock without stockholder approval.  These future issuances could be at values substantially below the price paid for our common stock by our current stockholders.

We may choose to, or be required to, raise additional funds, especially if only the minimum offering is completed. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders.

If adequate and acceptable financing is not available, we may have to delay development or commercialization of certain of our products or eliminate some or all of our development activities.  We may also reduce our sales and marketing or other resources devoted to our products. Any of these options could reduce our sales growth and result in continued net losses.

Due to our limited operating history and the uncertain market acceptance of our products, we may never achieve significant revenues and may have difficulty accurately predicting revenues for future periods and appropriately budgeting for expenses.

We have generated a total of $493,898 in revenues since January 1, 2003, with approximately $153,587 generated in the year ended December 31, 2004.  We are uncertain whether our products will achieve market acceptance such that our revenues will increase or whether we will be able to achieve significant revenues.  Therefore, we have a very limited ability to predict future revenues.  Our limited operating experience, the uncertain market acceptance for our products, and other factors that are beyond our control make it difficult for us to accurately forecast our quarterly and annual revenues.  Most of our expenses are fixed in the short term or incurred in advance of anticipated revenues.  As a result, we may not be able to decrease our expenses, if desired, in a timely manner to offset any revenues shortfall.  If our revenues do not increase as anticipated, we will continue to incur significant losses.

Our quarterly financial results are subject to significant fluctuations, which could cause our stock price to decrease.

We have a limited history of operating results, and our quarterly net revenues and operating results may be subject to fluctuations in the future.  We have previously experienced shortfalls in revenues and earnings and this may recur in the future.   Fluctuations may be caused by a number of factors, including the risk factors described in this prospectus , and as a result our forecasts may not be achieved

We depend on a small number of key customers for a high percentage of our revenues and the loss of a significant customer could result in a substantial decline in our revenues and increase in our losses.

Our customer base and a majority of our revenues are highly concentrated among a very limited number of customers and the loss of any one of these customers would have a material adverse impact on our revenues and ability to achieve profits.  Historically, we have derived the majority of our revenues from a relatively small number of customers.  Three customers accounted for 70% of our revenues in the year ended December 31, 2004 and one customer accounted for 82% of our revenues in 2003.

We may not realize any benefits from our acquisition of Old Vincera.

Vincera and Old Vincera entered into the stock purchase agreement with the expectation that the acquisition will result in benefits to each company. Achieving the benefits of the acquisition will depend in part on the successful integration of Vincera's and Old Vincera's technologies, operations and personnel in a timely and efficient manner. Integrating Vincera and Old Vincera will be a complex and time-consuming process. Employees and management of Vincera and Old Vincera have played a key role in creating and operating each company. The successful integration of these two companies will alter prior relationships and may affect productivity. In addition, the acquisition is likely to require significant time and attention of management of each company that would otherwise be focused on ongoing operations and could negatively affect the combined companies’ ability to operate and to retain key employees after the acquisition. Vincera cannot assure its stockholders that the operations of the combined companies can be successfully integrated or that any of the anticipated benefits of the acquisition will be realized.

Undetected errors or failures in our software could result in loss or delay in the market acceptance for our products or lost sales.

Because our software products and the environments in which they operate are complex, our software may contain errors that can be detected at any point in their lifecycle.  While we continually test our products for errors, errors in our products may be found in the future even after our products have been commercially introduced.  Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation.  Additionally, because our products support or rely on other systems and applications, any software errors or bugs in these systems or applications may result in errors in the performance of our software, and it may be difficult or impossible to determine where the error resides.

We are involved in litigation, and may in the future be involved in additional litigation, including product liability claims, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

From time to time, we may be subject to legal claims related to our business. These may include actions for regulatory non-compliance, customer and shareholder complaints, and failure to meet financial obligations.   We are subject to legal proceeding described under the caption “Legal Proceedings.” While we believe these claim are without merit, we may suffer an unfavorable outcome as a result of one or more claims and we may be forced to spend funds to pay defense costs, settlements, fines and judgments.  We may also become subject to additional claims, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

In addition, errors, defects or other performance problems in our software could result in financial or other damages to our customers. They could seek damages from us for losses associated with these errors, defects or other performance problems. If successful, these claims could have a material adverse effect on our business, operating results or financial condition. Although we possess errors and omissions insurance, there is no guarantee that our insurance would be enough to cover the full amount of any loss we might suffer. Our license agreements typically contain provisions designed to limit our exposure to product liability claims, but existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. We have not experienced any material product liability claims to date. However, a product liability claim brought against us, even if unsuccessful, could be time consuming and costly to defend and could harm our reputation.

We may initiate patent infringement or patent interference actions or other litigation to protect our intellectual property, or be forced to defend similar claims against us, which could be costly.

Our success is dependent upon protecting our ability to protect our proprietary technologies.  We rely on our patent applications, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our products.  These legal means, however, afford only limited protection and may not adequately protect our rights.  In addition, if third parties assert that our products or technologies infringe their intellectual property rights, our reputation and ability to license or sell our products could be harmed.

Claims or litigation, including those involving patent or intellectual property infringement claims, could harm our business and result in:

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Substantial damages, settlement or related costs, including indemnification of customers for any infringement;

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Diversion of management and technical resources to litigate infringement claims;

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Our discontinuing the use and sale of products that infringe the rights of others;

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Our expending significant resources to develop non-infringing technology as alternatives to infringing technology; and

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Our obtaining licenses to infringed technology.

We were notified by Bit-Arts that it believed we were in default of our license agreement with them and demanded that we cease incorporating their technology effective January 6, 2005.  We believed that we had not breached the agreement and filed a lawsuit seeking a declaratory judgment that we had not breached the agreement and seeking damages in the event that Bit-Arts had breached the agreement.  We settled this lawsuit in February 2005 and reached an agreement with Bit-Arts to permit us to continue to use their technology until December 2005.  In the event we are unable to develop or obtain the right to use replacement technology, the impact to us is that we would not be able to offer part of our current product line to some of our customers and we would likely lose part of our customer base which represented approximately 43% of our revenues in 2004.  In addition, we will not be able to sell our complete product line, or achieve the average selling price we desire.  Further, this may permit competitors to develop competing products while we are developing and/or acquiring licensing rights to alternative technology.

We have hired as consultants, and may hire as employees, past employees of our competitors.  As a result, one or more of our competitors could file lawsuits against us alleging the infringement of their trade secrets and other intellectual property. Although we do not believe we have infringed upon the intellectual property of our competitors, such lawsuits could divert our attention and resources from our business operations.

In addition, the laws of some of the countries in which our products are or may be sold may not protect our products and intellectual property to the same extent as U.S. laws, if at all, and we may be unable to protect our rights in proprietary technologies in these countries.

Competitors pose significant risks to our business.

We operate in the highly competitive business activity management software industry and competition is likely to intensify in this market.  Our industry has experienced the entry of new participants and suppliers on an ever-increasing basis.  If this trend continues, the industry may reach a saturation point at which none of the suppliers will be able to sell their products at a profit.

Emerging technologies, extensive research and new product introductions characterize the market for our products and services.  We believe that our future success will depend in large part upon our ability to conduct successful research in our fields of expertise such as business activity management and anti-piracy software, to discover new technologies as a result of that research, to develop products based on our technologies and to commercialize those products and enhance our existing technologies.  If we fail to stay at the forefront of technological development, we will be unable to compete effectively.

Nearly all of our existing and potential competitors, including those named below, have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.  Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, customers, resellers, and others.  Some of our competitors include Aladdin Knowledge Systems, LTD, Business Objects SA, Cognos Inc., Macrovision Corp., Salesforce.com Inc., Siebel Systems Inc., Sony Corp., Bit-Arts, Ltd. and others.

Price competition is often intense in our industry. Many of our competitors have significantly reduced the price of their products in recent years. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

We depend on third-party licenses and open-source code for our products.

We rely on software technologies which we license from third parties and acquire from open-source providers for use in our products to perform key functions and provide additional functionality.  Because our products incorporate software developed and maintained by third parties, we are, to an extent, dependent upon those third parties' ability to maintain or enhance their current products, to develop new products on a timely and cost-effective basis, and to respond to emerging industry standards and other technological changes.  Further, these third-party technology licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party vendors are not renewed or the third-party software, including open-source code technologies, fails to address the needs of our software products, we would be required to find alternative software products or technologies of equal performance or functionality.  We recently settled a legal proceeding with one of these third-party licensors, Bit-Art, Ltd., which will require us to seek alternative technologies by

December 31, 2005.  We cannot assure you that we would be able to replace the functionality provided by third-party software if we lose the license to this software, it becomes obsolete or incompatible with future versions of our products or is otherwise not adequately maintained or updated.

Our software sales, particularly those to enterprise customers, are often dependent on our ability to provide a significant level of professional services to our customers and we may not be able to provide these services.

Clients that license our software typically engage our professional services to assist with the installation, training, consulting and implementation of our software.  We believe that growth in our software sales depends to a significant degree on our ability to provide our clients with these services.  New services personnel will require training and education and take time to reach full productivity.  We may not be able to recruit the services personnel we need or retain our current providers of this service because competition of qualified personnel is intense.  We are in a relatively new market and only a limited number of individuals have the skills needed to provide the services that our clients require.  To meet our needs for services personnel, we may also need to use third-party consultants to supplement our own services personnel.

Customer and end-user resistance, including as a result of privacy concerns, could deter current and potential users from using our products.

Third parties may attempt to breach our security or that of our customers. We may be liable to our customers for any breach in security and any breach could harm our customers, our business and our reputation.  In addition, our software contains features which may allow us or our customers to control, monitor or collect data from computers running our software. Therefore, we may be subject to claims associated with invasion of privacy or inappropriate disclosure, use or loss of this information. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could harm our reputation and our business and operating results. Also, computers, including those that use our software, are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to further protect against security breaches or to rectify problems caused by any security breach.

From time to time, concerns may be expressed about whether our products, such as Vincera Activity Manager, and services compromise the privacy of users and others. Concerns about our collection, use or sharing of personal information or other privacy-related matters, even if unfounded, could damage our reputation, result in delays of acceptance of our products by current and potential customers and harm our operating results.

It is also possible that there could be significant consumer resistance to our copy protection software products, as consumers may feel that copy protection degrades the quality of the original or that they are entitled to copy CDs, because no technology has been used in the past to prevent copying.  It is not clear whether our software and content provider customers will deploy any of our copy protection solutions if there is sustained consumer resistance.  To date, we have seen limited acceptance of our technology and some customers are not completely satisfied with effectiveness and playability levels of the protected content.  If the software and IP content providers conclude that delivering increasingly meaningful volumes of IP content and software that include our technologies generate unacceptable consumer backlash, our revenues potential may be adversely affected.

There is no assurance we will be able to effectively market our products and services.

Our business plan is to market our Vincera Activity Manager products, through our sales force, contract sales representatives, indirect channel partners (such as VARs, or value-added resellers, and OEMs, or original equipment manufacturers) and marketing partnerships with other companies.  If we do not effectively develop and implement our marketing strategy, sales of our products and services may be adversely affected.  We have only recently begun to develop such marketing channels and to continue to build market awareness will require an investment of substantial amounts of capital, which we currently do not possess and which we may never be able to access.

We are exposed to risks associated with expanding our technologies through strategic acquisitions and investments.

We have expanded our technology base in the past through strategic acquisitions and investments in companies with complementary technologies or intellectual property, including Old Vincera and Bit-Arts, and we intend to do so in the future.  Negotiating or completing any potential future acquisitions entail a number of risks that could affect our business and operating resulting, including:

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financing for future acquisitions may not be available on favorable terms, or at all, because of our relatively small size and lack of profitable operations;

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negotiating the terms of the acquisition successfully, because of our relative inexperience in acquisitions;

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integrating the acquired business, products, technologies or employees into our existing business and operation, because of our relative inexperience in integrating acquisitions and our small management team;

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risks associated with entering markets in which we lack prior experience, or the acquisition may not enhance our business in any current markets;

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difficulties in retaining business relationships with suppliers and customers of the acquired companies;

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potential disruption of our ongoing business and detraction of our management, because of the small size of our management team;

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 potential loss of key personnel; and

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future acquisitions may not be well-received by the investment community.

We have not entered into any agreements regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

If we acquire businesses, new products or technologies in the future, we may be required to amortize significant amounts of identifiable intangible assets and we may record significant amounts of goodwill that will be subject to annual testing for impairment. We have in the past (for example our acquisition of Bit-Arts technology) and may in the future be required to write off all or part of one or more of these investments that could harm our business.  If we consummate one or more future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash.  Acquisition activities could adversely impact our operating margins depending upon the financial models of the businesses acquired.

Our strategic investments may involve joint development, joint marketing, or entry into new business ventures, or new technology licensing.  Any joint development efforts may not result in the successful introduction of any new products by us or a third party, and any joint marketing efforts may not result in increased demand for our products.

We depend on key personnel to manage our business and develop new products in a rapidly changing market, and if we are unable to retain our current personnel and hire additional personnel, our ability to develop and sell our products could be impaired.

We believe our future success will depend in large part upon our ability to attract and retain highly skilled managerial, engineering and sales and marketing personnel.  In particular, due to the small size of our executive management team and early stage of our business, we believe that our future success is highly dependent on David Malmstedt, our Chief Executive Officer and President and Puru Agrawal, our Chief Technology Officer, to provide continuity in the execution of our growth plans.  We do not carry key-man life insurance on executives.  While we have severance arrangements in place with Messrs. Malmstedt and Agrawal, we do not have long-term employment agreements in place with any of our employees.  The loss of the services of any of our key employees, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could delay the development and introduction of, and negatively impact our ability to sell, our products, especially if we experience rapid growth, which would place additional strains on our small management team.

The length of the product development and sales cycles is difficult to predict, and our products may not reach the market at opportune times.

Software products are inherently difficult to develop; this is especially the case with software such as our business activity management software which must interface with many outside vendors’ products for input and output of data for a number of specialized functions, such as license management.  Failure of our vendors to properly document their specifications can significantly delay the introduction of our new products or features.  Also, any new feature that our customers do not favorably receive could damage our reputation and brand name.  The lengths of our product development cycles has generally been greater than we originally expected, including our development of our business activity management products and are likely to experience delays in the future.  The length of our sales cycles have also been longer than expected, and with our transition to enterprise sales we are likely to experience increased sales cycles.  These delays could have a material adverse effect on the amount and timing of our future revenues.  Because our development cycle is a lengthy process, the accurate prediction of future revenues from new licenses is difficult.  There can be no assurance that we can accurately estimate the amount of resources required to complete projects, or that we will have, or be able to expend, sufficient resources required to complete a project.  Furthermore, there can be no assurance that the product development schedule for these projects will not be changed or delayed. We could experience delays in future product development or sales, and these delays could have a material adverse effect on the amount and timing of future revenues.

Our intellectual property protection technologies face risks from defeat technologies such as hackers.

Attempts by third parties to defeat our intellectual property protection technologies have been and are expected to be a persistent problem.  A number of devices and techniques have been available, and currently are available, that defeat our copy protection, intellectual property protection and electronic license management technologies. Moreover, our technologies are not effective against professional duplication and processing equipment.  A number of factors could cause copyright holders to choose not to use our technologies, including a perception that the inability of our technology to deter professional hackers renders our technology less useful, the commercial availability of products that defeat our copy protection technologies or any significant reduction in the effectiveness of our technologies to deter consumer copying or piracy.

Our business is subject to rapid technological change.

The industry in which we compete, and the industries we intend to target for our sales efforts, are characterized by rapid technological change, frequent product introductions and enhancements, changes in customer demands and evolving industry standards.  The emergence of new industry standards and the introduction of new technologies or products embodying new technologies can render existing technologies or products obsolete and unmarketable.

Our future success will depend in large part on our ability to enhance our current technologies and products in a timely, cost-effective manner and to develop new technologies and products that meet changing market conditions, which include emerging industry standards, changing customer demands, new competitive product offerings and changing technologies, including operating systems such as the Microsoft Windows platform and Linux.  There can be no assurance that:

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we will be successful in developing and marketing, on a timely and cost-effective basis or at all, fully functional and integrated product enhancements or new technologies or products that respond to technological changes, updates or enhancements to other consumer electronics products, changes in customer requirements or evolving industry standards;

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we will not experience difficulties that delay or prevent the successful development, introduction and license or sale of such enhancements, technologies or products; or

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any enhancements, technologies or products will adequately meet the requirements of the marketplace and achieve market acceptance.

If we fail to anticipate or to respond adequately to changing market conditions, or any significant delays in technology or product development or introduction, could cause customers to delay or decide against licenses or purchases of our technologies or products.

The success of our business depends on the use by software and content publishers of our technologies.

If Intellectual Property, or IP, content providers and software companies were to determine that the benefits of our protection technology do not justify the cost of licensing our technologies, then demand for our technologies would decline.

Any future growth in revenues will depend on growth in the various digital content providers, increased use of our technologies on a larger volume of IP content and software or increases in usage fees or royalties.  To increase or maintain our market penetration, we must continue to persuade content owners that the cost of licensing our technologies is outweighed by the increase in revenues that content owners gain as a result of using copy protection, such as revenues from additional sales of the copy protected material or subsequent revenues from other distribution channels.

We have been successful historically in licensing our copy protection technologies to control unauthorized casual consumer copying.  Other content piracy sources include peer-to-peer file sharing services and PC-based disc copying software.  To the extent that our customers spend money to prevent or litigate against these other piracy sources, they may reduce spending on our technology.  Additionally, if our customers are unable to prevent their content from becoming available through these other piracy sources, they may consider our technology to be less valuable.

Legislative initiatives seeking to weaken copyright law or new governmental regulation and resulting legal uncertainties could harm our business by limiting our ability to sell our products and resulting in delayed or lost revenues.

Consumer rights advocates and other constituencies are challenging copyright law, notably the U.S. Digital Millennium Copyright Act of 1998, through both legislative and judicial actions.  Legal uncertainties surrounding the application of the Digital Millennium Copyright Act may adversely affect our business by causing our customers to delay purchases of our business activity management products, which would result in delayed or lost revenues.  If copyright law is compromised, or devices that can circumvent our technologies are permitted by law and become prevalent, this could result in reduced demand for our technologies, and our business would be harmed by delayed or lost revenues.

Many laws and regulations are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including copyright, privacy, security and other intellectual property rights and digital rights management.  These types of regulations are likely to differ between countries and other political and geographic divisions.  Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulations.  In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations.  Changes to or the interpretation of these laws could expose us to increased litigation risk, substantial defense costs and other liabilities.  It is not possible to predict whether or when such legislation may be adopted, and the adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, could materially and adversely affect our business by limiting our ability to sell our business activity management products, and resulting in delayed or lost revenues.

United States federal and foreign government regulations may, in the future, direct the way our Vincera Activity Manager products are sold and implemented, due to their access of personally identifiable information. Through regulation, these governments may approve and require use of competing technologies, products, or implementation methodologies.  Such government regulations may not endorse or specifically exclude use of our technologies and products in the marketplace.  Such industry-wide regulations could severely limit our ability to sell our Vincera Activity Manager products in the United States and abroad.

Our telephone and computer networks are subject to security and stability risks that could expose us to litigation or liability.

Our Vincera Activity Manager products include online business activities that depend to a great extent on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

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our own or licensed encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or intellectual property;

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we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

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someone could circumvent our security measures and misappropriate our, our partners’ or our customers' proprietary information or content or interrupt operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

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our computer systems could fail and lead to service interruptions; or our network of facilities may be affected by natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, by hurting our ability to distribute products and services and collect revenues, threatening the proprietary or confidential nature of our technology, harming our reputation, and exposing us to litigation or liability.  We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that we will implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Investment Risks

There is no trading market for our common stock and we determined the offering price for these shares arbitrarily.

Prior to this offering, there has been no public market for our common stock. There can be no assurance that an active public market will develop or be sustained after this offering or that the market price of the common stock will not decline below the public offering price.

We chose the offering price for these shares without reference to any trading price or basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.36 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.

We intend to seek to be listed on the OTC Electronic Bulletin Board, which imposes listing requirements and can be a volatile market.

We intend to seek to have our common stock quoted on the Over-the-Counter Electronic Bulletin Board Market, or OTCBB.  It is a limited trading market, and timely, accurate quotations of the price of our common stock may not always be available.  You may expect trading volume to be low in this market.  Consequently, the purchase or sale of only a few shares may affect the market and may result in wide swings in price and in volume.

The stock market has experienced significant price and volume fluctuations, and the market prices of companies, particularly small capitalization companies like Vincera, have been highly volatile.  Investors may not be able to sell their shares at or above the offering price.  Recent changes in the rules of the OTCBB (including the requirements to be reporting issuers under Section 12 of the Securities Exchange Act of 1934 and to remain current in their reports under Section 13), may make it difficult for small companies such as ours to continue to be quoted on the OTCBB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors.  This failure could lead the market price of our common stock to decline.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has at times been instituted against that company.  If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management’s attention and resources.

Future sales of our common stock could adversely affect the market.

After this offering, we will have a relatively large number of shares of our common stock outstanding.  Future sales of our common stock into the market, including the large number of shares offered in this offering, as well as potential sales by our existing shareholders, all of whose shares will be available for resale 180 days after the effective date of this offering may depress the market price of our common stock.  Sales of these shares of our common stock or the market’s perception that these sales could occur may cause the market price of our common stock to fall.  These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.  The conversion of our Series A Preferred Stock and convertible notes and the exercise of our outstanding options and warrants will dilute our common stockholders and may depress the price of our common stock.

We may grant stock options and restricted stock following the stock offering which could reduce your ownership interest.

Awards under our 2002 Stock Option Plan and outside of this plan would reduce the percentage ownership interest of all stockholders.  Options to purchase 4,898,874 common shares, and warrants to purchase 408,217 shares were outstanding on April 20 , 2005 (and we will issue up to an additional 1,897,939 warrants to the placement agent in connection with this offering).  We will grant additional options and/or shares of restricted stock in the future.  The issuance of shares upon the exercise of these options and warrants, and restricted stock grants may result in dilution to our stockholders.

Our certificate of incorporation, bylaws and Delaware corporate law contain provisions which could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law as well as our certificate of incorporation and bylaws contain provisions (including some provisions we intend to adopt immediately prior to the effectiveness of this offering) that could delay or prevent a change in control of our company, even if it were beneficial to our stockholders to do so. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions:

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authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval to increase the number of outstanding shares and deter or prevent a takeover attempt and could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock;

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prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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provide that our board of directors is divided into three classes, each serving staggered three-year terms;

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preclude the ability of stockholders to call special meetings of stockholders; and

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establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on business combinations such as mergers between us and a holder of 15% or more or our voting stock. See “Description of Securities - Anti-Takeover Effects.”

Due to the adoption of accounting regulations that require companies to expense stock options, our earnings will decrease and our stock price may decline.

We have historically issued a relatively large number of options to our employees because we believe that employee stock options are an important element of total compensation and because we have had limited cash resources to pay cash compensation to our employees. The FASB has implemented rule changes requiring expensing of stock options.  We will implement these rule changes in the third quarter of 2005.  If we continue to support broad-based employee stock option grants we may suffer a material, negative impact upon our future earnings because of the deduction of these amounts from our net income as an expense.  This could cause the market price of our stock to decline.  Alternatively, if we cut back on employee stock option grants, we may lose an important benefit that impacts the recruiting and retention of quality employees, especially given our relative lack of cash for cash compensation, and our business could be harmed because we would be unable to attract qualified employees to implement our business plans.

You will experience immediate and substantial dilution in the net tangible book value of your shares.

The initial public offering price is expected to be substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Accordingly, assuming an initial public offering price of $0.36 per share, if you purchase common stock in this offering, you will incur immediate dilution of approximately ($0.28) in the net tangible book value per share of our common stock from the price you pay for our common stock. Please see "Dilution" for information regarding the dilution you will experience.

Industry Risks

Changes in the use of the Internet for delivery of our Vincera Activity Manager and other software or IP content may result in lost revenues.

Our Vincera Activity Manager products are designed to support the use by our customers of the Internet to deliver, deploy, or activate their software or digital media and content for their end users. The revenues we generate from our products depend on increased acceptance and use of the Internet by our customers' end users as a medium of delivery of software and digital media and content. Acceptance and use of the Internet may not continue to develop at historical rates, and a sufficiently broad base of business customers may not adopt or continue to use the Internet to conduct their operations. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there are few proven services and products.  Our revenues and potential profitability could be harmed if our customers and potential customers do not use our products because:

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the necessary communication and computer technology underlying the Internet and other online services do not effectively support any expansion that may occur;

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new standards and protocols are not developed in a timely manner; or

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concerns about security, reliability, cost, ease of use, accessibility, quality of service, privacy or other factors results in the Internet not remaining a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the need for and desirability of our products and services.

Conversely, some of our other products, such as IP content and packaged software copy protection, are designed to be applied to packaged media offered by some of our customers and we receive royalties based on the number of units produced.  If delivery of these customers' products using the Internet were to continue to increase, especially due to the increasing penetration of broadband Internet capabilities in the consumer marketplace, our revenues from packaged media may be adversely affected and not replaced by Internet-based revenues.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Certain statements contained in this prospectus and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts.  As such, they are considered “forward looking statements” that provide current expectations or forecasts of future events.  Such statements are typically characterized by terminology such as “believe,” “anticipate,” “should,” “seek,” “intend,” “plan,” “expect,” “estimate,” “project,” “strategy” and similar expressions.  Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships.  These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate.  These forward-looking statements are subject to a number of risks and uncertainties, including the following:

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our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements;

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our ability to obtain financing, if required, on terms acceptable to us, if at all;

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the success of our research and development activities;

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competitive developments affecting our current products;

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our ability to successfully attract strategic partners and to market both new and existing products;

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exposure to lawsuits and regulatory proceedings;

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our ability to protect our intellectual property;

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governmental laws and regulations affecting operations;

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our ability to identify and complete diversification opportunities; and

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the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items.

A further list and description of these risks, uncertainties and other matters can be found elsewhere in this prospectus, including under the caption “Risk Factors.”  Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

At the assumed initial public offering price of $0.36 per share, we will receive approximately $3,092,000 from our sale of 9,722,222 shares of common stock (the minimum necessary for closing) or $6,579,500 from our sale of 20,138,889 shares of common stock (the maximum we may raise in this offering), after deducting approximately $163,000 of estimated offering expenses, including $75,000 of accounting fees and expenses, $40,000 of legal fees and expenses and $10,000 of placement agent expenses, $25,000 of placement agent counsel fees and $10,000 of blue sky fees and expenses, and underwriting discounts and commissions of $507,500 for the maximum offering or $245,000 for the minimum offering.

At the minimum level of funding of $3,500,000, we intend to use the net proceeds of the offering to:

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repay the $ 2,608,783 owed under the subordinated promissory notes (with interest through April 20 , 2005); and

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repay approximately $181,000 owed under the promissory notes related to unpaid salaries payable to directors, officers and employees assumed in the Old Vincera acquisition.

We would have limited funds available for our operating expenses and we would need to raise additional capital to continue our operations in the event we raise at or near the minimum amount of funds in this offering.

At the maximum funding level of $7,250,000 we intend to use the net proceeds of the offering to:

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repay the $ 2,608,783 owed under the subordinated promissory notes (with interest through April 20 , 2005;

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repay approximately $181,000 owed under the promissory notes related to unpaid salaries payable to directors, officers and employees assumed in the Old Vincera acquisition;

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fund our sales and marketing organizations;

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provide engineering resources to continue to expand our product suite; and

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provide additional working capital.

The following table sets forth our intended application of the net proceeds available from this offering, assuming that the minimum, maximum and the midpoint between the minimum and maximum amounts of this offering, respectively, are subscribed.

Intended Use	Minimum	Midpoint	Maximum
Bridge loan repayments	$ 2,608,783	$ 2,608,783	$ 2,608,783
Promissory notes from acquisition	181,000	181,000	181,000
Marketing and sales	0	700,000	1,500,000
Engineering	0	300,000	700,000
General working capital	302,217	1, 045,967	1, 589,717
Total	$3,092,000	$4,835,750	$6,579,500

Although the preceding table demonstrates our intended use of proceeds from the offering, there can be no assurance that we will be successful in generating projected internal growth. In the event we do not experience the projected need for capital in one or more areas of its operations, we intend to reallocate the proceeds from the offering among the other areas listed in the table.

We intend to use approximately $2.6 million of the net proceeds of the offering to repay subordinated promissory notes issued in June through August 2004 to accredited investors, which bear interest at the rate of 10% per annum and would otherwise be payable in full in June through August 2005. We used the net proceeds of these notes to repay $175,000 of indebtedness to Bala Vishwanath, a director, officer and 10% stockholder, and the balance for general working capital. We intend to use approximately $181,000 of the net proceeds of this offering to repay promissory notes issued in connection with our acquisition of Old Vincera, payable to officers, directors and employees of Old Vincera related to unpaid salaries. These notes currently do not bear interest and are payable in full upon consummation of an offering for at least $3.5 million of proceeds or August 24, 2005, whichever occurs first.

The selling stockholders will receive all of the net proceeds from sales of common stock sold by the selling stockholders pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we would receive approximately $1,001,609 if all of the warrants are exercised. We would use these funds for general corporate purposes.

We intend to use the remainder of the net proceeds for working capital and other general corporate purposes, including capital expenditures and research and development with respect to developing new and improving our existing product and service offerings. In addition, if the appropriate opportunities arise for the acquisition of assets and businesses that are complementary to ours, for example, complementary product lines, products or technologies, we may use a portion of the net proceeds for such an acquisition. However, we have no current plans, agreements or commitments and are not currently engaged in any negotiations with respect to any such transaction. Pending such uses, we plan to invest the net proceeds of this offering in investment grade, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at December 31, 2004 after giving effect to the conversion of all of our preferred stock and convertible notes into common stock, which will occur upon completion of the offering.

Investors participating in this offering will incur immediate, substantial dilution. Our pro forma net tangible book value was ($3,936,421), computed as total stockholders’ equity less goodwill and other intangible assets, or ($0.16) per share of common stock outstanding at December 31, 2004.

Assuming we sell the minimum offering of 9,722,223 shares of common stock in this offering at our initial public offering price of $0.36 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value at December 31, 2004, would have been $1,118,053 or $0.02 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.18 per share of common stock to our existing stockholders and an immediate dilution of $0.34 per share to the new investors purchasing shares in this offering.

Assuming we sell the maximum offering of 20,138,889 shares of common stock in this offering at our initial public offering price of $0.36 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value at December 31, 2004, would have been $4,605,553, or $0.08 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.24 per share of common stock to our existing stockholders and an immediate dilution of $0.28 per share to the new investors purchasing shares in this offering.

In the past five years, we have issued shares of our common stock or granted options to purchase shares of our common stock to our officers and directors at prices ranging from $0.00133 to $0.05 per share, compared to the initial public offering price of $0.36 per share.

The following table illustrates this per share dilution:

	Minimum Offering		Maximum Offering
Assumed initial public offering price per share of common stock		$0.36		$0.36
Pro forma net tangible book value per share at December 31, 2004	$(0.16)		$(0.16)
Increase in pro forma net tangible book value per share attributable to this offering	$0.18		$0.24
Pro forma as adjusted net tangible book value per share after the offering		$0.02		$0.08
Dilution per share to new investors		$0.34		$0.28

 CAPITALIZATION

The following table sets forth our short-term debt and capitalization:

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on a pro forma basis to reflect the conversion of all outstanding shares of convertible preferred stock into 9,923,062 shares of common stock and the conversion of all principal and interest owed under our convertible promissory notes into 2,681,194 shares of common stock, both upon the consummation of this offering;

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on a pro forma as adjusted basis at December 31, 2004 to additionally reflect estimated net proceeds from the sale of 20,138,889 shares of common stock (the maximum offering) offered hereby at an assumed initial public offering price of $0.36 per share;

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on a pro forma basis as adjusted at December 31, 2004 to additionally reflect the repayment of the subordinated promissory notes payable of $ 2,608,783 ; and

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on a pro forma basis as adjusted at December 31, 2004 to additionally reflect the repayment of the promissory notes payable to related parties of $181,000.

You should read the following table in conjunction with our financial statements and the notes to those statements which are included in this prospectus.

	Actual
	December 31, 2004	Pro forma Post Offering
Cash and cash equivalents	$907,653	$4,691,953

Notes payable, related parties	$180,876	$-
Subordinated notes payable	2,429,850	-
Convertible promissory notes payable	908,216
Variable convertible preferred stock	4,961,515	-
Common stock, $0.001 par value, 70,000,000 shares authorized, 24,072,822 and 57,017,356 issued and outstanding, respectively	24,072	57, 017
Additional paid-in capital	1,825,959	14,286,529
Notes receivable from stockholders for purchase of stock	(6,250)	(6,250)
Accumulated deficit	(8,748,131)	(8,748,131)
Total stockholders’ equity (deficit)	$(6,904,350)	$5,589, 165

BUSINESS

Overview

Vincera, Inc. makes and markets software.  We were founded in 1999 as MoveMoney.com, Inc., a Texas corporation, to develop a comprehensive e-authentication and e-payment platform applicable to the business-to-business, business-to-consumer and consumer-to-consumer markets.  We were reincorporated in Delaware in 2000, as MoveMoney, Inc.  We made the strategic decision in early 2001 to refine our product offering to focus on piracy management software, which enables our customers to protect their digital assets -- such as software, Web site content, and documents -- from unauthorized access and duplication, and, at that time, we changed our name to Smarte Solutions, Inc.

In August 2004, we acquired Vincera Software, Inc. and changed our name to Vincera, Inc.  This acquisition allowed us to add another dimension to our piracy management products, and to evolve to become a provider of business activity management (BAM) software solutions that provide our customers with information regarding improving their subscription management business processes.  These business processes relate to the retention, upgrading and compliance of their subscribers and users who subscribe to use their digital content. The acquisition also allowed us to begin to address the enterprise market space (large Fortune 5000 customers) with our broader base of products.

Our Solution: Vincera’s Activity Manager software solution, or VAM, improves our customers’ business processes by providing information about and management of the activities of their subscribers, such as the online services that are used, the information that is viewed on their Web sites, their documents or software that are downloaded.  By using this information in their business processes, our customers can identify and proactively work with their subscribers that represent the highest value opportunity.  The business processes we typically focus on for improvement are:

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retention management – making sure that the maximum number of our customers’ subscribers renew their subscriptions,

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upgrade management – making sure that each of our customers’ subscribers has the highest level of subscription appropriate for them, and

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compliance management – making sure that our customers’ subscribers are staying within the terms of use as agreed to in their contractual licenses.

We enable our customers to collect, track, analyze and report their subscribers’ activities related to the use of digital assets -- such as software, documents and Web sites -- and to control access to these digital assets to ensure acceptable use based on license agreements that our customers have entered into with their subscribers.

Target Customers:  Our VAM software helps digital content publishers who charge fees to subscribers for the use of their products.  By digital content publishers, we mean providers of information online through the Internet and software vendors who allow their products to be downloaded from the Internet.

Business Benefits:  Our VAM software enables digital content publishers to understand how their services and products are used by their subscribers. Our customers can use this understanding to improve their customer management business processes, such as customer upgrade management, customer retention management, and license compliance management.  Each of these three business processes are discussed in more detail below.  With information generated by our applications, our customers can increase the number of subscriptions, increase the average selling price of subscriptions, and increase the rate of subscribers who renew their subscriptions.

Business Benefit – Improve Customer Upgrades: By collecting and analyzing subscriber activities, VAM enables our customers to focus the efforts of their sales team on upgrading subscribers who have demonstrated a need for more services than they have purchased to higher levels of service.  By using this information to focus on and successfully upgrade subscribers with demonstrated want and need, the sales team can increase the average price per subscriber and reduce the overall cost of sales.

Example 1: Our customer’s subscriber may have purchased an “entry level” subscription, but the subscriber has made repeated attempts to access content or services not available within their subscription level -- these services may be only available with a “premium” subscription which typically is more expensive.  By attempting to access more services than what their license entitles them to, the subscriber may have demonstrated a need for additional services.  VAM collects the subscriber’s failed attempts and provides the information to our customer’s sales team on-demand, or when requested.  With this information, our customers’ sales team can focus its resources on subscribers who have demonstrated potential to upgrade their subscription level.  Additionally, VAM provides the sales team with fact-based information to assist their subscribers in cost justifying the upgrade to a “premium” subscription level.

Example 2: A subscriber may have purchased licenses to allow a maximum of five users to use a subscription service, but the service is actually being used by twenty-five users.  This kind of situation often occurs as a result of password sharing or unauthorized installation of software on unlicensed machines.  Our VAM software (1) collects the usage information for all of the actual users of the subscriber using the service, (2) analyzes the information collected, and (3) uses our analytical capabilities to calculate the actual number of users for whom the subscriber should have licenses.  VAM creates a targeted list of the subscribers who should purchase additional licenses based on their usage, prioritizes the list based on the revenue opportunity per subscriber, and makes this list available to our customers’ sales team as prioritized upgrade opportunities in our customers’ subscriber upgrade business process.

Business Benefit – Improve Customer Retention: Managing customer retention is a key business process for all companies that offer online information subscriptions.  It is especially important to these companies that their subscribers are continuously retained beyond their first renewal period.  Industry feedback indicates that subscribers who renew their subscriptions beyond the first period are most likely to renew for additional periods.  By collecting and analyzing subscriber activities, VAM enables our customers to increase the renewal rates of their subscribers.  VAM does this by using analytical techniques we have developed to identify which subscribers are most likely not to renew their subscriptions and proactively enable our customers to focus their retention management resources on these subscribers.  By providing information about which subscribers are at the greatest risk of not renewing, we help our customers improve their business processes related to customer retention management.  As described in example 2 below, VAM also assists in increasing subscription renewal rates by directly providing subscribers with information about the value they have realized from their subscription.

Example 1 – Preventing non-renewal of subscribers through advanced notice of risk:  Subscribers who do not actively use the services they have subscribed to are less likely to perceive value in their purchase than subscribers who do actively use the services.  Therefore, these subscribers are less likely to renew their subscription at the end of the period.  For example, if a subscriber purchases a subscription for fifty users, but only five of those users actively use the online service, the subscriber may not feel that a renewal of the service subscription is justified.  In another example, a subscriber who has purchased a subscription to a premium level service but only uses services associated with an entry level service also may not feel justified renewing the subscription.  VAM collects the activities of each user and proactively alerts our customer about the situation -- enabling their sales team to focus on subscribers that fall into these situations and take measures before it is too late to help ensure renewal.  In this way, VAM helps our customers improve their business process for customer retention management.  By receiving advanced notice of their subscribers who are at risk of non-renewal, our customers may provide their “at risk” subscribers with additional information about the services they have purchased or additional training to the users to stimulate the awareness and use of the service.  By identifying “at risk” subscribers early in their subscription cycle, VAM enables our customers to help these subscribers realize more value from their subscription and increase the likelihood that the subscriber will renew their subscription.

Example 2 – Preventing non-renewal through reporting of usage directly to the subscriber: Even though a subscriber has many active users of an online service, key decision makers responsible for renewal of the subscription may not be aware of the value of the service to the subscriber.  It is common that the individual responsible for the renewal of the service is not actually a user of the service, and therefore may not understand the true value that the service provides to their users.  With budgets being inspected for ways in which money can be saved, key decision makers are reviewing every expenditure with questions such as: “Have we actually used this online service?”; “Are we getting any value from this online service?”; and “Should I really spend this money on this subscription again?”  VAM enables our customers to provide their subscribers with usage statements that quantify the amount, frequency, and quality of use of the online service by every user of that subscriber.  With fact-based information in the hands of the key decision makers, subscribers can cost justify that the service is of value.  In this way, again, VAM increases the rate of renewals for our customers.

Business Benefit – Increase Sales Opportunities due to Identification of Unlicensed Use:  VAM can increase sales opportunities for our customers based on unlicensed use of their subscription services by providing them with the ability to manage subscriber access to their digital content, such as documents, software and Web sites.

VAM can be used by our customers to identify sales opportunities by reducing unauthorized use and reducing the abuse of evaluation, or free trial, programs by providing them with the ability to manage their subscribers’ access to their digital content.  VAM manages when, where, and how often subscribers have access to digital content.  Furthermore, VAM is designed to protect our customers’ valuable intellectual property - software and digital content - by ensuring that the use of this intellectual property is authorized and is in compliance with the license policies established by our customers.

There is an ongoing escalation in the number and type of software applications and the business uses of the Internet.  We believe this escalation has encouraged companies to customize their licensing models to accommodate an ever-growing number of usage arrangements.  These licensing models can include limited subscriber access to named users, one or multiple computers, a specific location for use or unlimited use for an entire company.  We believe this evolution will create opportunities for our products as our customers look for ways to capitalize on each licensing and usage arrangement.

How licensed use is managed today: We believe that today most companies accommodate licensing through manual, inflexible, and labor intensive means such as modifications to their software or digital content or through written contractual arrangements that are difficult to enforce.  Companies have to modify their software or digital content to integrate with a license management product, which is not desirable because modifications to their software or digital content introduce the risk for errors that can be very costly and time consuming to repair.  Alternatively, companies can generate digital content that works only with proprietary viewers (examples include non-standard Web browsers and PDF document readers), creating more responsibility for their customers to obtain the viewer before they can use the digital content.  Also, if the proprietary viewer is not free, then either the digital content provider or their customers have to purchase the viewer – making it quite expensive to distribute digital content over the Internet to a large customer base.

How we manage licensed use: VAM provides our customers with an automated, flexible, and dynamic way to accommodate their subscribers’ licensing requirements without requiring modifications to their software or digital content.  VAM manages when, where, and how often subscription users can have access to our customers’ software or digital content.  VAM allows our customers to selectively apply licensing restrictions to their subscribers that have actually demonstrated a lack of compliance with license policies.  This is based on information our product has collected about the subscribers’ activities and the analysis of whether these activities are in accordance with license policies.  Digital content that is protected by our product continues to work in its native format – meaning that users continue to have the same process and tools to do their job and are not required to have any proprietary viewers to work with the content.  Additionally, digital content that has been protected by our product does not require software code modifications to integrate with our license management capabilities, which reduces the risk and the effort that our customers typically face when implementing a license management solution.

Benefits Summarized: VAM allows our customers to increase their bottom-line profits by enhancing customer retention and upgrade management capabilities while enforcing only authorized users to have access to software and digital content.  The information we collect and analyze is a business tool our customers can use in their customer management processes to maximize revenues, reduce their costs, and increase customer satisfaction.

Opportunity: The evolution of digital content development and distribution over the Internet continues to increase the number of potential markets for our products. Two examples are: the license management needs and the increased demand for electronic delivery of software and digital content over the Internet. The widespread availability of high bandwidth Internet connections has made electronic delivery over the Internet a viable delivery channel for software and digital content. Electronic delivery not only reduces packaging and distribution costs for the providers, but also creates a more convenient medium for customers to purchase software and digital content.

Competitive Differentiation: We believe we must differentiate ourselves from competitors by providing an offering that not only enhances revenues and performance for our customers, but also provides protection, usage reporting, and analysis across a wide variety of sources.

Our products offer to our customers the ability to:

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consistently collect, track and manage user activities with the online services, digital content and software that our customers already produce;

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provide our collection, tracking and management capabilities while minimizing any modifications to our customers’ online services, digital content and software;

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analyze data about user activities and create  information that can be used to improve our customers’ business processes such as: retention management; upgrade management; and compliance management;

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ensure that our customers’  various departments, such as Sales, Finance, Marketing and Products have a single, consistent view of their subscribers’ value and needs;

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identify and analyze behaviors of users which can be predictive of their future activity;

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identify and analyze behaviors of users that are in compliance or out of compliance with licensing policies they have agreed to;  and

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analyze and profile user activities for specific revenue-generating opportunities.

In addition, our customers can integrate the information we collect and analyze about user activities in other corporate applications.  Customer Relationship Management, or CRM, and business intelligence, or BI, solutions are two examples of corporate applications that can use our VAM information to further enhance our customers’ ability to respond to changing business trends.

Strategy

Our mission is to enable our customers to have the most effective customer management business processes to maximize profitability by understanding their subscribers’ needs and providing services to meet these needs.  Our approach to developing product offerings to support our mission has been, and will likely continue to be, a joint effort between subject matter experts from targeted customers and industries and our key technology personnel.  We believe specific segments within online services and digital content publishers will be the focus of our next product offerings.  As we grow, we must continue to build our support and services capability, as customer satisfaction is a primary value of our company and we believe a key element in our overall success.

We are refining our offerings to include products targeted at large enterprises, such as the Fortune 5000, as well as products focused on specific uses in small-to-medium size businesses.  We anticipate that the shift to business activity management offerings from individual products will allow us to focus on markets that offer growth opportunities. We have decided to concentrate our efforts in North America, and we intend to expand to Europe and other parts of the world as we develop sales and marketing alliances in those areas.

Products

Our Vincera Activity Manager software, or VAM, enables publishers of digital content – including software and documents -- to understand how their services are used by their subscribers.  This understanding will allow our customers to improve their customer management business processes, such as customer upgrade management, customer retention management and license compliance management.  Our applications generate information that our customers can use to increase the number of subscriptions, increase the average selling price of subscriptions and increase the rate at which subscribers renew their subscriptions.

VAM is built upon our own existing technologies as well as technologies we have acquired from Old Vincera ( in August 2004).

Vincera Activity Manager: We specifically target VAM at companies that provide their digital content online (through the Internet) as a fee-based subscription service.  VAM is comprised of a number of software components such as: VAM Retention; VAM Upgrade; VAM Compliance; VAM Protect; and the foundation product VAM Framework.  These components are described below.

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VAM Framework – VAM Framework serves as the foundation for all of the products that we market to our customers and is included with those products.  VAM Framework consists of a number of software components that are installed into our customer’s data center.  VAM Framework includes: components that capture information on our Customer’s Web site; components that collect information about the use of digital content; components that process the information that is collected; components that store information that is collected; components that analyze the information that is collected; and components that manage license policies that determine user access to the digital content.

Technology consideration – minimize installation overhead: VAM Framework has been designed to minimize the amount of time and technical resources our customers need to install our solution.  Our approach is to minimize any changes to our customers’ existing technology infrastructure and applications, such as the Web site, databases and their servers.

Technology consideration – minimize impact to existing applications: VAM Framework also has been designed to minimize the risk associated with the use of our products.  We have designed our products to provide all the capabilities that have been described in the “Overview” section within this prospectus, without having to make modifications to our customers’ digital content.

Technology consideration – maximize solution scalability: VAM Framework has been designed to support collecting and processing of very high volumes of activities that we expect our largest customers to have.  We have designed our software to ensure that it can be used by large numbers of users within our customers.

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VAM Retention – VAM Retention helps our customers who offer subscription-based services maximize the number of their customers that renew their subscriptions each subscription period.  VAM Retention analyzes subscribers’ activities, collected by the VAM Framework, to look for patterns of use, which may represent a high likelihood that a subscriber may not renew their subscription.  Examples of such patterns of use include subscribers that have purchased premium services with their subscription but do not use these premium services.  Another example is subscribers who have purchased many user licenses but only have a small number of their users that actually use the subscription.

We have invested in the development of analytical techniques that examine these usage patterns and predict the likelihood of non-renewal, or “at-risk” subscribers early in their subscription cycle.  VAM Retention provides this information on-demand to our customers to improve their ability to manage these “at-risk” subscribers.  By proactively helping to ensure that the needs of subscribers that have been determined to be “at-risk” are properly addressed -- such as additional training or information on the benefits of premium level services -- our customers can achieve improvements in their subscription renewal rates.  Moreover, we have identified that in the information publishing market, subscribers that renew during their initial subscription period tend to have much higher renewal rates in subsequent periods.  Therefore by helping our customers increase the rate of renewals for their new customers, VAM Retention can help them realize recurring revenue from these subscribers in subsequent subscription renewal periods.

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VAM Upgrade – VAM Upgrade enables our customers to identify their subscribers who have needs for additional services and helps them successfully “upgrade” their subscribers to the appropriate premium subscription.  VAM Upgrade analyzes subscriber activities, collected by the VAM Framework, to evaluate their activities and their use of free or evaluation digital content.  VAM Upgrade analyzes patterns of use by subscribers to identify our customers’ most promising prospects for upgrades and evaluates the appropriate products from our customers to address their subscribers’ needs.

One example of such patterns of use consists of subscribers that have purchased basic subscriptions where their internal users repeatedly try to access features and digital content only available to premium subscriptions.  VAM Upgrade identifies these users’ attempts, identifies the premium subscription level for the features and digital content for which their subscribers have demonstrated a need, creates a targeted list of subscribers that have shown this type of activity, and makes this list available to our customers’ sales team as focused upgrade opportunities in their customer management business process for upgrades.

Another example of a pattern of use that indicates a subscriber needs more licenses than they have purchased consists of using our software to identify the actual number of users that our customers’ subscribers have compared to the number of users they have currently licensed.  VAM Upgrade identifies their subscribers who are about to exceed their licensed number of users and creates a list of their subscribers who have displayed this type of activity.  This targeted list is then made available to our customers’ sales teams as focused upgrade opportunities in their customers’ business process for upgrades.  The sales team is then able to proactively contact their subscribers and give them an opportunity to upgrade the number of users they have purchased licenses for before their subscriber becomes out of compliance with their license arrangements.

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VAM Compliance – VAM Compliance enables our customers to monitor which of their subscribers are in violation of their license policies based on unauthorized use of our customers’ digital content.  VAM Compliance analyzes our customers’ user activities to identify their subscribers and users who are abusing their license by; (a) sharing their logins and passwords; (b) distributing digital content beyond their contractual limitations; and (c) installing software beyond their contractual limitations.  VAM Compliance quantifies the amount of abuse and calculates the potential license revenues owed, which can then be used within our customers’ compliance process to ensure their customers are paying for all services used.  VAM Compliance also provides detailed usage-based compliance audit reports to substantiate the claims of abuse.

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VAM Protect – VAM Protect manages whether a subscriber’s activity with digital content - such as software or documents - is allowed to proceed.  VAM Protect provides a variety of ways to protect and limit subscriber access to and activities with digital content, including; (a) two-factor user authentication, which provides the ability to have two levels of identity verification when a user login and password are required; (b) watermarking, which inserts the subscriber’s identity into the specific digital content being downloaded; and (3) electronic license management, which allows our customers to establish the who, what, when and number of users that are able to access or use their digital content.

VAM Protect is flexible in that it enables our customers to control the access of their subscribers’ users to individual items of software or content.  Our customers can use the information provided by VAM Compliance about which of their users are actually using digital content in an unauthorized or non-compliant manner to selectively limit the activities of only those users.  Our customers also have the ability to “lock out” or refuse permission to access digital content in which there is identified abuse.  In this way, VAM Protect helps our customers ensure that only users who are in violation of license policies have to deal with the limitations to their access.

Our VAM software is targeted specifically for customers who provide their digital content through the Internet as a fee-based subscription service, and this is the first market that we are addressing.  As we grow, we intend to expand the number of markets we service, which may include financial services and healthcare.

We sell our products through flexible licensing, such as a subscription-based model and a one-time license fee with annual maintenance and support (which provides for enhancements to the product and customer support).

Customers

We market our products to enterprises that publish digital content, software and web sites.  Targeted markets include information subscription services, financial services, PC game software, educational applications, packaged software and enterprise software. A significant portion of our revenues to date have been from three companies, Hoover’s Online, Lincoln Financial Group and Microsoft Corporation.  For 2003, Hoover’s Online accounted for approximately $24,000, Lincoln Financial Group accounted for approximately $68,000 and Microsoft accounted for approximately $270,000.  For 2004, Hoover’s Online accounted for approximately $145,000, Lincoln Financial Group accounted for approximately $32,000 and Microsoft accounted for approximately $39,000.  We have sold our products to customers in more than fifteen countries, primarily Japan, which accounted for approximately $30,000 of revenue for 2004.  The other countries, in which we have sold our software include the United States of America, the United Kingdom, Finland, Switzerland, Italy, Australia, Poland, Netherlands, Denmark, India, Malaysia, Canada, Sweden, Germany, and Spain.

Sales and Marketing

We market our VAM products directly to enterprise customers, small-to-medium businesses, content owners/creators and independent software vendors. Although applicable to many industries, our initial focus is on subscription based services, financial market segments, gaming, entertainment and online education companies. We believe these segments have the greatest need and are most likely to allocate budget dollars towards acquiring our solutions.

Our primary sales strategy is to:

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Sell direct to organizations in our targeted markets;

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Develop value-added resellers, which are companies that resell our products as stand-alone products and with other complementary products to their client base; and

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Build strong relationships with software vendors to establish an Original Equipment Manufacturer, or OEM, channel, in which these software vendors would embed our products within their own solutions.

We supplement our direct sales efforts with value-added reseller and service relationships. We are currently focused on pursuing opportunities with enterprise and small-to-medium business partners for our subscription services and financial services offerings. We also believe our products are complementary to a number of software vendors who provide enterprise application solutions in a number of key markets.  We will seek to pursue OEM relationships with providers in our focused market segments.

Research and Development

Our development facility is located in our corporate headquarters, which is located in Austin, Texas.  Our research and development efforts include expenditures for new products, new applications, new features or enhancements for existing products or applications and sustaining engineering activities.  Our research and development expenses were $634,289 during 2004 and $359,336 in 2003.  These expenses include both direct expenses incurred by us for research and development as well as fee-based consulting services that add functionality to our products.  As part of our fee-based consulting services, we obtain the joint rights to market the technologies we develop.

Proprietary Rights

Our continued success is dependent in part upon our proprietary technologies.  To protect our proprietary technologies, we rely on a combination of technical innovation, trade secret, copyright and trademark laws, non-disclosure agreements and, to a lesser extent, patent applications, each of which affords only limited protection.  In addition, the laws of some foreign countries do not protect our proprietary rights in the products to the same extent as do the laws of the U.S. We have several patent applications pending, though we cannot assure you that these patents will be granted.  Despite the measures taken by us, it may be possible for a third party to copy or otherwise obtain and use our proprietary technologies and information without authorization.

In addition to open-source technologies, we also rely upon some technologies that we license from third party vendors, including software that is integrated with our internally developed software and used in our products to perform key functions.  We have a licensing arrangement with Bit-Arts, Ltd., based in the United Kingdom, a developer of software security solutions.  We have licensed technology that provides for intellectual property protection and electronic license management.  This technology allows Vincera to provide products that can manage access to intellectual property and protect content. Historically, this has been the majority of Vincera’s business. Our business arrangement is that Vincera pays a royalty fee for every product sold that contains the Bit-Arts technology.  In addition, Vincera provides first level support for the products sold.  In return, Bit-Arts provides the development of the technologies and support of Vincera for any technical customer support issues.  The original term of the agreement is a five year agreement, terminating on October 31, 2007.  We were notified by Bit-Arts that it believes we were in default of this agreement and demanding that we cease incorporating their technology effective January 6, 2005.  We believed that we had not breached the agreement and filed a lawsuit in the Supreme Court of New York, County of New York on January 4, 2005 seeking a declaratory judgment that we have not breached the license agreement between Bit-Arts and us, seeking temporary and permanent injunctive relief and seeking damages resulting from Bit-Arts breaches of the agreement and tortious interference with our customers.  The impact to us if we are unable to successfully resolve this matter is that we will not be able to maintain the current customer base that has a recurring revenue stream, nor would we be able to sell new licenses for any of our products that embedded the Bit-Arts technology.  Historically this had been a majority of our revenues.  In addition, we will not be able to sell our complete product line, or achieve the average selling price we desire.  Further, this may permit competitors to develop competing products while we are developing and/or acquiring licensing rights to alternative technology.  We obtained a temporary restraining order on January 5, 2005, with a hearing set for February 10, 2005 to provide for a temporary injunction.  Bit-Arts had removed the case to the United States District Court for the Southern District of New York.   On February 10, 2005, we and Bit-Arts stipulated to the United States District Court, Southern District of New York, that the Action was settled pursuant to a Settlement and Amendment Agreement by and between the parties, and the case was dismissed with prejudice.  The Settlement Agreement released all claims of breach against both parties.  This will allow us to continue to sell and support its products that contain the Bit-Arts technology until December 31, 2005.  Thereafter, Bit-Arts will service and support our customers who may be currently under a support contract.  In addition, the following will occur: (1) Bit-Arts will provide us with a modified version of its’ technology that provides the full level of protection required by one of our major customers; (2) Bit-Arts will not receive any payment of royalties for any royalty-bearing product sold by us until a current outstanding receivable from Bit Arts to us in the amount of $56,573.00 has been extinguished; and (3) we will transfer approximately 1.5% out of the 2.69% of stock in Bit-Arts back to Bit-Arts.

We currently hold a trademark registration in the United States for the Vincera name.  We currently have the following two material patent applications pending with the U.S. Patent and Trademark Office:

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U.S. Patent Application Serial No. 10/752229, titled “Real-Time Activity Intelligence System and Method” relating to technologies and methods used in the Vincera Activity Manager Framework, filed on January 6, 2004, claiming priority of provisional application Serial No. 60/438,374, filed January 7, 2003.  We are awaiting the first official action on this patent application.

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U.S. Patent Application Serial No. 09/981,251, titled “User/Product Authentication and Piracy Management System” relating to technologies and methods for two-factor user authentication, filed on October 16, 2001,  In May 2004, we responded to the U.S. Patent and Trademark Offices First Office Action related to this application. We are awaiting further response from the U.S. Patent and Trademark Office.

It is possible that our patents, copyrights or registered trademarks could be challenged and invalidated. In addition, existing patent, copyright and trademark laws afford only limited protections. Effective protection of intellectual property rights may be unavailable or limited in certain countries because the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Monitoring unauthorized use of our patents and trademarks is difficult and expensive, particularly given the global nature and reach of the Internet. Furthermore, it is possible that our competitors will adopt product or service names similar to ours, impeding our ability to protect our intellectual property and possibly leading to customer confusion. Although we are not aware that our products, patents, trademarks, copyrights or other proprietary rights infringe the proprietary rights of third parties, any infringement claims, with or without merit, brought by such third parties could be time-consuming and expensive to defend.

Competition

The markets in which we compete are highly competitive and are characterized by several large, diversified, and well-capitalized companies, as well as many innovative smaller companies similar to Vincera.  Vincera, in many instances, competes directly with organizations that are well-capitalized and that have substantial name brand recognition for market share.  We believe our competitors in the intellectual property protection industry are those that provide any copy protection, electronic license management, data encryption, and digital rights management software or technology for their customers, including Aladdin Knowledge Systems, LTD, Macrovision Corp., Sony Corp. and others.  In both the business intelligence and customer relationship management, or CRM, areas, there is a small overlap of functionality between what our competitors provide and our technologies. As a result, we are complementary to providers in both of these areas as value-added functionality and a source of quality information.  Companies in the business intelligence and CRM markets include Business Objects SA, Cognos Inc., Salesforce.com Inc. and Siebel Systems Inc.  Although the major players may not yet have robust business activity management products, we believe that they will be moving in this direction.  Most of our competitors are larger, well-capitalized organizations that offer a range of market-established products.

Employees

We have a total of 1 3 full-time employees located in our office in Austin, Texas.  At April 20 , 2005, we had eight employees in technology, three in sales and marketing, and two in general and administrative.  Most of our employees, including our technology and general and administrative personnel, are actively involved in the sales process.

Properties

We lease approximately 3,320 square feet at a monthly rental of $4,150 for our corporate offices in Austin, Texas under a lease that expires in June 2006.  We believe this facility is adequate to meet our requirements at the current level of business activity.

Regulation

We are subject to a number of domestic and foreign laws that affect companies conducting business on the Internet.  In addition, because of the increasing popularity of the Internet and the growth of online services, laws relating to user privacy, content, information security and intellectual property rights are being debated and considered for adoption by many countries.

Some of our encryption technologies contained within the piracy management products are subject to regulation by United States governmental agencies.

Items that contain encryption are controlled for export under the Export Administration Regulations, or EAR, 15 C.F.R, 730 - 774, administered by the Bureau of Industry and Security, or BIS, at the Department of Commerce. The controls that apply to an item under the EAR, including encryption items, depend on the classification of that item on the Commerce Control List, or CCL. Items are classified on the CCL by Export Control Classification Number, or ECCN. Some of our software performs the same functions as the following equipment described in Related Controls note (d) to ECCN 5A002:

Equipment where the cryptographic capability is not user-accessible and which is specially designed and limited to allow any of the following:

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Execution of copy-protected software;

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Access to any of the following: (a) Copy-protected read-only media; or (b) Information stored in encrypted form on media (e.g., in connection with the protection of intellectual property rights where the media is offered for sale in identical sets to the public); or

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One-time encryption of copyright protected audio/video data.

Based on this classification, our software is controlled for anti-terrorism purposes under Country Chart Column 1.  Thus, we may export this software to all countries except Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria without an export license from BIS, assuming it complies with any other applicable EAR provisions, such as restrictions on shipments to certain end-users, and other provisions of U.S. law, such as U.S. sanctions laws.  In addition, because this software is covered by Related Controls note (d), we are not required to request a formal classification of this software from BIS or notify BIS of exports of the software.

Moreover, our customers may export their software incorporating our software under similar conditions absent any independent export controls applicable to the customer software.  In this regard, except for the fact that customers are restricted from exporting to the countries specified above and subject to any other regulations applicable to exports of items classified under ECCN 5D992.b.1, the use of the above-referenced software does not otherwise impact protected customer applications requirements or restrictions under the EAR.

To further ensure regulatory compliance, we include the following Export Controls statement in all license agreements involving any of our software:

Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of the Treasury Office of Foreign Assets Control (OFAC), or other United States or foreign agency or authority, and Licensee shall not export, or allow the export or re-export of the Software in violation of any such restrictions, laws or regulations.  By downloading or using the Software, Licensee agrees to the foregoing and represents and warrants that Licensee is not located in, under the control of, or a national or resident of any restricted country.

Legal Proceedings

We recently settled a lawsuit that we filed against Bit-Arts after we were notified by Bit-Arts that it believed we were in default of the license agreement between us and Bit-Arts (for failing to pay royalties, market their software and comply with licensing terms) and demanded that we cease incorporating their technology effective January 6, 2005.  We believed that we had not breached the agreement and filed a lawsuit in the Supreme Court of New York, County of New York on January 4, 2005 seeking a declaratory judgment that we had not breached the license agreement between Bit-Arts and us, seeking temporary and permanent injunctive relief and seeking damages resulting from Bit-Arts breaches of the agreement and tortious interference with our customers.  We obtained a temporary restraining order on January 5, 2005  Bit-Arts had removed the case to the United States District Court for the Southern District of New York.   On February 10, 2005, we and Bit-Arts stipulated to the United States District Court, Southern District of New York, that the Action was settled pursuant to a Settlement and Amendment Agreement by and between the parties, and the case was dismissed with prejudice.  The Settlement Agreement released all claims of breach against both parties.  This allows us to continue to sell and support its products that contain the Bit-Arts technology until December 31, 2005.  Thereafter, Bit-Arts will service and support our customers who may be currently under a support contract.  In addition, the following will occur: (1) Bit-Arts will provide us with a modified version of its’ technology that provides the full level of protection required by one of our major customers; (2) Bit-Arts will not receive any payment of royalties for any royalty-bearing product sold by us until a current outstanding receivable from Bit Arts to us in the amount of $56,573.00 has been extinguished; and (3) we will transfer approximately 1.5% out of the 2.69% of stock in Bit-Arts back to Bit-Arts.

Scott McAllister, one of our shareholders, has filed a lawsuit against us in the 261st Judicial District Court in Travis County, Texas, on January 14, 2005, asserting that we breached an alleged oral contract, promissory estoppel, and fraud in a 2003 stock transaction.  Mr. McAllister is seeking damages of $189,000 plus attorneys fees.   Mr. McAllister claims that he is owed these sums for services allegedly performed, and promises made by us, in connection with our securities offerings.  The services allegedly performed were the introduction of Fifth Street Capital LLC to Vincera, whereby Mr. McAllister believes he is entitled to a commission for all monies raised by Fifth Street Capital LLC on behalf of us, including the Bridge Loan and the Initial Public Offering.  The alleged promises made were regarding our performance and the status of fund raising in 2003.  We deny the allegations and intend to vigorously defend this lawsuit.

Michael B. Shapiro, former CEO of Vincera, Inc. (at the time the company was known as Smarte Solutions) has filed a lawsuit against us and Mr. Vishwanath in the 126th Judicial District Count in Travis County, Texas on March 22, 2005 which was served on us on April 4, 2005, asserting that we breached various agreements, made representations regarding compensation that were false, and made promises regarding his compensation that were false.  Mr. Shapiro is seeking damages of the reasonable value of the stock options that were alleged to have been either refused to be granted or allowed to be exercised by us, reasonable value of the services provided to us while acting as the CEO and while acting on our advisory board (which has been estimated to be at least $400,000 by Mr. Shapiro), punitive damages, attorney’s fees, all costs of the proceedings, interest on said sums as provided by law, and such other and further relief to which Mr. Shapiro may show himself justly entitled.  We deny the allegations and intend to vigorously defend this lawsuit.

From time to time, we may be involved in additional litigation relating to claims arising out of the ordinary course of our business.  We believe that these actions are routine in nature and incidental to the operation of our business.  While the outcome of these actions cannot be predicted with certainty, we believe that the ultimate resolutions of these matters will not have a material adverse effect on our business.  Regardless of the outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources, and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information presented in this section should be read in conjunction with the information contained in the financial statements, including the notes thereto, appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties.  Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Summary of Financial Information

	Years Ended December 31,
	2004	2003
Statements of Operations Data:
Revenues	$153,587	$340,312
Total operating expenses	$2,390,341	$2,957,149
Operating (loss)	$(2,236,754)	$(2,616,837)
Net (loss)	$(2,483,981)	$(2,647,491)
Net (loss) per common share	$(0.10)	$(0.53)

	Years Ended December 31,
	2004	2003
Balance Sheet Data:
Cash and cash equivalents	$907,653	$8,809
Intangibles	$983,598	$-
Total assets	$2,008,692	$50,858
Short term liabilities	$8,913,042	$5,350,913
Total liabilities	$8,913,042	$5,350,913
Stockholder’s equity (deficit)	$(6,904,350)	$(5,300,055)

Overview

Through our Vincera Activity Manager (VAM) software, we provide our customers, publishers of digital content, a means to improve their customer-facing business processes, such as retention management, upgrade management and compliance management.  Improvement in these processes are achieved by our customers through the measurement and analysis of key intelligence about the ways in which their subscribers interact with and use their digital products, such as software, Web site content, and online information and documents.  By improving these business processes, our customers can reduce costs while simultaneously maximizing the value of each of their subscribers.

VAM is comprised of a number of software components such as:

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VAM Retention to help digital content publishers maximize the number of subscribers that renew subscriptions during each subscription period;

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VAM Upgrade to help digital content publishers identify subscribers with need for additional products or services and successfully upgrade these subscribers to the appropriate level;

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VAM Compliance to help digital content publishers monitor which subscribers are in violation of their license policies based on excessive or unauthorized use of the digital content; and

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VAM Protect to help digital content publishers manage access to their digital content products and ensure that only properly authorized users benefit from the intellectual property they have valid licenses to use.

We currently provide VAM to publishers of digital content.  Hoovers Online, Lincoln Financial Group, Microsoft and Sony are some of our largest customers.

Going forward, we have decided to concentrate our sales efforts in North America and we intend to roll out regional marketing efforts in Europe and other parts of the world as we develop sales and marketing alliances in those areas.  As we grow, we must continue to build our support and services capabilities, as customer satisfaction is a primary value of our company and we believe a key element in our overall success.

We are refining our product offerings to include products targeted at large enterprises such as those found in the Fortune 5000. We believe that we will be able to participate in markets that offer significant growth opportunities by continuing to orient our offerings within the business activity management market.  The Business Activity Management (BAM) market has been defined by research analyst firm Gartner Group and highlighted by industry stalwarts including IBM.  BAM can be described as the union of two key sectors in the software industry, business intelligence and business process management.

We sell our products through flexible licensing, such as a subscription-based model and a one-time license fee with annual maintenance and support (which provides for enhancements to the product and customer support).  Professional services, such as consulting and education, are a key part of our overall solution to our customers.  By providing these professional services, we are able to work with our customers to help them achieve the success and return on investment they require from their investment in our technologies.

Sources of Revenues

We derived substantially all of our revenues from licensing our products and royalties from the use of our protection products and providing related services. Customers pay us license fees for the right to use our products for a fixed or perpetual term.

Our licensing arrangements may also include the provision of services. Services revenues are comprised of revenues from professional services, such as consulting services and maintenance and support services. Consulting services include a range of services such as installation, implementation and non-complex interface development for the customer’s specific applications. Maintenance and support services represent technical support of our software products and include the right to unspecified product upgrades on an if-and-when available basis.

Seasonality Of Business

We expect to experience seasonality in our business, and our consolidated financial condition and results of operations are likely to be affected by seasonality in the future. We expect to experience increased revenues in the first quarter of each calendar year (related to royalties from our customers’ shipments of their products in the fourth quarter) followed by lower revenues and operating income in the second quarter, and at times in subsequent quarters. We believe that this may occur in the event some of our customers manufacture and release PC game titles during the year-end holiday shopping season, while our operating expenses are incurred more evenly throughout the year.

Licensed Technology

We have a licensing arrangement with Bit-Arts, Ltd., based in the United Kingdom, a developer of software security solutions.  We have licensed technology that provides for intellectual property protection and electronic license management.  This technology is still integrated into some of our products and allows Vincera to provide products that can manage access to intellectual property and protect content. Historically, this has been the majority of Vincera’s business. Our business arrangement is that Vincera pays a royalty fee for every product sold that contains the Bit-Arts technology.  In addition, we provide first level support for the products sold.  In return, Bit-Arts provides the development of the technologies and support of our customers for any technical customer support issues.

We were notified by Bit-Arts that it believes we were in default of this agreement and demanding that we cease incorporating their technology effective January 6, 2005.  We believed that we had not breached the agreement and filed a lawsuit in the Supreme Court of New York, County of New York on January 4, 2005 seeking a declaratory judgment that we have not breached the license agreement between Bit-Arts and us, seeking temporary and permanent injunctive relief and seeking damages resulting from Bit-Arts breaches of the agreement and tortious interference with our customers.  The impact to us if we are unable to successfully resolve this matter is that we will not be able to maintain the current customer base that has a recurring revenue stream, nor would we be able to sell new licenses for any of our products that embedded the Bit-Arts technology.  Historically this had been a majority of our revenues.  In addition, we will not be able to sell our complete product line, or achieve the average selling price we desire.  Further, this may permit competitors to develop competing products while we are developing and/or acquiring licensing rights to alternative technology.  We obtained a temporary restraining order on January 5, 2005, with a hearing set for February 10, 2005 to provide for a temporary injunction.  Bit-Arts had removed the case to the United States District Court for the Southern District of New York.   On February 10, 2005, we and Bit-Arts stipulated to the United States District Court, Southern District of New York, that the Action was settled pursuant to a Settlement and Amendment Agreement by and between the parties, and the case was dismissed with prejudice.  The Settlement Agreement released all claims of breach against both parties.  This will allow us to continue to sell and support its products that contain the Bit-Arts technology until December 31, 2005.  Thereafter, Bit-Arts will service and support our customers who may be currently under a support contract.  In addition, the following will occur: (1) Bit-Arts will provide us with a modified version of its’ technology that provides the full level of protection required by one of our major customers; (2) Bit-Arts will not receive any payment of royalties for any royalty-bearing product sold by us until a current outstanding receivable from Bit Arts to us in the amount of $56,573.00 has been extinguished; (3) we will transfer approximately 1.5% out of the 2.69% of stock in Bit-Arts back to Bit-Arts.

In connection with the software license arrangement between us and Bit-Arts, we were entitled to exclusive marketing rights for a 24 month period, ending October 31, 2004. Upon execution of the contract, the exclusive rights were classified as an asset. Due to the decline in value of the exclusive license in the fourth quarter of 2003 we deemed the exclusivity right to be other-than-temporarily impaired and recorded an impairment charge of $792,098, based on discounted cash flow analysis prepared by us.  We do not expect that the impairment of this technology will have a material impact on our future operations because the exclusivity expired in 2004.

Recent Acquisition

In August 2004, we acquired all of the outstanding securities of Vincera Software, Inc., a provider of user activity intelligence products, in exchange for issuance of 16,681,122 shares of our common stock to the shareholders of Vincera Software, Inc., in an arms length transaction.  As a result of the acquisition, we acquired all of the assets and liabilities of Vincera Software, Inc.  We acquired Old Vincera as part of our overall strategy to provide products to enterprise customers in addition to our current offerings of consumer-based piracy management products.  This acquisition provided key technologies that we could use to combine IP protection and license management control solutions with intelligent and on-demand user activity measurements. We recorded approximately $1.1 million in intangible assets in connection with the acquisition.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S.  In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. In many cases, we could reasonably have used different accounting policies and estimates.  In some cases changes in the accounting estimates are reasonably likely to occur from period to period.  Accordingly, actual results could differ materially from our estimates.  To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected.  We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis.  We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.  Our management has reviewed our critical accounting policies and estimates with our board of directors.

Business acquisitions typically result in goodwill and other intangible assets, and the recorded values of those assets may become impaired in the future.  The determination of the value of such intangible assets requires us to make estimates and assumptions that affect our consolidated financial statements.  We assess potential impairments to intangible assets on an annual basis or when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered.  Our judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on operational performance of the acquired businesses, market conditions and other factors.  Future events could cause us to conclude that impairment indicators exist and that goodwill associated with the acquired businesses is impaired.  Any resulting impairment loss could have an adverse impact on our results of operations by decreasing net income.

In August 2004, we acquired all of the outstanding securities of Vincera Software, Inc., a provider of user activity intelligence products, in exchange for issuance of 16,681,122 shares of our common stock to the shareholders of Vincera Software, Inc., in an arms length transaction.  The total purchase consideration of $1,026,932 has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  The purchase price was allocated to intangibles based on our management’s estimate.  Our management expects to finalize the purchase price allocation within the next twelve months.

The preliminary purchase price allocation is as follows:

Purchase price allocation
Cash	$ 2,276
Accounts receivable	2,087
Equipment	11,453
Deferred revenues	(61,900)
Customer relationships	371,748
Software	701,268
Net assets acquired	$ 1,026,932

We believe that the intangible assets acquired, consisting of the customer relationships and software, have useful lives of approximately three years.   These intangibles were valued using estimated cash flows from customer relationships over the life of the relationship.  The acquired software was the user activity management suite of products, which provides for the tracking, collecting, storing, analyzing and reporting of the activities of users of online services.   T he software was valued based on expected revenues to be generated from the software over a period of useful life of 3 years due to high obsolescence in the software industry.   The estimated revenues were based on competitive information available and historical financial information about this software.  There were three significant customer relationships acquired, Hoovers’ Online, Lincoln Financial Group, and TriActive, with estimated cash flows of $226,000, $109,000, and $13,000, respectively.  These estimated cash flows were generated from monthly subscription licenses (Hoover’s Online and TriActive), annual maintenance and support (Hoover’s

Online, Lincoln Financial Group and TriActive), and professional services (Hoover’s Online and Lincoln Financial Group).  The useful life of the customer relationships was determined based on existing contracts with the customers and anticipated professional services needs for specified projects.   Subsequent to the acquisition, $12,000 of the notes payable to the related parties were reduced by the issuance of 240,000 of restricted common stock.

Our shareholders owned more than 50% of the combined entity following the acquisition of Old Vincera, approximately 17,034,970 of the total 33,716,092 shares, of 50.5%.  This includes our shares that were outstanding as a result of the 750,000 options exercised by Mr. Vishwanath prior to closing the acquisition.   There are no minority voting interests.

We evaluate the following criterion to determine the acquirer in business combinations:

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financial ownership of us post consummation of the acquisition;

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voting rights of the company post acquisition;

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composition of the governing body of the combined company; and

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composition of the senior management immediately following the acquisition.

Based on paragraph 17 of SFAS 141 and related accounting literature, we determined to account for the transaction as an acquisition and not a reverse merger.

Revenue Recognition

Revenue consists of licensing of software, maintenance, and professional services.  We do not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or acceptance clauses until such rights to return, refund or cancel have expired or acceptance has occurred.

We recognize revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, and Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements as revised by SAB 104.

Where software licenses are sold with maintenance or other services, we allocate the total fee to the various elements based on the fair values of the elements specific to us.  We determine the fair value of each element in the arrangement based on vendor-specific objective evidence (“VSOE’’) of fair value. VSOE of fair value is based upon the normal pricing and discounting practices for those products and services when sold separately and, for support services, is additionally measured by the renewal rate. If we do not have VSOE for one of the delivered elements of an arrangement, but do have VSOE for all undelivered elements, we use the residual method to record revenue. Under the residual method, the arrangement fee is first allocated to the undelivered elements based upon their VSOE of fair value; the remaining arrangement fee, including any discount, is allocated to the delivered element. If the residual method is not used, discounts, if any, are applied proportionately to each element included in the arrangement based on each element’s fair value without regard to the discount. License fees include the software developed and licensed by us.  We also license some of our software under contractual arrangements that, in addition to the delivery of software, require significant modification and customization of software.  Under these arrangements, services include installation, basic consulting, as well as software customization and modification to meet specific customer needs.  Professional service fees that we provide under long-term contracts to install and customize software developed by us or third parties are recognized using the percentage of completion method.  Progress to completion is measured using costs incurred or milestones achieved compared to estimate total costs or contract milestones.  Provisions for estimated losses under the percentage of completion method are made for the entire loss in the period in which they become evident.

Revenue allocated to license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, we have no significant remaining obligations with regard to implementation, and collection of a fixed or determinable fee is probable.  We consider all payments outside our normal payment terms, including all amounts due in excess of one year, to not be fixed and determinable, and such amounts are recognized as revenue as they become due.  If collectibility is not considered probable, revenue is recognized when the fee is collected.  For software arrangements where we are obligated to perform professional services for implementation, we do not consider delivery to have occurred or customer payment to be probable of collection until no significant obligations with regard to implementation remain.  Generally, this would occur when substantially all service work has been completed in accordance with the terms and conditions of the customer’s implementation requirements but may vary depending on factors such as an individual customer’s payment history or order type (e.g., initial versus follow-on).

Revenue allocated to maintenance and support is recognized ratably over the maintenance term (typically one year).  Revenue allocated to training and consulting service elements is recognized as the services are performed. Our consulting services are not essential to the functionality of our products as (i) such services are available from other vendors and (ii) we have sufficient experience in providing such services.

Vincera does not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or acceptance clauses until such rights to return, refund or cancel have expired or acceptance has occurred. Currently Vincera offers its customers no legal right of return / refund upon cancellation of the purchase. However, Vincera accepts returns and refunds money to customers within 30 days of purchase as a matter of business practice.  Vincera does not recognize revenue if it has been notified by the customer its intent to cancel the purchase and seek refund should the cancellation occur within the 30 day window. Additionally, we offer standard warranty to its customers which includes legal right of refund / cancellation of the contract should we not be able to deliver upon its obligations under the contracts. Vincera estimates its sales return allowance based on historical experience with customers, its ability to meet all the obligations arising from contracts, and other factors which may be unique to each of the contracts. As of December 31, 2003 and 2004, Vincera did not have any sales return allowance.

We follow very specific and detailed guidelines, discussed above, in determining revenues; however, certain judgments and estimates are made and used to determine revenue recognized in any accounting period. Material differences may result in the amount and timing of revenue recognized for any period if different conditions were to prevail. For example, in determining whether collection is probable, we assess our customers’ ability and intent to pay. Our actual experience with respect to collections could differ from our initial assessment if, for instance, unforeseen declines in the overall economy occur and negatively impact our customers’ financial condition.

Allowance For Doubtful Accounts

We continuously assess the collectibility of outstanding customer invoices and in doing such, we maintain an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, we consider factors such as: historical collection experience, a customer’s current credit-worthiness, customer concentrations, age of the receivable balance, both individually and in the aggregate, and general economic conditions that may affect a customer’s ability to pay. Actual customer collections could differ from our estimates. For example, if the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We record an increase in the allowance for doubtful accounts when the prospect of collecting a specific account receivable becomes doubtful. In addition, we establish a non-specific reserve, using a specified percentage of the outstanding balance of all such accounts based on historical bad debt loss experience.

Stock-Based Compensation

We account for our employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion, or APB, No. 25, Accounting for Stock Issued to Employees. We make disclosures regarding employee stock-based compensation using the fair value method in accordance with SFAS No. 123, Accounting for Stock Based Compensation. We have calculated the fair value of options granted and have determined the pro forma impact on net income (loss). We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 148 and Emerging Issues Task Force, or EITF, No. 96-18, Accounting for Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Option valuation models incorporate highly subjective assumptions. Because changes in the subjective assumptions can materially affect the fair-value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options. Because the determination of fair value of all employee stock options granted after such time as we become a public entity will include an expected volatility factor and because, for pro forma disclosure purposes, the estimated fair value of our employee stock options is treated as if amortized to expense over the options’ expected life, the effects of applying SFAS No. 123 for pro forma disclosures are not necessarily indicative of future amounts.

Impairment Of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate place in the financial statements.

RESULTS OF OPERATIONS

In view of our limited operating history and changes in the general economic climate, we believe that period-to-period comparisons of revenues and operating results are not necessarily meaningful and should not be relied upon as indications of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets.

The following discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates and assumptions are reviewed periodically, and actual results may differ from these estimates under different assumptions or conditions.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenues	Year ended December 31,		Variance 2004 vs. 2003
	2004	2003	$	%
Total revenues	$ 153,587	$340,312	$(186,725)	(54.9)%
License revenues	$94,015	$240,442	$(146,427)	(60.9)%
Royalty revenues	$39,040	$6,227	$32,813	526.95%
Services revenues	$20,532	$93,643	$(73,111)	(78.1)%

Total Revenues.  Revenues for the year ended December 31, 2003 reflect a large, one-time contract to provide technology and certification for replication of protected IP.  This contract accounted for 82% of the revenues for this period.  For the period ended December 31, 2004, our three largest customers accounted for 25%, 25% and 20% of our total revenues, respectively.

License Revenues.  The decrease in license revenues for 2004 was due to a large, one-time contract which accounted for 82% of the license revenues for 2003.  As we make the transition to the enterprise market, we anticipate that the license revenues will increase as we begin to enter into perpetual and subscription based licenses of our applications to a wider customer base.

Royalty Revenues.  The increase in royalty revenues for 2004 reflects the implementation of our protection products by our customers. As our customers protect their intellectual property and content with our products, they pay us a royalty fee.  As we make the transition to the enterprise market, we expect that royalty revenues will increase, but will be a small percentage of overall revenues.

Services Revenues.  The decrease in services revenues for the 2004 was due to a large, one-time contract which accounted for 90% of the services revenues for 2003.  We expect our services revenues to increase as we move towards the enterprise software model and offer professional services and software support and maintenance services.

Expenses	Years ended December 31,		Variance 2004 vs. 2003
	2004	2003	$	%
Research and Development	$634,289	$359,336	$274,953	76.5%
Sales, general and administrative	$1,655,162	$1,630,491	$24,671	1.5%
Depreciation and amortization	$100,890	$175,224	($74,334)	(42.4%)
Loss on impairment write-down on licensed technology	$0	$792,098	($792,098)	(100.0%)
Interest expense	$246,057	$33,033	$213,024	644.9%

Research and Development.  Research and development expenses consist of employee salaries, benefits, consulting costs and the cost of software development tools and expenses associated with the development of new products, enhancements of the existing products, quality assurance and support activities.  Research and development expenses do not include rent or facilities cost because they were immaterial.  Research and development expense in 2003 were attributable to development of our online access control products and enhancements to our CD protection technologies, both of which remain in development.  For 2004, research and development expenses were attributable to enhancements for the full product line, which are ongoing.  As a percentage of our overall expenses, research and development costs accounted for 26% and 12% for the periods ended December 31, 2004 and 2003, respectively. The increase is primarily due to additional headcount in the engineering group and consultants.  While we intend to continue to invest in research and development and expect to incur additional expenses for employees and/or consultants as we develop our VAM applications and lessen our dependence on third-party royalty-bearing products, including the licensed technology from Bit-Arts, we are not able to project the nature and timing of remaining efforts for completion, estimated completion date or similar information, because our development efforts will be determined by customer requirements and availability of funds.

Sales, General and Administrative.  Sales, general and administrative expenses consist of salaries, benefits and related costs of our sales, marketing, administrative, finance, business operations and information technology personnel, sales commissions, travel and entertainment expenses, costs of our marketing programs, collateral materials, rent and facilities costs, as well as legal, marketing and accounting services.  As a percentage of overall expenses, sales, general and administrative expenses accounted for 69% and 55% for the periods ended December 31, 2004 and 2003, respectively.

The major components within the Sales expense for the period ended December 31, 2004 are: compensation was approximately $429,000, contract and professional services were approximately $83,100, facilities was approximately $19,400, travel and entertainment expenses were approximately $97,000 and marketing programs were approximately $50,100.  The major components within the Sales expense for the period ended December 31, 2003 are: compensation was approximately $323,000, contract and professional services were approximately $18,000, facilities was approximately $9,000, travel and entertainment expenses were approximately $78,000 and marketing programs were approximately $21,000.  The major components within the General and administrative expense for the period ended December 31, 2004 are: compensation was approximately $428,900, contract and professional services were approximately $177,500, facilities was approximately $20,000, legal fees were approximately $172,560, and travel and entertainment expenses were approximately $22,600.  The major components within the General and administrative expense for the period ended December 31, 2003 are: compensation was approximately $434,000, contract and professional services were approximately $395,000, facilities was approximately $134,000, legal fees were approximately $141,000, and travel and entertainment expenses were approximately $18,000.

We expect in future periods that the percentage of sales, general and administrative to the overall expenses will decline and research and development expenses will increase, as a result of our attempts to develop our own proprietary software and thereby lessen our dependence on third-party royalty-bearing products.

Depreciation and amortization.  The decrease in depreciation and amortization expense in the year ended December 31, 2004 as compared to the same period in 2003 is primarily due to an impairment write-off of intangibles at the end of 2003, resulting in insignificant amortization in 2004.

Loss on Impairment.  In connection with a software license arrangement between us and Bit-Arts, we were entitled to exclusive marketing rights for a 24 month period, ending October 31, 2004.  Upon execution of the contract, the exclusive rights were classified as an asset.  Due to the decline in value of the exclusive license in the fourth quarter of 2003 we deemed the exclusivity right to be other-than-temporarily impaired and recorded an impairment charge of $792,098, based on discounted cash flow analysis prepared by us.

Interest Expense.  Interest expense increased in the year ended December 31, 2004 as compared to the same period in 2003 primarily due to an increase in interest-bearing notes outstanding.

Provision for Income Taxes and Net Operating Losses.  We have incurred operating losses for all fiscal years from inception through December 31, 2004, and therefore have not recorded a provision for income taxes.  We have recorded a valuation allowance for the full amount of our deferred tax assets, which are primarily net operating loss carryforwards because of the uncertainty regarding the realization of these carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities was approximately $2.2 million in the year ended December 31, 2004, and $1.5 million in the year ended December 31, 2003 due to losses incurred in those periods.

Net cash used in investing activities was approximately $4,690 and approximately $367,000 for the years ended December 31, 200 4 and 200 3 , respectively. Almost all of net cash used in investing activities 2003 relates to payments for the technology we acquired in November 2002.

Net cash provided from financing activities was $3.1 million and $1.4 million in 2004 and 2003, respectively.  Our financing activities consisted primarily of issuance of subordinated notes payable during 2004.  We had to raise additional funding during 2004 and 2003 to finance the net cash used by operating and investing activities.

At December 31, 2004, we had $0.9 million in cash and cash equivalents. We anticipate that capital expenditures for the next six months will not exceed $50,000.  We also have future minimum lease payments of approximately $90,000 under operating leases.  We may need to secure additional office space for expansion which could require payments to break the current lease.  Additionally, we could incur moving, build out, wiring and relocation expenses if we are required to move.  At December 31, 2004, we had outstanding approximately $2.6 million of subordinated promissory notes issued in June through August 2004 to accredited investors, which bear interest at the rate of 10% per annum and maturity dates ranging from June through August 2005.

We believe that the current available funds, net proceeds from this offering (assuming the maximum amount of the offering is sold, which is $6.6 million), and cash flows generated from operations will be sufficient to meet our working capital and capital expenditure requirements for the next twelve months.  We may also use cash to acquire or invest in additional businesses or to obtain the rights to use additional technologies in the future.

If we obtain at or near the minimum offering of $3.0 million, we would not likely have enough cash for operations and capital requirements and would need additional cash within the next twelve months.  Furthermore, our expansion plans are critical to obtaining profitability and a shortage of funds would hinder those expansion plans and put into doubt our ability to become cash flow positive and profitable.

Because a portion of our cash inflows are expected to be generated by operations, our ability to generate positive cash flow from operations may be jeopardized by fluctuations in our operating results.  Such fluctuations can occur as a result of decreases in demand for our business activity management products, or due to other business risks including, but not limited to, those factors set forth under the caption “Risk Factors.”

Our registered independent public accounting firm  has stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern.  We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2005.  The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

At the assumed initial public offering price of $0.36 per share, we will receive approximately $3,092,000 from our sale of 9,722,222 shares of common stock (the minimum necessary for closing) or $6,579,500 from our sale of 20,138,889 shares of common stock (the maximum we may raise in this offering), after deducting approximately $163,000 of estimated offering expenses, including $75,000 of accounting fees and expenses, $40,000 of legal fees and expenses and $10,000 of placement agent expenses, $25,000 of placement agent counsel fees and $10,000 of blue sky fees and expenses, and underwriting discounts and commissions of $507,500 for the maximum offering or $245,000 for the minimum offering.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2003 and 2004.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, and their ages and positions as of April 20 , 2005 are as follows:

Name	Age	Position	Served as Director or Executive Officer Since
David R. Malmstedt	49	President and Chief Executive Officer and Director	2004
Puru Agrawal	30	Chief Technology Officer	2004
Kevin W. Schick	50	Chief Marketing Officer	2005
Ken Murphy	65	Director	2002

David R. Malmstedt has served as our Chief Executive Officer since August 2004 when we acquired Vincera Software, Inc. From April 2002 to August 2004, Mr. Malmstedt served as President and Chief Executive Officer of Vincera Software, Inc.  From September 2000 to December 2001, Mr. Malmstedt served as Chief Operating Officer and a director of The Kernel Group, a private storage management software company until its acquisition by Veritas Software Corporation.  From April 1999 to April 2000 Mr. Malmstedt served as Executive Vice President, Worldwide Field Operations for Legato Systems, Inc., a public storage management software company.  From January 1998 to April 1999, he served as Senior Vice President, Worldwide Field Operations for FullTime Software, Inc., a public company that provided high availability software until its acquisition by Legato Systems, Inc.  Mr. Malmstedt’s term as Director will expire in 2007.

Puru Agrawal has served as our Chief Technology Officer since August 2004. From November 1999 to August 2004, Mr. Agrawal was a co-founder and Chief Technology Officer of Vincera Software, Inc.  From January 1998 to December 1999, Mr. Agrawal served as Director of the Component Development Center at Medaphis, a public company providing consulting services in information technology.  From July 1995 to December 1997, Mr. Agrawal served in a variety of other technical leadership and management positions at BSG, an information technology consulting company.  Mr. Agrawal has a B.S. in biomedical engineering from Northwestern University.

Kevin W. Schick has served as our Chief Marketing Officer since April 2005. From April 2002 until March 2005, Mr. Schick was an independent consultant servicing companies operating within technology industries.  From June 2001 through March 2002, Mr. Schick served as Vice President, Marketing for Cacheon, Inc., a private software company that developed tools for component architectures.  From August 1999 to May 2001, Mr. Schick served as Vice President, Product Management and Solutions for Commerce One, a public e-commerce software company.   Mr. Schick has a B.S. in Business Administration from Central Washington University.

Ken Murphy has served as a director of Vincera, Inc. since June 2002.  He founded and served as President and Chairman of the Board of The Mail Box, Inc., a single-site mailing company, for over 27 years. In 1998 The Mail Box was acquired by Alliance Data Systems.   Mr. Murphy currently serves as director of several private companies.  Mr. Murphy is a member of the Board of Directors of the Texas Thoroughbred Association.  Mr. Murphy’s term as Director will expire in 2006.

Key Management Employees

Name	Age	Position
Mark Eshelman	43	Director of Sales Development
Brian Mantz	40	Vice President, Quality

Mark Eshelman, our co-founder, has served as our Director of Sales Development since October 2004.  Mr. Eshelman has also served as our Vice President, Strategic Relations since 1999 and was a member of our Board of Directors from April 2000 until August 2004.  From September 1993 to December 1997, Mr. Eshelman served as President of Global Micro Systems, a privately held computer hardware company, until it was acquired by Initiative Technologies, a privately held computer hardware assembly company.  After the acquisition, Mr. Eshelman served as Vice President, Sales for Initiative Technologies until September 1999.

Brian Mantz has served as our Vice President, Quality since January 2000. From October 1991 to January 2000, Mr. Mantz served as Manager at Advanced Technology Company, a high technology aerospace welding company.

Board of Directors

Classified Board. Prior to the consummation of this offering we intend to classify our three directors into three classes, each serving staggered three-year terms:

•

Class I Directors will include Bala Vishwanath, and his term would normally expire at the first annual meeting of stockholders following the date of this prospectus.  However, due to Mr. Vishwanath’s resignation, his term was resigned on March 1, 2005;

•

Class II Directors will include Ken Murphy, and his term will expire at the second annual meeting of stockholders following the date of this prospectus; and

•

Class III Directors will include David R. Malmstedt, and his term will expire at the third annual meeting of stockholders following the date of this prospectus.

As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms.  Our board of directors intends to establish an audit committee and a compensation committee following completion of this offering.

Audit Committee. As soon as reasonably practical after the effective date of this prospectus, it is our intent to institute an audit committee, pending the election of directors who can serve as the financial expert of the audit committee and can be determined by our board to be independent under the relevant SEC regulations. The audit committee will oversee our accounting and financial reporting processes and audits of our financial statements, and will be responsible for: approving and retaining the independent auditors to conduct the annual audit of our books and records; reviewing the proposed scope and results of the audit; reviewing and pre-approving the independent auditors’ audit and non-audit services; approving the audit fees to be paid; reviewing accounting and financial controls with the independent auditors and our financial and accounting staff; reviewing and approving transactions between us and our directors, officers and affiliates; recognizing and preventing prohibited non-audit services;  establishing procedures for complaints received by us regarding accounting matters; and overseeing internal audit functions.  The audit committee also will review other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or as our board of directors may from time to time prescribe.

Compensation Committee. As soon as reasonably practical after the effective date of this prospectus, it is our intent to institute a compensation committee, pending the election of directors who can be determined by our board to be independent under the relevant SEC regulations.  The compensation committee will oversee the approval and evaluation of all compensation matters for executive management; establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and administer our stock incentive plans, short term incentive plans, and all other benefit plans.

Code of Ethics. The Board of Directors has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Executives and Standards of Business Conduct for all of its directors, officers and employees, including its CEO and senior financial officers.  Stockholders may request a free copy of the Code of Ethics and Standards of Business Conduct from Investor Relations, Vincera, Inc., 611 South Congress, Suite 350, Austin, Texas 78704.  To date, there have been no waivers under the Code of Ethics or Standards of Business Conduct.

Compensation Committee Interlocks and Insider Participation. We anticipate that no member of our compensation committee will be an officer or employee of ours, or our subsidiaries.  None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.  Furthermore, none of our executive officers serves as a director of any entity that has one or more executive officers serving as a member of our compensation committee.

Compensation of Directors

Each of our non-employee and employee directors is eligible to receive option grants under the discretionary option grant program of the Stock Option Plan.

Executive Compensation

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to our most highly compensated executive officers whose annual compensation exceeded $100,000 (our “named executive officers”) for the fiscal years ended December 31, 2002, 2003 and 2004.

	Annual Compensation	Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)	All Other Compensation ($)
David R. Malmstedt(1)	2004	189,750		150,000(2)
President and	2003	210,739
Chief Executive Officer	2002	165,963

Bala Vishwanath(3)	2004	120,000			187,122(4)
Former Chairman of the Board and Chief Strategy	2003	126,500
Officer	2002	133,902	4,000	150,000(5)

Puru Agrawal(6)	2004	118,000		30,000(7)
Chief Technology Officer	2003	107,560
	2002	119,290

Mark Eshelman(8)	2004	110,000	15,000
Director, Sales Development	2003	127,000
	2002	118,673	7,305	150,000(9)

(1)

Mr. Malmstedt was named our President and Chief Executive Officer in August 2004 upon our acquisition of Vincera Software, Inc.  Information as to Mr. Malmstedt’s compensation for periods prior to August 2004 relates to compensation received as President and Chief Executive Officer of Vincera Software, Inc.  Included in Mr. Malmstedt’s salary for 2004 is $91,248 of deferred salary which is payable upon the closing of the minimum amount of this offering or August 2005, whichever is earlier.

(2)

Mr. Malmstedt was granted options to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(3)

Mr. Vishwanath served as our Chief Executive Officer until August 2004  Mr. Vishwanath submitted his resignation from the board and his positions of Chairman of the Board and Chief Strategy Officer that was effective March 1, 2005.

(4) Mr. Vishwanath received payment from a promissory note by Vincera to Mr. Vishwanath in the amount of $175,000 in consideration of unpaid salary owed to him by Vincera, in July 2002, relating to deferred salary for the years 1999 through 2002.  In addition, Vincera agreed to pay $12,122 in tax liabilities incurred by Mr. Vishwanath and to indemnify Mr. Vishwanath for any additional tax liabilities he incurs in connection with an exercise of 750,000 options for our common shares.

(5)

Mr. Vishwanath’s options are immediately exercisable at an exercise price of $.05 per share and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(6)

Mr. Agrawal was named our Chief Technology Officer in August 2004 upon our acquisition of Vincera Software, Inc.  Information as to Mr. Agrawal’s compensation for periods prior to August 2004 relates to compensation received as Chief Technology Officer of Vincera Software, Inc.  Included in Mr. Agrawal’s salary for 2004 is $43,586 of deferred salary which is payable upon the closing of the minimum amount of this offering or August 2005, whichever is earlier.

(7)

Mr. Agrawal was granted options to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(8)

Mr. Eshelman served as an executive officer through October 2004.

(9)

Mr. Eshelman’s options are immediately exercisable at an exercise price of $.05 per share and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

Stock Option Grants In Last Fiscal Year

The following table sets forth each grant of stock options during 2004 to each of the named executive officers.  No stock appreciation rights were granted during the fiscal year.

The percentage numbers are based on an aggregate of 3,310,000 options granted and the exercise price was $0.05 per share, the fair market value of our common stock as determined by the Board of Directors on the date of grant.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price ($/SH)	Expiration Date
Bala Vishwanath(1)	320,000	9.67%	$0.05	06/01/2014
David Malmstedt(2)	150,000	4.53%	$0.05	09/04/2014
Puru Agrawal(3)	30,000	0.91%	$0.05	09/04/2004
Mark Eshelman(4)	320,000	9.67%	$0.05	06/01/2014
Jerry Gottlieb(5)	500,000	15.11%	$0.05	06/01/2014

(1)

Mr. Vishwanath was granted options to purchase 320,000 shares of common stock at an exercise price of $.05 per share, of which he has exercised options to purchase 49,375 shares of common stock.  As a result of his termination of employment with us, 13,334 options continued to vest through March 1, 2005 and are exercisable for a period of 90 days after March 1, 2005.  257,291 of these options will be forfeited by Mr. Vishwanath and will be available for future grant under our 2002 Stock Option Plan as a result of his termination of employment.  These options listed in the table are immediately exercisable and subject to reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a four year period beginning on the date of grant.

(2)

Mr. Malmstedt was granted options to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

 (3)

Mr. Agrawal was granted options to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(4)

Mr. Eshelman was granted options to purchase 320,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a four year period beginning on the date of grant.

(5)

Mr. Gottlieb was granted options to purchase 500,000 shares of common stock at an exercise price of $0.05 per share. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a four year period beginning on the date of grant.  Mr. Gottlieb’s employment with the company ceased on February 28, 2005, and as a result Mr. Gottlieb may exercise options to purchase 83,333 shares of our common stock at a price of $0.05 per share for a period ending 90 days after February 28, 2005.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table presents for our named executive officers information regarding stock option exercises during fiscal 2004 and the number and value of securities underlying unexercised options that were held by those officers as of December 31, 2004.  The numbers in the column entitled “Value of Unexercised In-The-Money Options at December 31, 2004” are based on the initial public offering price of $0.36 per share, less the exercise price payable for these shares.  These calculations do not take into account the effect of any taxes that may be applicable to the option exercises.

Option Values at December 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-The-Money Options at December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Malmstedt (1)	150,000	46,500	0	0	0	0
Bala Vishwanath (2)	936,875	326,934	1,707,000	283,125	612,250	87,769
Puru Agrawal (3)	30,000	9,300	0	0	0	0
Mark Eshelman (4)	0	0	676,043	293,957	184,573	87,769

(1) Mr. Malmstedt was granted options to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(2) Mr. Vishwanath’s options include options to purchase up to 1,707,000 shares as to which Vincera and Mr. Vishwanath agreed that the options are exercisable for five years after any termination of Mr. Vishwanath, other than for cause, death or disability. In 2004, Mr. Vishwanath exercised 750,000 options at an exercise price of $0.00133 per share, and 186,875 options at an exercise price of $0.05 per share.  As a result of his termination of employment with us, 261,457 options (which includes options to purchase 4,166 shares of common stock granted in 2002) have been forfeited by Mr. Vishwanath and are available for future grant under our 2002 Stock Option Plan. Mr. Vishwanath has the option to purchase 21,688 shares for a period of ninety days after March 1, 2005.

(3) Mr. Agrawal was granted options to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(4) Mr. Eshelman’s options include options to purchase up to 500,000 shares as to which Vincera and Mr. Eshelman agreed to extend the exercise period to provide that the options are exercisable for five years after any termination of Mr. Eshelman, other than for cause, death or disability.

Long-term Incentive Plans

2002 Stock Option Plan

Our board of directors adopted the 2002 Stock Option Plan, or 2002 Stock Plan, in April 2002, and it was subsequently approved by our stockholders.  The 2002 Stock Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and non-statutory stock options, restricted stock, and stock bonus awards to our employees, directors, and consultants.  Under the plan we are authorized to issue up to 9,000,000 shares.  Of these:

•

Options to purchase 2,191,874 shares of our common stock have been issued and are outstanding under the 2002 Stock Plan as of April 20 , 2005, at exercise price s ranging from $.05 to $.36 per share, which was the fair market value as determined by the board of directors at the time the options were granted ;

•

We may issue up to an additional 4,800,334 options, stock bonus awards or restricted stock awards under the 2002 Stock Plan (including as a result of options to purchase 3,875,320 shares that were granted under the 2002 Stock Plan, have expired and are available for future grants under the 2002 Stock Plan); and

•

Options to purchase 2,007,792 shares have been exercised and are no longer available for future grants.

In addition there are currently outstanding options to purchase 2,707,000 shares of our common stock granted in 1999 and 2000 outside of the 2002 Stock Plan.  Approximately 2,200,000 of these options were issued at fair market value as determined by the board of directors (between $.0013 and $.10) and vested over a period of three years.  For the remaining 500,000 options granted outside of the 2002 Stock Plan the exercise price was $.15 per share which was determined by the board of directors to represent up to an 80% discount to the fair market value with respect to the grants.  The expense for these options for years ended 2003 and 2002 was immaterial as 80% of them were vested within one year.  There have been no stock bonus awards or restricted stock awards issued under the 2002 Stock Plan.

Number of Shares of Common Stock Available Under the 2002 Stock Plan.  A total of 9,000,000 shares of our common stock were reserved for issuance pursuant to our 2002 Stock Plan.  In addition, the 2002 Stock Plan provides for an annual increase to be added as of the first day of the our fiscal year beginning in 2006 equal to the lesser of (i) 1% of the outstanding shares of our common stock as of the end of our immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock and convertible notes) and (ii) a lesser amount determined by the board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the plan in future years.

If an option, grant of restricted stock, grant of a stock bonus (each, an “award”) expires or is terminated or canceled without having been exercised, is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under our plan (unless our plan has terminated).

Administration of the 2002 Stock Plan.   Our board of directors, or one or more committees appointed by our board, administers our 2002 Stock Plan.  In the event our common stock is publicly traded, in the discretion of our board of directors, a committee may consist solely of two or more non-employee directors.  Within the scope of such authority, the board or the committee may (i) delegate to a committee of one or more members of the board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant awards to eligible persons who are either (a) not then the chief executive officer and the four other highest compensated officers for whom total compensation is required to be reported to stockholders for purposes of Section 162(m) at the time of recognition of income from such award or (b) not persons with respect to whom the company wishes to comply with Section 162(m) of the Code, or (ii) delegate to a committee of one or more members of the board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934. The administrator has the power to determine the terms of the awards, including, the number of shares subject to each award, the exercisability of the awards, when and how each award shall be granted, what type or combination of types of awards shall be granted, the provisions of each award granted (which need not be identical) and the form of consideration payable upon exercise.

Options.   A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time.  The exercise price of incentive stock options under our 2002 Stock Plan for others shall not be less than 100% of the fair market value of our common stock at the date of grant.  The exercise price for non-statutory stock options shall not be less than 20% of the fair market value of the common stock on the date of grant.  After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement. If termination is due to death or disability and unless otherwise provided in the option agreement, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant. The administrator determines the term of all other options.

Restricted Stock.   Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions that the board shall deem appropriate.  The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms of and conditions of separate restricted stock purchase agreements need not be identical.  The purchase price of restricted stock awards shall be determined by the board or a committee.  Shares of common stock acquired under a restricted stock purchase agreement, may, but need not, be subject to  a share repurchase option by us in accordance with a vesting schedule to be determined by the Board or committee.  In the event a participant’s continuous service terminates, we may repurchase or otherwise acquire any or all of the shares of common stock held by the participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

Stock Bonus Awards.   Each stock bonus agreement shall be in such form and shall contain such terms and conditions that the board or committee shall deem appropriate.  The terms and conditions of the stock bonus agreements may change from time to time, and the terms of and conditions of separate stock bonus agreements need not be identical.  A stock bonus may be awarded in consideration for past services actually rendered to us.  Shares of common stock awarded under a stock bonus agreement, may, but need not, be subject to  a share repurchase option by us in accordance with a vesting schedule to be determined by the board.  In the event a participant’s continuous service terminates, we may repurchase or otherwise acquire any or all of the shares of common stock held by the participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

Transferability of Awards.   An incentive stock option shall not be transferable except by will or by the laws of descent and distribution and shall only be exercisable during the lifetime of the optionholder, unless the optionholder designates in writing a third party who may exercise the option in the event of death of the optionholder.  A non-statutory stock option, unless otherwise provided in the option agreement, shall not be transferable except by will or by the laws of descent and distribution and shall only be exercisable during the lifetime of the optionholder, unless the optionholder designates in writing a third party who may exercise the option in the event of death of the optionholder.  Rights to acquire shares of common stock under a restricted stock purchase agreement or stock bonus plan shall be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement (as determined by the board or committee) or in the stock bonus agreement (as determined by the board), so long as common stock awarded under the restricted stock purchase agreement or stock bonus agreement remain subject to the terms of such agreement.

Adjustments upon Merger or Change in Control or Reverse Merger or Securities Acquisition.   Our 2002 Stock Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, or in a reverse merger in which we are the surviving corporation but our shares of common stock outstanding immediately preceding the merger are converted in the merger into other property, the successor corporation will assume or substitute an equivalent award for each outstanding award.  Any outstanding awards held by participants whose continuous service has not terminated that are not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, and any such awards shall terminate if not exercised (if applicable) at or prior to such event.   In addition our 2002 Stock Plan provides that, after the first date any security of ours is listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system, in the event of an acquisition by any person, entity or group of securities representing at least 50% of the combined voting power entitled to vote other than by merger, asset sale, consolidation or reverse merger, any outstanding awards held by participants whose continuous service has not terminated the vesting shall be fully accelerated.

Amendment and Termination of Our 2002 Stock Incentive Plan.   Our 2002 Stock Plan will automatically terminate in 2012, unless we terminate it sooner. In addition, our board of directors has the authority to amend (subject to shareholder approval, as applicable) our 2002 Stock Plan provided it does not adversely affect any award previously granted under our 2002 Stock Plan.  In addition, our board of directors has the authority to suspend or terminate our 2002 Stock Plan.

Indemnification Arrangements

Vincera has agreed under its bylaws and pursuant to various agreements to indemnify its officers, directors and employees against losses and liabilities by virtue of the service to Vincera.  Insofar as indemnification may be available for liabilities arising under the Securities Act of 1933, Vincera has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2002, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded, or will exceed, $60,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or entities affiliated with them, had or will have a material interest, other than as described above in the section caption “Management” and in the transactions described below.

Mr. David R. Malmstedt received a promissory note payable by Vincera in the amount of $91,248 in consideration of unpaid salary owed to him by Old Vincera, in connection with the acquisition of Old Vincera in August 2004.

Mr. Mark Eshelman’s brother, Michael Eshelman, and his father, Jack Eshelman, have invested in Vincera common stock, preferred stock, and convertible notes, on the same terms and conditions as other unaffiliated investors.

Mr. Bala Vishwanath served as our Chief Executive Officer until August 2004.  Vincera issued a promissory note to Mr. Vishwanath in the amount of $175,000 in consideration of unpaid salary owed to him by Vincera, in July 2002.  Vincera repaid this amount in August 2004 with proceeds from the private placement of subordinated promissory notes.  In August 2004, Mr. Vishwanath exercised options to purchase 750,000 shares of our common stock for an exercise price of $0.00133 per share.  In connection with this exercise, Vincera agreed to indemnify Mr. Vishwanath for any tax liabilities he incurs in connection with the exercise of these options in excess of $12,122.  Mr. Vishwanath resigned effective March 1, 2005.

Mr. Ken Murphy has purchased $876,000 in principal amount of convertible promissory notes which have converted to 1,841,618 shares of our Series A preferred stock (which will convert into 1,841,618 shares of our common stock in connection with this offering), and 250,00 shares of Vincera common stock upon exercise of options at $0.05 per share.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers.  The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

David R. Malmstedt.  Pursuant to an employment agreement between Mr. Malmstedt and us, Mr. Malmstedt is entitled to a base annual salary of not less than $150,000, and Mr. Malmstedt is eligible for cash bonuses at the discretion of our Board of Directors.  Mr. Malmstedt’s employment is terminable at will by Vincera or Mr. Malmstedt, with a fourteen day notification period. In the event that Vincera terminates Mr. Malmstedt other than for cause (as defined in his employment agreement), Mr. Malmstedt is entitled to severance pay for three months at the average of Mr. Malmstedt’s prior three month’s salary plus bonus.  We have also agreed to pay the monthly rent on Mr. Malmstedt’s residence in Austin, Texas, in an amount not to exceed $1,850 per month.

Bala Vishwanath.  Pursuant to an employment agreement between Mr. Vishwanath and us, Mr. Vishwanath was entitled to a base annual salary of not less than $120,000 and Mr. Vishwanath was paid a cash bonus of $15,000, and was eligible for additional cash bonuses at the discretion of our Board of Directors.  Mr. Vishwanath’s employment is termed on March 1, 2005.

Puru Agrawal.  Pursuant to an employment agreement between Mr. Agrawal and us, Mr. Agrawal is entitled to a base annual salary of not less than $120,000, and Mr. Agrawal is eligible for cash bonuses at the discretion of our Board of Directors.  Mr. Agrawal’s employment is terminable at will by Vincera or Mr. Agrawal, with a fourteen day notification period. In the event that Vincera terminates Mr. Agrawal other than for cause (as defined in his employment agreement), Mr. Agrawal is entitled to severance pay for three months at the average of  Mr. Agrawal’s prior three month’s salary plus bonus.

Mark Eshelman.  Pursuant to an employment agreement between Mr. Eshelman and us, Mr. Eshelman is entitled to a base annual salary of not less than $120,000 and Mr. Eshelman was paid a cash bonus of $15,000, and is eligible for additional cash bonuses at the discretion of our Board of Directors.  Mr. Eshelman’s employment is terminable at will by Vincera or Mr. Eshelman, with a fourteen day notification period.  In the event that we terminate Mr. Eshelman other than for cause (as defined in his employment agreement), Mr. Eshelman is entitled to severance pay for four months at the average of his prior three month’s salary plus bonus.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20 , 2005, and as adjusted to reflect the sale of common stock offered by us in this offering, for:

•

each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•

each executive officer named in the Summary Compensation Table;

•

each of our directors; and

•

all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of April 20 , 2005.

The percentage of beneficial ownership before the offering is based on 36, 677,078 shares, consisting of 24,072,822 shares of common stock outstanding as of April 20 , 2005 and 9,923,062 shares issuable upon the conversion of shares of our outstanding convertible preferred stock and 2,681,194 shares of common stock issuable upon the conversion of our outstanding convertible promissory notes in connection with this offering.  The percentage of beneficial ownership after the offering is based on 57,017,356 shares, including 20,138,889 shares to be sold by us and 201,389 to be issued to the placement agent in this offering, assuming the maximum offering.

Unless otherwise indicated, the address of each person owning outstanding shares of common stock is c/o Vincera, Inc., 611 South Congress Avenue, Suite 350, Austin, Texas 78704.

Name	Approximate Number of Shares Owned	Before Offering	After Offering
		Approximate Percent of Class	Approximate Percent of Class (maximum offering)
Officers and Directors
David R. Malmstedt (1)	2,640,286	7.20%	4.63%
Ken Murphy (2)	2, 127,729	5.80%	3.73%
Puru Agrawal (3)	1,981,464	5.40%	3.48%
Mark Eshelman (4)	944,375	2.53%	1.64%
Kevin W. Schick (5)	47,222	*	*
All executive officers and directors as a group (6) (4 persons)	6, 796,701	18. 53%	11. 92%
5% Security Holders
Bala Vishwanath (7)	4,573,210	11.91%	7.79%
Funds affiliated with Draper Fisher Jurvetson (8)	3,064,173	8.36%	5.38%

* indicates less than 1% .

(1)

Includes 112,497 shares issued upon exercise of options that provide for exercise prior to vesting, and are subject to a lapsing repurchase right in our favor, such that 4,167 shares vest per month through the three year vesting schedule of the option starting August 23, 2004.  Mr. Malmstedt does not have the power to vote or dispose of such shares until the restrictions lapse.

(2)

Includes shares of common stock issuable upon conversion of 840,107 shares of our Series A convertible preferred stock held by Shirley Sharon Murphy Family Trust, 500,756 shares of Series A convertible preferred stock held by Kenneth W. Murphy Children’s Trust, David Mallory, Trustee and 500,755 shares of Series A convertible preferred stock held by Kenneth W. Murphy Grandchildren’s Trust, David Mallory, Trustee, 250,000 shares of common stock, and 36,111 shares issuable upon exercise of options that are exercisable within 60 days of April 20 , 2005.  The Series A convertible preferred stock will convert into shares of our common stock upon completion of this offering. This excludes 300,000 Series A convertible preferred warrants, which have an exercise period ending upon the closing of this offering, and these warrants are assumed expired for purposes of these calculations. An additional 63,889 options to purchase common stock vest through 200 7 ..  Ken Murphy has voting and investment power over these shares. However, Mr. Murphy disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. The address for all entities and individuals affiliated with Mr. Murphy is 3134 Skyway Circle South, Irving, Texas 73038.

(3)

Includes 24,162 shares issued upon exercise of options that provide for exercise prior to vesting, and are subject to a lapsing repurchase right in our favor, such that 834 shares vest per month through the three year vesting schedule of the option.  Mr. Agrawal does not have the power to vote or dispose of such shares until the restrictions lapse.

(4)

Includes 708,543 shares issuable upon exercise of options that are excisable within 60 days of April 20 , 2005.  The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.   239,374 of the shares are vested.  An additional 230,626 options vest through 2008.

(5)

Includes 47,222 shares issuable upon exercise of options that are exercisable within 60 days of April 20, 2005.  Mr. Schick was granted an option to purchase 850,000 shares of our common stock at an exercise price of $0.36 per share.  These options are immediately exercisable and subject to a reverse-vesting provision, and vest monthly over a three year period, beginning on the date of grant.

(6)

Includes David R. Malmstedt, Ken Murphy, Kevin W. Schick and Puru Agrawal as Executive Officers and Directors.

(7)

Includes 1,728,688 shares issuable upon exercise of options that are exercisable within 60 days of April 20 , 2005.  The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.  2,844,542 of the shares are vested.  As a result of his termination of employment with us, 261,457 options will be forfeited.

(8)

Includes 2,941,606 shares held by Draper Fisher Jurvetson Fund VII, L.P., 94,961 shares held by Draper Fisher Jurvetson Partners VII, LLC, and 27,606 shares held by Draper Associates, L.P.   Tim Draper, John Fisher and Steve Jurvetson are the managing directors of DFJ Fund VII, Ltd., the general partner of Draper

Fisher Jurvetson Fund VII Partners, L.P., which in turn is the general partner of Draper Fisher Jurvetson Fund VII, L.P. On a combined basis, Messrs. Draper, Fisher and Jurvetson share voting and investment power over the shares owned by Draper Fisher Jurvetson Fund VII, L.P. Messrs. Draper, Fisher and Jurvetson are also the managing members of Draper Fisher Jurvetson Partners VII, LLC. On a combined basis, Messrs. Draper, Fisher and Jurvetson share voting and investment power over the shares owned by Draper Fisher Jurvetson Partners VII, LLC. Mr. Draper is the President of Draper, Inc., which is the general partner of Draper Associates, L.P.  In this capacity, Mr. Draper has sole voting and investment power over the shares owned by this entity.  Messrs. Draper, Fisher and Jurvetson disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests arising therein. The address for all entities and individuals affiliated with Draper Fisher Jurvetson is 2882 Sand Hill Rd., Suite 150, Menlo Park, CA 94025.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds of approximately $1,001,609 from the exercise of the warrants, if the selling stockholders exercise all of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock, except as indicated.

The following table also sets forth the name of each person who is offering for resale shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  The amounts and information set for the below are based on the information provided to us by representatives of the selling stockholders, as of April 20 , 2005 and are accurate to the best of our knowledge.

Except as described in the section entitled "Material Relationships with Selling Stockholders," no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. Except as described below, no selling stockholder is a broker/dealer or affiliate of a broker/dealer.   The selling stockholders may from time to time offer and sell any or all of their shares as listed below. Because the selling stockholders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

Name of the Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered	Shares Beneficially Owned Following the Offering
	Number	Percent		Number	Percent
Jason Parrish (1)	1, 098,091	1.924%	736,235	361,856	0.634%
William Jefferey Martaga (1)	875,013	1.535%	293,049	581,964	1.021%
Scott McAllister (2)	520,000	0.912%	10,500	509,500	0.894%
Michael Eshelman (1)(3)(12)	700,888	1.229%	288,504	412,384	0.723%
Michael and Kimberly Kline (2)	303,850	0.533%	3,500	300,350	0.527%
George Fenimore III (1)	390,732	0.685%	190,732	200,000	0.351%
Craig Blaesing (1)	273,941	0.480%	73,941	200,000	0.351%
John Eshelman (1)(4)(12)	266,889	0.468%	162,889	104,000	0.182%
Fifth Street Capital, LLC (5)	2,167,364	3.675%	2,167,364	0	0.000%
Mary Ann Thompson Frenk Family Trust (2)(6)	70,000	0.123%	70,000	0	0.000%
Laura Cox (1)	69, 475	0.122%	29,475	40,000	0.070%
Kelly Rodgers (1)	115,299	0.202%	75,299	40,000	0.070%
Stephen Moreland (1)	129,492	0.227%	104,492	25,000	0.044%
Randy Weiss (2)	21,000	0.037%	21,000	0	0.000%
Richard Toth (1)	34,893	0.061%	14,893	20,000	0.035%
Ali Gallagher (2)	14,000	0.025%	14,000	0	0.000%
Agincourt, LLC (2) (7)	14,000	0.025%	14,000	0	0.000%
Paul Foreman (2)	14,000	0.025%	14,000	0	0.000%
Sequel Properties (2) (8)	14,000	0.025%	14,000	0	0.000%
Bob Allison (2)	14,000	0.025%	14,000	0	0.000%
Greg Sparks (2)	10,500	0.018%	10,500	0	0.000%
Wayne Parkman (2)	10,500	0.018%	10,500	0	0.000%

Name of the Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered	Shares Beneficially Owned Following the Offering
	Number	Percent		Number	Percent
Ron Bowling (2)	7,000	0.012%	7,000	0	0.000%
Jerry D. Simmons (2)	7,000	0.012%	7,000	0	0.000%
Thomas G. Reagan (2)	7,000	0.012%	7,000	0	0.000%
Charles M. Gray (2)	7,000	0.012%	7,000	0	0.000%
Michael J. Blackwell (2)	7,000	0.012%	7,000	0	0.000%
Richard L. Hunter, Jr (2)	7,000	0.012%	7,000	0	0.000%
Sherry Ellenbogen (2)	7,000	0.012%	7,000	0	0.000%
Odyssey Marketing Group (2)(9)	7,000	0.012%	7,000	0	0.000%
Dorchie Ferrell (2)	7,000	0.012%	7,000	0	0.000%
Michael Craddock (2)	7,000	0.012%	7,000	0	0.000%
Tracy Sharp (2)	5,600	0.010%	5,600	0	0.000%
Michael McAuliffe (2)	5,436	0.010%	5,436	0	0.000%
Gregory Brown (2)	4,200	0.007%	4,200	0	0.000%
Alice & Don Frenk (2)	3,780	0.007%	3,780	0	0.000%
Manuel Coats (1)(2)	153,861	0.267%	153,861	0	0.000%
Azar Computer (2)(10)	3,500	0.006%	3,500	0	0.000%
Shelly & Shane Phillips (2)	3,500	0.006%	3,500	0	0.000%
Judith Eifert Beck (2)	3,500	0.006%	3,500	0	0.000%
Peter John Bagnall (2)(11)	3,500	0.006%	3,500	0	0.000%
John B. Hall (2)	3,500	0.006%	3,500	0	0.000%
Richard Gift (2)	3,500	0.006%	3,500	0	0.000%
Sue Hardy (2)	3,500	0.006%	3,500	0	0.000%
Chanan Seneewongs (2)	3,500	0.006%	3,500	0	0.000%
William & Elizabeth Race (2)	3,500	0.006%	3,500	0	0.000%
Eric Sutherland (2)	3,500	0.006%	3,500	0	0.000%
Kevin McAuliffe (2)	3,456	0.006%	3,456	0	0.000%
Celia Martin (2)	2,800	0.005%	2,800	0	0.000%
M. Marcus Malinak (2)	2,709	0.005%	2,709	0	0.000%
Timothy Glass (2)	2,100	0.004%	2,100	0	0.000%
Renata I. Krajnik (2)	1,400	0.002%	1,400	0	0.000%
Gregory Wolski (2)	1,400	0.002%	1,400	0	0.000%
Carl Kleimann (2)	1,400	0.002%	1,400	0	0.000%
Vicki Frenk (2)	1,400	0.002%	1,400	0	0.000%
Donald Mandel (1)	149,530	0.262%	149,530	0	0.000%
Kenneth Trattner (1)	149,530	0.262%	149,530	0	0.000%
Jeff Huisman (1)	90,024	0.158%	90,024	0	0.000%
Bill Matthews (1)	73,859	0.130%	73,859	0	0.000%
Jon Zeigler (1)	58,950	0.103%	58,950	0	0.000%
Jan Fenimore (1)	35,131	0.062%	35,131	0	0.000%
Debra Moreland (1)	29,654	0.052%	29,654	0	0.000%

Name of the Selling Stockholder	Shares Beneficially Owned Prior to the Closing		Shares Offered	Shares Beneficially Owned Following the Offering
	Number	Percent		Number	Percent
Antionette Terell (1)	29,625	0.052%	29,625	0	0.000%
Lisa Womack (1)	43,057	0.076%	29,271	13,786	0.024%
Joseph Marshall (1)	16,194	0.028%	16,194	0	0.000%
Maurice J. Maher (12)	143,725	0.252%	30,000	113,275	0.200%
Alec D. Sutliffe (12)	69,444	0.122%	69,444	0	0.000%
Peter Moenickheim (12)	27,778	0.049%	27,778	0	0.000%
Kevin N. Summers (12)	133,369	0.234%	30,000	103,369	0.181%
Robert Batch (12)	69,444	0.122%	69,444	0	0.000%
Daniel Malasko (12)	153,411	0.269%	153,411	0	0.000%
Moncrief Trusts (12)(13)	566,761	0.994%	45,000	521,781	0.915%
TOTAL	9, 260,975	16. 113%	5,713,260	3,547,715	6.22 2%

(1)  Includes shares of common stock issuable upon conversion of convertible promissory note.

(2)  Includes shares of common stock issuable upon exercise of stock purchase warrant issued in connection with subordinated promissory note.

(3)  Michael and Connie Eshelman are brother and sister-in-law of Mark Eshelman, our Director of Sales Development.

(4)  John Eshelman is the father of Mark Eshelman, our Director of Sales Development.

(5)  Includes shares of common stock issued as a placement agent fee, shares of common stock issuable upon exercise of placement agent warrants granted in connection with this offering and private placement of subordinated promissory notes.  Ian Bagnall is the President of Fifth Street Capital, LLC and has voting and investment power over these shares.  Mr. Bagnall disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. Fifth Street Capital, LLC is a registered broker/dealer.  At the time this selling stockholder acquired these securities, it (i) was a broker-dealer, (ii) had no direct or indirect agreement or understanding with any person to immediately distribute the shares or warrants, or the shares issuable upon exercise or conversion thereof, and (iii) did not acquire the shares or warrants, or the shares issuable upon exercise or conversion thereof, for the purpose of reselling such securities in the ordinary course of its business.

(6) Dean Renkes is the trustee of the Mary Ann Thompson Frenk Family Trust and has voting and investment power over these shares. Dean Renkes disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(7) John Crabb is the managing member of Agincourt LLC and has voting and investment power over these shares. John Crabb disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(8) Dustin Roach is the president of Sequel Properties and has voting and investment power over these shares. Dustin Roach disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(9) David Williams is the president of Odyssey Marketing Group, Inc., and has voting and investment power over these shares. David Williams disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(10) Anthony Azar is the chief executive officer of Azar Computers, Inc., and has voting and investment power over these shares. Anthony Azar disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(11)  Peter John Bagnall is the father of Ian Bagnall, who was the President of Fifth Street Capital, LLC, our placement agent for this offering.  Fifth Street Capital, LLC is a registered broker/dealer.

(12) Includes shares of common stock issuable upon conversion of preferred stock.

(13) Jerry D. Goodwin is the trustee of U/W/O Richard Barto Moncrief, F/B/O Lee Wiley, U/W/O Richard Barto Moncrief, F/B/O Michael J. and U/W/O Richard Barto Moncrief, F/B/O Richard Barto trusts and has voting and investment power over these shares.  Jerry D. Goodwin disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising herein.

Terms of Warrants

The warrants to purchase 2,306,156 shares of our common stock include 1,965,975 warrants issued to Fifth Street Capital, our placement agent and 340,181 warrants issued to the holders of our subordinated promissory notes.  The warrants contain the following material terms:

Exercise

The warrants entitle the holders to purchase an aggregate of 2,306,156 shares of our common stock at initial exercise prices ranging from $0.36 per share to $0.594 per share, subject to adjustment upon certain events such as a stock split or other recapitalization.

Term

The warrants are exercisable (in whole or in part):

•

at any time on or before the expiration of 12 months from the date of the final closing of this offering for the warrants issued to the holders of our subordinated promissory notes;

•

at any time after the date that is 180 days immediately following the date of effectiveness of this registration statement but on or before the expiration of 12 months from the date of the final closing of this offering for the 1,409,723 of the placement agent warrants; and

•

at any time after the date that is 180 days immediately following the date of effectiveness of this registration statement but on or before the expiration of 18 months from the date of the final closing of this offering for the 556,252 of the placement agent warrants.

We have agreed to include these warrants in the registration statement of which this prospectus is a part.  These warrants do not have any provisions providing for an adjustment to the exercise price of the number of shares or type of securities issuable upon exercise of the warrants except for any adjustments that proportionally affect all of the shares of our common stock, such as a stock split or stock dividend.  These warrants are in compliance with Rule 2710(f)(2)(H) of the NASD Conduct Rules.

Material Relationships with Selling Stockholders

Fifth Street Capital, LLC. We have entered into engagement, expense and marketing agreements with Fifth Street Capital, LLC dated April 1, 2004, as amended on August 11, 2004 and on November 11, 2004, pursuant to which Fifth Street agreed to act as our exclusive financial advisor in this offering to raise a minimum of $3,500,000 and a maximum of $7,250,000. In addition, Fifth Street has agreed to provide investment banking and financial advisory services to us with respect to financing and/or mergers and acquisitions transactions originated by Fifth Street for a period of one year following the date our agreements with Fifth Street terminate.  As compensation for these services, we have agreed to pay Fifth Street (i) 7% of the amount raised in the offering in cash, (ii) 1% of the amount raised in the offering in Vincera Common Stock, and (iii) warrants to purchase the number of shares of our common stock equal to 7% of the amount raised in this offering at an exercise price equal to the offering price.  In addition, we have agreed to issue warrants to purchase the number of shares of our common stock equal to 4% of the shares sold in this offering at an exercise price equal to 165% of the offering price to Fifth Street.  We have agreed to reimburse Fifth Street up to $75,000 for their expenses in connection with this offering.  Either party may terminate this agreement upon giving 60 days advance written notice.

In addition, Fifth Street acted as our placement agent for our bridge loan pursuant to a engagement letter for bridge financing dated as of March 30, 2004.  In connection with this agreement, in August 2004 we paid cash compensation of approximately $49,000 for monies raised, together with warrants to purchase 68,036 shares of our common stock at an exercise price of $0.50 per share for a period of eighteen months.

Jason Parrish. Mr. Parrish purchased 221,800 shares of common stock upon exercise of vested options at $0.05 per share in July 2004.  Mr. Parrish also purchased $250,000 in principal amount of convertible promissory notes of Vincera, which is convertible to 736,235 shares of common stock (including interest) included in this prospectus, on the same terms and conditions as other investors. Mr. Parrish received 81,722 shares of common stock of Vincera in exchange for his Old Vincera common stock, which he received in the acquisition of Old Vincera in August 2004.

Mr. Parrish served as our president from September 2003 to June 2004 and as one of our directors from June 2004 to November 2004.  In connection with his service as a director we granted Mr. Parrish options to purchase 58,334 shares of our common stock at an exercise price of $0.05 until February 16, 2005, which have expired.

Michael and John Eshelman. Mr. Mark Eshelman, our director of sales development, is the brother of Michael Eshelman, and the son of John Eshelman, each of whom has invested in Vincera common stock, preferred stock, and convertible notes, on the same terms and conditions as other unaffiliated investors.

DESCRIPTION OF SECURITIES

Upon completion of this offering, our authorized capital stock will consist of 100,000,000 shares of common stock and 30,000,000 shares of preferred stock. Prior to this offering, there were 36,677,078 shares of our common stock outstanding, as adjusted to reflect the conversion of all of our outstanding shares of our preferred stock into common stock and the conversion of our convertible promissory notes into common stock upon the closing of this offering, that were held of record by approximately 163 stockholders. We have also granted options to purchase 4, 898,874 shares of common stock and warrants to purchase 408,217 shares of common stock, and warrants to purchase 2,154,028 shares of preferred stock (which is convertible into common stock) were outstanding. We will have a total of 57,017,356 shares of common stock outstanding immediately following this offering, assuming the maximum number of shares are sold in this offering.

The following description assumes the conversion of all of our preferred stock and the conversion of our convertible promissory notes into common stock upon the closing of this offering. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both of which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a result, stockholders owning less than a majority of our stock will not be able to elect any directors on the basis of their votes alone. Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of April 20 , 2005, there were 9,923,062 shares of convertible preferred stock outstanding.  Upon the closing of the public offering contemplated in this prospectus, each of these shares of our Series A Preferred Stock will automatically convert into one share of our common stock.  Upon the completion of the offering, our board of directors has the authority to issue up to 15,000,000 additional shares of preferred stock in one or more series and fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of any such series, without further vote or action by the stockholders but subject to stock exchange or NASDAQ listing requirements in effect from time to time. This ability provides an important level of flexibility for financing purposes as well as being the basis for the most common type of stockholder rights plan (although we have no current plans to adopt a stockholder rights plan). The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, delaying or preventing a change in control of our company without further action by the stockholders, or adversely affect the other rights of the holders of common stock. At present, we have no plans to issue any new shares of preferred stock.

The material terms of the Series A convertible preferred stock are as follows:

•

the Series A shares have a liquidation preference in an amount equal to their stated value of $0.50 per share plus declared and unpaid dividends;

•

the holders of the Series A shares shall be entitled to receive, when and as declared by our board, but only out of funds that are legally available, cash dividends at the rate of 8% per year;

•

the Series A shares are convertible at the option of the holder at any time into shares of our common stock, initially at a conversion price of $0.50 per share, subject to adjustment upon the issuance of shares of our common stock (or securities convertible into shares of our common stock) at a price per share less than the conversion price of the Series A shares then in effect; and

•

the holders of the Series A preferred shares are entitled to vote equally with the shares of our common stock, and in addition are entitled to elect one member of our board of directors.

Anti-Takeover Effects

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the stockholder became an interested stockholder unless (with a few exceptions) the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation, our bylaws and contracts to which we are a party could have the effect of delaying or preventing a tender offer or takeover attempt of our company that a stockholder might consider favorable, including attempts that might result in a premium over the prevailing market price of our stock. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management. These provisions are summarized in the following paragraphs.

Classified Board of Directors.  Our certificate of incorporation and bylaws provide that at the first annual meeting of our stockholders held following the closing of this offering, our board of directors will be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms. As a result, approximately one-third of the members of our board of directors will be elected each year and at least two annual stockholder meetings will be required, instead of one, to replace a majority of the members of our board of directors. This provision, when coupled with the provisions of our certificate of incorporation and bylaws authorizing our board of directors to fill vacant directorships or increase the size of our board, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors.

No Stockholder Action by Written Consent.  Our certificate of incorporation eliminates the ability of stockholders to act by written consent, thus requiring that all actions of our stockholders be taken at a duly called annual or special meeting of stockholders. This measure, together with the elimination of stockholders’ ability to call special meetings, causes stockholder action to only be possible at annual meetings or special meetings, and limits the efficacy of the proxy fight technique for hostile raiders.

Supermajority Vote Provisions.  Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation includes supermajority vote provisions that require the affirmative vote of the holders of at least eighty percent of the combined voting power of all then-outstanding shares of our voting capital stock in order to amend the provisions of our certificate of incorporation relating to the classified board of directors and the elimination of action by written consent of stockholders.

Authorized but Unissued Stock.  Our authorized but unissued common stock and preferred stock is available for our board to issue in one or more transactions without stockholder approval and our board of directors has broad power to establish the rights and preferences of authorized and unissued preferred stock. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions, equity incentive plans and a stockholder rights plan. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction.

No Stockholder Ability to Call Special Meetings.  Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors.

Advance Notice Procedures for Stockholder Proposals.  Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date in the current year that is the one year anniversary of the date we released the notice of annual meeting to stockholders in connection with the previous year’s annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from such an anniversary date, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the earlier of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions provide our board of directors with advance notice of possible dissident stockholder proposals and director nominations, and provide our board with additional time to develop a response and to ensure that all stockholders have adequate information regarding proposals and nominations. These provisions may also preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Limitation of Director Liability.  Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for their breach of their fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements.  Our bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Delaware law.  We have entered into indemnification agreements with our directors and executive officers and intend to purchase additional directors’ and executive officers’ liability insurance.

Registration Rights of Various Stockholders

The holders of 9,923,062 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our investors’ rights agreement described below. The registration rights under the investors’ rights agreement will expire five years following the completion of this offering, or, with respect to an individual holder, when such holder is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any three month period.

Demand Registration Rights

At any time following 180 days after the closing of this offering, the holders of shares of common stock having demand registration rights under the investors’ rights agreement have the right to require that we register their common stock, provided such registration relates to not less than 50% in the aggregate of our then outstanding shares of common stock having demand registration rights. We are only obligated to effect two registrations in response to these demand registration rights. We may postpone the filing of a registration statement for up to 180 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us or it would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. The managing underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these demand registration rights.

Piggyback Registration Rights

If we register any securities for public sale, the stockholders with piggyback registration rights under the investors’ rights agreement have the right to include their shares in the registration, subject to specified exceptions. The managing underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons, provided that no shares requested to be included by those stockholders with piggyback registration rights shall be excluded from the registration until all shares proposed to be registered by the Company’s founders, officers, directors or employees are excluded from registration. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the investors’ rights agreement can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $1,000,000. The stockholders with S-3 registration rights under the investors’ rights agreement have the right to request an unlimited number of Form S-3 demands, however we are not obligated to file more than one (1) registration statement on Form S-3 in any given six (6) month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us or it would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these S-3 registration rights.

Stock Purchase Warrant Registration Rights

In connection with a best efforts commitment underwritten public offering of our common stock under the Securities Act of 1933, as amended, with a price per share of at least $0.36 (subject to adjustment for stock splits, stock dividends, reclassifications and the like) and gross proceeds to us and any selling stockholders of not less than $2,500,000 in the aggregate, we are required to take all necessary steps to include the shares of common stock issuable to holders of the Stock Purchase Warrants, upon exercise of the Stock Purchase Warrants, in the registration statement.  We have included the shares underlying these warrants in this registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Atlas Stock Transfer Corporation, Salt Lake City, UT.

Over-the-Counter Bulletin Board Quotation

We intend to list our common stock on the Over-the-Counter Bulletin Board under the trading symbol “VNCR.”

DIVIDEND POLICY AND MARKET DATA

Dividends

We have never paid or declared any cash dividends on our common stock, and we have no current plans to pay any future cash dividends on the common stock. Instead, we intend to retain all earnings to support our operations and future growth. The payment of any future dividends on the common stock will be determined by the Board of Directors based upon our earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, restrictions in the certificates of designations of preferred stock, business conditions and such other factors deemed relevant.

Market Data

Vincera common and preferred stock has not traded on any market and, thus, has no trading history.  Vincera intends to have its common stock quoted on the Over-the-Counter Bulletin Board.

Holders

As of April 20 , 2005, there were approximately 93 holders of our common stock. There were also approximately 84 holders of our preferred stock, approximately 44 holders of our subordinated promissory notes and approximately 21 holders of our convertible promissory notes.

Penny Stock Regulations

Our common stock will be subject to the requirements of Rule 15g-9, under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the SEC defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our common stock.  If our stockholders sell substantial amounts of our common stock in the public market following this offering, the prevailing market price of our common stock could decline.  While the holders of our currently outstanding shares are subject to contractual and legal restrictions on resale for 180 days after the date of this prospectus, as described below, sales of substantial amounts of our common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have outstanding an aggregate of 57,017,356 shares of our common stock, based upon the number of shares outstanding at April 20 , 2005 and assuming full conversion of 9,923,062 shares of our outstanding preferred stock and convertible promissory notes, no exercise of outstanding options or warrants and no grant of additional options or warrants other than the warrants to Fifth Street Capital to purchase 1,409,723 shares of our common stock at an exercise price of $0.36 per share granted in connection with this offering and 488,216 warrants issued to Fifth Street with an exercise price of $0.594 per share, assuming the maximum offering in each case.  Of these shares, all shares sold in this offering will be freely tradable without restriction or the requirement of further registration under the Securities Act unless they are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.  The remaining shares are “restricted shares,” as that term is defined in Rule 144 under the Securities Act and will be eligible for sale in the public market as follows:

Number of Shares	Date

0	Immediately.

0	After 90 days from the date of this prospectus, upon the satisfaction of the Rule 144 holding periods and volume limitation rules.

33,995,884	At various times after 180 days following the date of this prospectus, subject to compliance with securities laws and upon the lapse of any applicable vesting restrictions.

Lock-Up Agreements.  All of our directors and officers, as well as Fifth Street Capital, our placement agent for this offering, and a substantial majority of our stockholders, option holders and warrant holders have signed lock-up or market-standoff agreements under which they have agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for 180 days after the date of this prospectus.  In addition, the holders of 2,681,194 shares of our common stock issuable upon conversion of our convertible promissory notes have agreed to a lock-up which expires ten days after the filing of our first financial statements for a period ending in calendar year 2005 after the effective date of this prospectus.  Transfers or dispositions can be made sooner with the prior written consent of Fifth Street Capital, or if the transferee agrees to sign an identical lock-up agreement and the following conditions are met:  (a) if the transfer is a bona fide gift, (b) if the transfer is to a trust for the benefit of the stockholder or option holder or (c) if the transfer is to certain affiliates of the stockholder or option holder.  Fifth Street Capital may, in its sole discretion, at any time and without prior notice or announcement, release all or any portion of shares subject to the lock-up agreements.

Rule 144.  In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of certain prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1% of the number of shares of our common stock then outstanding, which will equal approximately 464, 965 shares immediately after the offering assuming the minimum offering, or approximately 570, 174 shares assuming the maximum offering, or (b) the average weekly trading volume of our common stock on the Over-the-Counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.  Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k).  Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.  Therefore, unless otherwise restricted, Rule 144(k) shares may be sold immediately upon the closing of this offering.

Rule 701.  In general, under Rule 701 of the Securities Act as currently in effect, each of our directors, officers, employees, consultants or advisors who purchased shares from us before the date of this prospectus in connection with a compensatory stock plan or other written compensatory agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Registration Rights. The holders of 9,923,062 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our investors’ rights agreement described above. The registration rights under the investors’ rights agreement will expire five years following the completion of this offering, or, with respect to an individual holder, when such holder is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any three month period. After any such registration of these shares, such shares will be freely tradable without restriction under the Securities Act.  These sales could cause the market price of our common stock to decline.

Stock Plans.  As of April 20 , 2005, options to purchase 4,898,874 shares of common stock were outstanding under our prior stock option and incentive plans and stock option agreements.  After this offering, we intend to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our prior and current stock incentive plans and our stock option agreements.  Based on the number of options outstanding and shares reserved for issuance under our prior and current stock incentive plans and our stock option agreements, the Form S-8 registration statement would cover 9,732,833 shares of our common stock.  The Form S-8 registration statement will become effective immediately upon filing.  At that point, subject to the satisfaction of applicable exercise periods, Rule 144 volume limitations applicable to affiliates and the agreements with the underwriters referred to above, shares of common stock to be issued upon exercise of outstanding options granted pursuant to our stock incentive plan and shares of common stock issued pursuant to our employee stock purchase plan (to the extent that such shares are not held by affiliates) will be available for immediate resale in the public market.

PLAN OF DISTRIBUTION

Vincera Offering

Subject to the terms and conditions of a Placement Agent Agreement, we have retained the services of Fifth Street Capital, the placement agent, to offer and sell the common stock offered hereby on a “best efforts” basis at the public offering price of $0.36 per share which is contingent upon the sale of a minimum of 9,722,223 shares of our common stock.

The duration of the minimum and maximum offerings by Vincera will extend for a period of 180 days from the date of this prospectus, unless the placement agent and Vincera agree to extend the offering periods for an additional period of 60 days. All proceeds from the sale of the shares of common stock will be transmitted promptly to an escrow account at our escrow agent, Colonial Bank, N.A. In the event that 9,722,223 shares of common stock are not sold within the time provided herein, all funds will be promptly returned to all subscribers together with any interest earned thereon and without any deduction for commissions or expenses. The purchasers will receive stock certificates not later than five days after the closing of the offering. There may be interim closings upon reaching the minimum offering as agreed between us and the placement agent.  No affiliate or member of management will purchase any shares of common stock in the offering in order to enable us to achieve the minimum offering.  On our behalf, Fifth Street proposes to offer the common stock, in part, directly to retail purchasers at the public offering price set forth on the cover page of this prospectus, and in part to certain dealers who are members of the National Association of Securities Dealers, Inc., at such price, less a concession not in excess of $0.0252 per share.

The placement agent may allow, and such dealers may re-allow, a concession not exceeding $0.0252 per share to other dealers. The placement agent has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.  Contingent upon the sale of 9,722,223 shares of our common stock, we will pay Fifth Street a commission of 7% of the public offering price of all shares sold by us.

Upon completion of this offering, we will issue to Fifth Street, for no additional consideration, warrants to purchase an additional 7% of the number of shares sold in this offering by us, or a maximum of 1,409,723 shares of common stock if we were to sell all 20,138,889 shares in the offering. The warrants will become exercisable immediately after completion of this offering at an exercise price per share equal to 100% of the offering price, or $0.36.  The warrants will expire twelve months from the date of final closing of this offering and the warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence with respect to the underlying shares of common stock of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.  The shares of common stock underlying these warrants are registered for resale pursuant to the registration statement of which this prospectus is a part.  However, in the event these shares are not sold pursuant hereto, the holder of the shares shall be entitled to one demand registration rights at Vincera’s expense.  We will reimburse the placement agent’s reasonable out of pocket expenses incurred in connection with any such offering.  For the 180 day period immediately following the later of the effective date of this registration statement or the date of commencement of sales of the securities registered hereunder to the public, Fifth Street Capital will be unable to exercise sell, transfer, assign, pledge or hypothecate the warrants issued to it by Vincera.  In addition, Fifth Street Capital will not make the warrants the subject of a hedge, short sale, derivative, put or call transaction that would result in the effective disposition of the warrants or the shares of common stock underlying such warrants.

In addition, upon completion of this offering, we will issue to Fifth Street, for no additional consideration, warrants to purchase a number of shares equal to 4% of the proceeds from the shares sold in this offering by us divided by $0.594, for a maximum of 488,216 shares of common stock if we were to sell all 20,138,889 shares in the offering. The warrants will become exercisable immediately after completion of this offering at an exercise price per share equal to $0.594.  The warrants will expire eighteen months from the date of final closing of this offering and the warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence with respect to the underlying shares of common stock of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.  The shares of common stock underlying these warrants are registered for resale pursuant to the registration statement of which this prospectus is a part.  However, in the event these shares are not sold pursuant hereto, the holder of the shares shall be entitled to one demand registration rights at Vincera’s expense.  For the 180 day period immediately following the later of the effective date of this registration statement or the date of commencement of sales of the securities registered hereunder to the public, Fifth Street Capital will be unable to exercise sell, transfer, assign, pledge or hypothecate the warrants issued to it by Vincera.  In addition, Fifth Street Capital will not make the warrants the subject of a hedge, short sale, derivative, put or call transaction that would result in the effective disposition of the warrants or the shares of common stock underlying such warrants.

We have agreed to indemnify Fifth Street against certain liabilities, including liabilities under the Securities Act arising out of any untrue statement or alleged untrue statement or caused by any omission or alleged omission of a material fact required to be stated in this prospectus.

Fifth Street Capital, LLC was formed in June of 2004. It was formerly known as Gray Capital Partners, LLC, and conducted only institutional business under that name.  Its primary business function is a retail securities brokerage.  Its principals, Brian G. Kidder and Kyle T. Holland, have been in the securities industry since 1992 and 1993, respectively. They have been active participants in numerous public and private securities transactions, in both the primary and secondary markets, and have acted at various levels and performed numerous functions in these transactions.

From June to August 2004, Fifth Street Capital provided placement agent services to us in connection with our private placement of subordinated promissory notes. We paid commission and reimbursed expenses incurred by Fifth Street Capital in an aggregate amount of $75,197 in August 2004 and issued a warrant to purchase 68,036 shares of our common stock in August 2004.

Fifth Street Capital, our placement agent for this offering, will make a prospectus in electronic (PDF) format available upon oral or written request. Other than the prospectus in electronic (PDF) format, the placement agent does not intend to use any other forms of prospectus in electronic format.

Selling Stockholders Offering

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest (each of whom must be named in a supplement to this prospectus before they may offer their shares),.may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, although if they desire to sell their shares of our common stock before the shares are quoted on an exchange or quotation system, they must sell their shares of our common stock at a price of $0.36 per share. The duration of the offering for the selling stockholders is until the earlier of five years after the effective date or such time as the selling stockholders may resell their shares under Rule 144 under the Securities Act of 1933. We are required to pay all fees and expenses incident to the registration of the shares including $272.81 of registration fees already paid but excluding brokerage commissions or underwriter discounts (and we do not anticipate incurring any additional fees or expenses on behalf of the selling stockholders). The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately-negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may sell their shares of our common stock at a price of $0.36 per share until shares of our common stock are quoted on an exchange or quotation system, and thereafter at prevailing market prices or privately negotiated prices .

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares including $272.81 of registration fees already paid, but excluding brokerage commissions or underwriter discounts (and we do not anticipate incurring any additional fees or expenses on behalf of the selling stockholders).

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.  Vincera will file a prospectus supplement to reflect any changes to the selling shareholders.

We may amend this prospectus, after effectiveness, if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wood & Sartain, L.L.P., Dallas, Texas. Certain legal matters will be passed upon for the placement agent by Andrews Kurth LLP, Austin, Texas.

EXPERTS

Our financial statements as of December 31, 2004 and 2003 and for the years then ended, included in this prospectus have been audited by Helin, Donovan, Trubee & Wilkinson, LLP, registered independent public accounting firm, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 pursuant to the Securities Act with respect to the securities offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to Vincera, Inc. and the common stock offered in this offering, reference is made to such registration statement, schedules and exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement. In the event we are able to list our securities on the Over-the-Counter Bulletin Board, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, consequently, will be required to file annual and quarterly reports, proxy statements and other information with the SEC. The registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC's web site is http://www.sec.gov.

We intend to furnish our stockholders with annual reports containing audited financial statements and such other reports as we deem appropriate or as may be required by law.

Requests for information may be directed to Investor Relations, c/o Vincera, Inc., 611 South Congress Avenue, Suite 350, Austin, Texas 78704, and telephone number (512) 443-8749.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Vincera, Inc.:

We have audited the balance sheets of Vincera, Inc. (formerly Smarte Solutions, Inc.) (the Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, effective May 15, 2003, the Company adopted Financial Accounting Standards Board Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Helin, Donovan, Trubee & Wilkinson, LLP

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas

February 10, 2005

(except for matters disclosed in Note 4,

Paragraphs 4 and 5, as to which the date

is March 12, 2005 and Note 15, paragraph 4, as to

which the date is April 13, 2005 )

VINCERA, INC.

Balance Sheets
December 31, 2004 and 2003
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$907,653	$8,809
Accounts receivable, net	1,518	7,325
Accounts receivable, related party	52,785	-
Other current assets	36,600	15,132
Total current assets	998,556	31,226
Property and equipment:
Computer equipment and software	56,950	38,532
Furniture and fixtures	3,500	3,500
Total property and equipment	60,450	42,072
Less accumulated depreciation and amortization	(33,912)	(22,440)
Net property and equipment	26,538	19,632
Customer relationships acquired	340,770	-
Software acquired	642,828	-
Total Assets	$2,008,692	$50,858
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$115,617	$173,575
Accounts payable, related party	52,785	-
Note payable, related party	180,876	175,000
Deferred rent payable	6,225	10,375
Deferred revenues	12,400	-
Accrued interest payable	245,558	448
Subordinated notes payable	2,429,850	-
Convertible promissory notes payable	908,216	30,000
Variable convertible preferred stock	4,961,515	4,961,515
Total liabilities	8,913,042	5,350,913
Stockholders’ deficit:
Common stock, $.001 par value, 70,000,000 shares authorized,
24,072,822 and 5,741,908 shares issued and outstanding at
December 31, 2004 and 2003, respectively	24,072	5,742
Additional paid-in-capital	1,825,959	968,353
Note receivable from shareholders for purchase of stock	(6,250)	(10,000)
Accumulated deficit	(8,748,131)	(6,264,150)
Total stockholders’ deficit	(6,904,350)	(5,300,055)
Total liabilities and stockholders' deficit	$2,008,692	$50,858
See accompanying notes to financial statements.

VINCERA, INC.

Statements of Operations
Years Ended December 31, 2004 and 2003

	2004	2003
Revenues
Royalties	$39,040	$6,227
Licenses	94,015	240,442
Services	20,532	93,643
Total revenue	153,587	340,312

Expenses
Research and development	634,289	359,336
Sales, Marketing, General and administrative	1,655,162	1,630,491
Depreciation and amortization	100,890	175,224
Loss on Impairment write-down on licensed technology	-	792,098
Total operating expenses	2,390,341	2,957,149

Loss from operations	(2,236,754)	(2,616,837)

Other income (expense), net	(1,170)	2,379
Interest expense	(246,057)	(33,033)

Net loss	$(2,483,981)	$(2,647,491)

Basic and diluted loss per share	$(0.10)	$(0.53)

Weighted average common share outstanding:
Basic and fully diluted	24,159,353	4,974,616

See accompanying notes to financial statements.

VINCERA, INC.

Statements of Stockholders’ Deficit
Years ended December 31, 2004 and 2003

				Note Receivable from Shareholders for Purchase of Stock
	Common Stock
	Shares	Amount	Additional Paid In Capital		Accumulated Deficit	Total
Balances at December 31, 2002	4,716,908	$4,717	$918,128	-	$(3,616,659)	$(2,693,814)
Stock issued for note receivable	200,000	200	9,800	(10,000)	-	-
Sale of stock	825,000	825	40,425	-	-	41,250
Net loss	-	-	-	-	(2,647,491)	(2,647,491)
Balances at December 31, 2003	5,741,908	$5,742	$968,353	$(10,000)	$(6,264,150)	$(5,300,055)
Stock issued for reduction in payables	240,000	240	11,760	-	-	12,000
Payments on notes	-	-	-	3,750	-	3,750
Stock issued for acquisition	16,681,122	16,681	817,375	-	-	834,056
Sale of stock	1,409,792	1,409	28,471	-	-	29,880
Net loss	-	-	-	-	(2,483,981)	(2,483,981)
Balances at December 31, 2004	24,072,822	$24,072	$1,825,959	$(6,250)	$(8,748,131)	$(6,904,350)

VINCERA, INC.

Statements of Cash Flows
Years Ended December 31, 2004 and 2003
	2004	2003
Cash flows from operating activities:
Net loss	$(2,483,981)	$(2,647,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	100,890	175,224
Loss on impairment write-down on licensed technology	-	792,098
Changes in operating assets and liabilities:
Accounts receivable	7,804	(498)
Other current assets	(21,418)	(14,182)
Accounts receivable related party	(52,785)	-
Accounts payable and accrued liabilities	(57,958)	141,973
Accounts payable related party	52,785	-
Deferred Rent Payable	(4,150)	10,375
Deferred revenue	(49,500)	-
Interest payable	245,110	31,003
Net cash used in operating activities	(2,263,203)	(1,511,498)
Cash flows from investing activities:
Proceeds from exchange of common stock to acquire Vincera Software, Inc. (Note 14)	2,276	-
Acquisition of technology	-	(349,999)
Purchases of property and equipment	(6,925)	(17,304)
Net cash used in investing activities	(4,649)	(367,303)
Cash flows from financing activities:
Proceeds from issuance of subordinated notes payable	2,429,850	-
Proceeds from issuance of convertible promissory notes payable	908,216	142,500
Payment of notes receivable for stock purchase	3,750	1,284,250
Repayment of promissory notes	(30,000)	(35,000)
Repayment of notes payable, related parties	(175,000)	-
Proceeds from issuance of common stock	29,880	41,250
Net cash provided by financing activities	3,166,696	1,433,000

Net increase (decrease) in cash and cash equivalents	898,844	(445,801)
Cash and cash equivalents at beginning of period	8,809	454,610
Cash and cash equivalents at end of period	$907,653	$8,809
Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$760	$2,029
Exchange of common stock to acquire assets (Note 14):
Accounts receivable acquired	$2,087	$-
Property and equipment acquired	11,453	-
Customer relationships acquired	371,748	-
Software acquired	701,268	-
Deferred revenues assumed	(61,900)	-
Notes payable, related parties assumed	(192,876)	-
Common stock issued	(834,056)	-
Cash proceeds	$2,276	$-
Promissory notes and interest redeemed for variable convertible preferred stock	$-	$3,677,265
Stock issued for notes receivable	-	$10,000
Common stock issued for reduction in notes payable, related parties	$12,000	$-
See accompanying notes to financial statements.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (1)

Organization

Vincera, Inc. (the Company) develops and markets software.  The software offering, Vincera Activity Manager, or VAM, enables publishers of digital content, including software and documents, to understand how their services are used by their subscribers.  This understanding will allow customers to improve their customer management business processes, such as customer upgrade management, customer retention management and license compliance management.  Our applications generate information that customers can use to increase the number of subscriptions, increase the average selling price of subscriptions and increase the rate at which subscribers renew their subscriptions.

The Company was incorporated in Texas in March 1999 under the name MoveMoney.com, Inc.  In December 2000, MoveMoney.com, Inc. changed its name to MoveMoney, Inc. and reincorporated in Delaware.  In January 2002, MoveMoney, Inc. changed its name to Smarte Solutions, Inc.

On August 23, 2004, Smarte Solutions, Inc. acquired Vincera Software, Inc. and concurrently changed its name to Vincera, Inc. (Note 14)

 (2)

Summary of Significant Accounting Policies

(a)

Basis of Accounting

These financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles whereby revenues are recognized in the period earned and expenses when incurred.

(b)

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2004 and 2003, the Company’s cash equivalents consisted of money market funds.

(c)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally eighteen months to five years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

 (d)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(2)

Summary of Significant Accounting Policies (continued)

 (e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

 (f)    Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

 (g)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.  The Company discloses the pro forma effects on operation as if the options were issued at fair value.  If the Company elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with Statement 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Years ended December 31,
	2004	2003
Net loss, as reported	$(2,506,517)	$(2,647,491)
Deduct: Total stock based employee compensation expense determined under the fair value based method for all awards, net of the related tax effects	(19,232)	(22,056)
Pro forma net loss	$(2,525,749)	$(2, 669,547 )
Net loss per share
Basic and diluted – as reported	$(0.10)	$(0.53)
Basic and diluted - pro forma	$(0.10)	$(0.54)

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(2)

Summary of Significant Accounting Policies (continued)

  (h)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  At December 31, 2003, the Company’s management determined that the licensed technology was fully impaired and recorded a loss from impairment write-down on licensed technology of $792,098.

 (i)

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

 (j)

Revenue Recognition

The Company derives revenue from software licenses, maintenance and services.  Software licenses for the Company’s software typically contain multiple elements, including the product license, maintenance and/or other services.  The Company allocates the total fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.  This objective evidence of fair value is specific to the Company and consists either of prices derived from sales of elements when they sold separately, such as the renewal rate for the maintenance element, or the price established by management for sale of elements in the ordinary course of business.

License fees include the software developed and licensed by the Company.  Certain software developed by the Company is licensed under contractual arrangements that, in addition to the delivery of software, require significant modification and customization of software.

Software not requiring significant modification or customization is recognized when persuasive evidence of an arrangement exists, delivery has occurred and the fee is fixed or determinable and probable of collection.

Services include installation, basic consulting, as well as software customization and modification to meet specific customer needs.  Professional service fees that are provided under long-term contracts to install and customize software developed by the Company or third parties are recognized using the percentage of completion method.  Progress to completion is measured using costs incurred or milestones achieved compared to estimated total costs or contract milestones.  Provisions for estimated losses under the percentage of completion method are made for the entire loss in the period in which they become evident.  Revenue allocated to training and consulting service elements is recognized as the services are performed. The Company’s consulting services are not essential to the functionality of its products as (i) such services are available from other vendors and (ii) the Company has sufficient experience in providing such services.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(2)

Summary of Significant Accounting Policies (continued)

 (j)

Revenue Recognition (continued)

Maintenance fees include technical support, bug fixes and rights to upgrade on when-and-if-available basis associated with software licenses.  These fees are collected in advance and recognized ratably over the maintenance period.  Unrecognized maintenance fees are included in deferred revenue.

 (k)

Intangible Assets

The Company capitalizes costs related to software developed by third parties that were not acquired in a business combination.  Intangible assets are being amortized using the straight-line method over the contractual license period for licensed technology.  Intangible assets from the acquisition of customer relationships and software are being amortized using the straight-line method over three years (Note 14). In 2004, amortization totaled $30,978 for customer relationships and $58,440 for software acquired.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (l)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximates their fair values due to their short maturities.

(m)

Loss per Common Share

Basic loss per share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period.  Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

Incremental common shares attributable to the exercise of outstanding options and warrants totaling 5,289,717 and 7,451,509 as of December 31, 2004 and 2003, respectively, were excluded from the computation of diluted loss per share because the effect would be antidilutive.

(n)

Customer Concentration

During the year ended 2004, three customers accounted for 25%, 25% and 20% of revenues respectively and for 2003 one customer accounted for 82% of revenues.  The same customer accounted for 25% and 82% of revenues for 2004 and 2003.  The loss of these customers could materially affect financial results.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(2)

Summary of Significant Accounting Policies (continued)

 (o)

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standard Board (FASB) issued a revision to Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation” (SFAS 123R).  SFAS 123R eliminates the use of the intrinsic value method of accounting under APB Opinion 25, “Accounting for Stock Issued to Employees,” and generally requires a public entity to reflect the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date in its income statement instead of pro forma disclosures in its financial statement footnotes.  The grant-date fair value will be estimated using option-pricing models adjusted for unique characteristics of those equity instruments. Amount other things, SFAS 123R also requires entities to estimate the number of instruments for which the requisite service is expected to rendered and, if the terms or conditions of an equity award are modified after the grant date, to recognize incremental compensation cost for such a modification by comparing the fair value of the modified award with the fair value of the award immediately before the modification.  In addition, SFAS 123R amends FASB Statement No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing of cash inflow rather than as a reduction of taxes paid.  SFAS 123R is effective for public entities (other than those filing as small business issuers) as of the first interim or annual reporting period that begins after June 15, 2005  and is effective for small business issuers in the first interim or annual reporting period that begins after December 15, 2005. As of the required effective date, entities that used the fair-value-based method under the original Statement 123 will apply this revised statement using a modified version of prospective application. The Company is currently evaluating the requirements of SFAS 123R and will adopt this statement at the effective date.  Although the Company cannot estimate the exact amount at this time, the Company expects that the adoption of this statement could have a material effect on the financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or Asset in some circumstances).  SFAS 150 was effective for financial instruments entered into or modified after May 31, 2003.  Financial instruments within the scope of SFAS 150 entered into before that date are to be classified as a liability and reported as a change in an accounting principle.  Non-public companies are subject to the provisions of SFAS 150 for the first period beginning after December 15, 2003.  As the Company has prepared financial statements with the intention of filing them in a public offering (Note 15) the Company has adopted the accounting required in SFAS 150 in accordance with the requirements of a public entity.

 (3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products.  The Company expects that it will achieve profitability and positive cash flows in the future.  The Company’s plans in regard to this are to increase revenues and decrease operating costs (as a percentage of revenues).  There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.  To date, the Company has funded its activities primarily through private equity offerings, which have included sales of common and preferred stock, and the issuance of promissory notes payable.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (4)

Commitments and Contingencies

Leases

The Company conducts its operations in various leased facilities under leases classified as operating leases.  The Company also leases certain equipment under non-cancelable operating leases.  Minimum future rentals as of December 31, 2004 are as follows:

Year Ending December 31,
2005	$63,973
2006	$26,440

Rental expense under these leases amounted to approximately $80,000 and $ 74,716 during 2004 and 2003, respectively.

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business.  Although the resolution of these matters is not currently known, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

The Company recently settled a lawsuit that we filed against Bit-Arts after the Company was notified by Bit-Arts that it believed that the Company was in default of the license agreement between the Company and Bit-Arts (for failing to pay royalties, market their software and comply with licensing terms) and demanded that we cease incorporating their technology effective January 6, 2005. The Company believed that it had not breached the agreement and filed a lawsuit in the Supreme Court of New York, County of New York on January 4, 2005, the “Action”, seeking a declaratory judgment that the Company had not breached the license agreement between Bit-Arts, seeking temporary and permanent injunctive relief and seeking damages resulting from Bit-Arts breaches of the agreement and tortious interference with the Company’s customers.  The Company obtained a temporary restraining order on January 5, 2005 that Bit-Arts had removed the case to the United States District Court for the Southern District of New York.   On February 10, 2005, the Company and Bit-Arts stipulated to the United States District Court, Southern District of New York, that the Action was settled pursuant to a Settlement and Amendment Agreement by and between the parties, and the case was dismissed with prejudice.  The Settlement Agreement released all claims of breach against both parties.  This allows the Company to continue to sell and support its products that contain the Bit-Arts technology until December 31, 2005.  Thereafter, Bit-Arts will service and support the Company’s customers who may be currently under a support contract.  In addition, the following will occur: (1) Bit-Arts will provide the Company with a modified version of its’ technology that provides the full level of protection required by one of our major customers; (2) Bit-Arts will not receive any payment of royalties for any royalty-bearing product sold by the Company until a current outstanding receivable from Bit Arts to Company in the amount of $56,573.00 has been extinguished; and (3) Company will transfer approximately 1.5% out of the 2.69% of stock in Bit-Arts back to Bit-Arts.

Scott McAllister, a Vincera shareholder, has filed a lawsuit against the Company in the 261st Judicial District Court in Travis County, Texas, on January 14, 2005, and amended on March 14, 2005, asserting that the Company; breached an alleged oral contract, promissory estoppel, and fraud in a stock transaction.  Mr. McAllister is seeking damages of $189,000 plus attorneys fees.  Mr. McAllister claims that he is owed these sums for services allegedly performed, and alleged promises made, in connection with our securities offerings.  The services allegedly performed were the introduction of Fifth Street Capital LLC to Vincera, whereby Mr. McAllister believes he is entitled to a commission for all monies raised by Fifth Street Capital LLC on behalf of the Company, including the Bridge Loan and the Initial Public Offering.  The alleged

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(4)

Commitments and Contingencies (continued)

Litigation (continued)

promises made were regarding performance of the Company and the status of fund raising.  The Company intends to vigorously defend this lawsuit.

(5)

Income Taxes

As a result of accumulated net operating losses, the Company has not recorded a provision for income taxes.  The components of the deferred tax assets and related valuation allowance at December 31, 2004 and 2003, are primarily the result of net operating loss carryforwards for both GAAP and tax basis of approximately $6.5 million and $5.7 million at December 31, 2004 and 2003, respectively.

In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.  Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.  The valuation allowance increased by approximately $860,000 and $1,008,000 during the years ended December 31, 2004 and 2003, respectively.

The net operating loss carryforward will begin to expire in 2019, if not utilized.  The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted with the Vincera Software, Inc. acquisition and subsequent equity transactions.

(6)

Notes Payable

Convertible Promissory Notes Payable

Beginning in 2000, the Company began issuing convertible notes payable designated as Series A Notes Payable.  These notes accrued interest at 6.37% and a maturity date of May 14, 2003.  Beginning in February 2003, the notes and accrued interest were converted to Series A Preferred Stock (Note 8).  A portion of the note holders were also promised additional warrants to purchase preferred stock.  These warrants were issued in 2003 (Note 10).

In December 2003, the Company began issuing a new series of convertible notes payable designated as Series B Notes Payable.  As of December 31, 2004, these notes totaled $908,016.  These notes accrue interest at 6.37% and mature May 1, 2005.  These notes are convertible to preferred stock upon the closing of an equity issuance in which proceeds exceed $500,000.  The conversion is at a rate that equals the price per share for the shares issued in such an equity issuance.  A majority of the holders of the Series B Notes Payable have agreed to the “First Amendment to Convertible Promissory Note,” amending the original notes stating that the Company may issue either preferred or common stock plus accrued interest upon a “Qualified Equity Financing” defined as an equity financing in which the Company sells equity securities and obtains net proceeds (including conversion of these notes) in an amount not less than Five Hundred Thousand Dollars ($500,000).  The Company has expressed its intention to convert these notes to common stock.  The holders agreed to execute appropriate market standoff agreements as may be requested by the Company or Company’s underwriters in connection with the closing of the issuance and sale of shares of common stock of the Company in the Company’s first public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.  Such market standoff agreements shall provide at a minimum that the holders shall be restricted from selling any shares of common stock issued upon conversion of their notes

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(6)

Notes Payable (continued)

Convertible Promissory Notes Payable (continued)

until the expiration of ten (10) days following the filing of Company’s first financial statements for a period ending in calendar year 2005 after the effective date of the first registration statement.  In the event there is not a Qualified Equity Financing, such as the contemplated public offering (Note 15) then the Company would issue preferred shares.

Subordinated Notes Payable

During June through August of 2004, the Company issued $2,429,710, in Subordinated Promissory Notes (Subordinated Notes). The Subordinated Notes carry an interest rate of 10%, are subordinate to the other credit agreements and trade payables of the Company, and have maturity dates of one year from their respective issuance dates.  The Subordinated Notes are subject to a Security Agreement whereby the Company has granted a security interest in certain collateral to secure the payment of the Subordinated Notes and other obligations.  Concurrent with the issuance of the Subordinated Notes, the Company has issued Stock Purchase Warrants equal to 7% of the principal amount of the Notes to purchase Common Stock in the Company.  Each warrant holder shall have the right to purchase Common Stock of the Company from time to time on and after the earlier of (i) immediately prior to the consummation of a best efforts commitment, underwritten public offering or (ii) until the third anniversary date following the grant date of each Stock Purchase Warrant.  Each Stock Purchase Warrant shall expire and be of no further force or effect upon the earliest of (i) the third anniversary date following the grant date of each Stock Purchase Warrant (ii) twelve (12) months following the consummation of a best efforts commitment, underwritten public offering (“Public Offering”) (iii) the sale of all or substantially all of the Company’s assets or (iv) immediately prior to any merger or consolidation of the Company in which the Company is not the surviving entity.

Each warrant granted is fully vested and is exercisable at a price per share equal to (i) the per share price of the Company’s Common Stock issued in a Public Offering or (ii) $0.50 in the event a Public Offering does not occur.  No value was assigned to the stock purchase warrants based on the estimated current value of the common stock of $0.05 per share.

 (7)

Common Stock

The Company is authorized to issue 70,000,000 shares of common stock.  Each common stockholder is entitled to one vote per share of common stock owned.  In prior periods, common stock has been issued in exchange for convertible notes payable.

(8)

Preferred Stock

During 2003, the Company converted notes payable and accrued interest totaling $3,677,266 to 7,354,562 shares of $0.001 par value, Series A Preferred Stock at $0.50 per share.  During the same period an additional 2,568,500 shares of Series A Preferred Stock was sold for $1,284,250.  Each Series A Preferred Stockholder is entitled to one vote per share of Series A Preferred Stock owned.

Each share of Series A Preferred Stock shall automatically be converted by the Corporation into shares of Common Stock at the Series A Conversion Price at the time in effect immediately upon the Corporation’s sale of its Common Stock in a public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended. The Series A Conversion Price in effect for the contemplated public offering discussed in Note 15 is $0.50 per share, therefore the Preferred Stock is convertible into 9,923,062 shares of Common Stock.  Should the Company be unable to complete the sale of its common stock in an underwritten public offering, then the preferred stock can be converted to common stock at the option of the holder at any time into shares of the Company common stock, initially at a conversion price of $0.50 per share, subject to adjustment upon the issuance of shares of our common stock (or securities convertible into shares of our common stock) at a price per share less than the conversion price of the Series A shares then in effect.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(8)

Preferred Stock (continued)

Additionally, the liquidation preference of Series A Preferred Stock is in the amount equal to their stated value of $0.50 per share plus declared and unpaid dividends.  The holders of the Series A shares shall be entitled to receive, when and as declared by our board, but only out of funds that are legally available, cash dividends at the rate of 8% per year.  The holders of the Series A preferred shares are entitled to vote equally with the shares of our common stock, and in addition are entitled to elect one member of our board of directors.

In accordance with SFAS 150, the Company has classified these financial instruments as liabilities and they are reflected as variable convertible preferred stock on the balance sheet.

Prior to 2003, the Company was authorized to issue 10,000,000 shares of preferred stock.  In April 2003, the Board of Directors voted to authorize the Company to issue up to 30,000,000 shares of preferred stock, of which 15,000,000 shares have been designated as Series A Convertible Preferred Stock.

Series B Preferred Stock may be issued in the future in the event of a conversion of the notes payable issued beginning in December 2003 (Note 6).  The terms of the Series B Preferred Stock have not yet been determined.

 (9)

Common Stock Option/Stock Incentive Plan

The Company’s 2002 Stock Incentive Plan (the “Plan”) was approved in November, 2002.  The Plan provides for a means by which individuals may be given an opportunity to benefit from increases in the value of the common stock through the granting of the following Stock Awards: Incentive Stock Options, Nonstatutory Stock Options, stock bonuses and rights to acquire restricted stock.  At December 31, 2003, a maximum of 4,000,000 shares of common stock could be issued.

In 2004, the Board of Directors increased the maximum shares to 9,000,000.  Incentive Stock Options issued prior to the approval of the Plan are in addition to the total allowed through the Plan.

Incentive Stock Options may be granted only to employees.  Other Stock Awards may be granted to employees, non-employee members of the Board of Directors and others.  The provisions of separate options need not be identical, but each option shall include the following provisions:

1.

Term – No Incentive Stock Option shall be exercisable after the expiration of ten years from the date it was granted.

2.

Exercise Price of an Incentive Stock Option - The exercise price shall not be less than the fair market value of the common stock on the date the option is granted.  Additional restrictions apply to certain shareholders as defined in the Plan.

3.

Exercise Price of a Nonstatutory Stock Option – The exercise price shall not be less than 20% of the fair market value of the common stock on the date the option is granted.

Under the Plan, stock bonuses and restricted stock awards in the form of shares of common stock may be issued directly to employees, members of the Board of Directors, or other individuals.  Shares of common stock issued as stock bonuses may vest immediately, or in one or more installments, at the discretion of the Board of Directors.  Recipient of stock bonuses and restricted stock awards have full stockholder rights with respect to any shares of common stock issued, regardless of whether such shares are vested.  During 2004 and 2003, no shares of common stock were issued as stock bonuses or restricted stock awards.

Stock options issued under the Plan have reverse vesting schedules as determined by the Board of Directors, which are generally four years.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (9)

Common Stock Option/Stock Incentive Plan (continued)

Unless terminated at an earlier date by action of the Board of Directors, the Plan terminates on November 4, 2012.  The Company had 4,817,708 and 1,128,519 shares of common stock available for future grants under the Plan at December 31, 2004 and 2003, respectively.

The weighted-average fair value of stock options granted to employees during 2004 and 2003 was $0.014 on the date of grant using the Black-Scholes option pricing model with the following assumptions:  expected dividend yield 0%, risk-free weighted average interest rate 3%, volatility 25% and an expected life of five years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal or exceed the fair value of the underlying common stock at the date of grant.

Prior to the approval of the Plan, the Company issued stock options through the direct actions of the Board of Directors.  Options representing a total of 2,707,000 shares as of December 31, 2004 and 3,457,000 shares as of December 31, 2003 were issued in this manner, outside of the Plan.

Options granted to non-employees were recorded at fair value in accordance with SFAS No. 123 and EITF 96-18.  These options were issued pursuant to the Plan and are reflected in the disclosures below.  Compensation expense related to these options was $10,067 for each of the years ended December 31, 2004 and 2003, respectively.

Under the Company’s Plan, of the 9,000,000 shares that are authorized to be issued, we have:

•

Options to purchase 2,174,500 shares of our common stock have been issued and are outstanding as of December 31,2004;

•

The Company may issue up to an additional 4,817,708 options, stock bonus awards or restricted stock awards (including as a result of options to purchase 2,967,688 shares that were granted under the Plan, have expired and are available for future grants under the Plan); and

•

Options to purchase 2,007,792 shares have been exercised and are no longer available for future grants.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(9)

Common Stock Option/Stock Incentive Plan (continued)

A summary of activity in common stock options for the year ended December 31, 2004 and 2003 are as follow, and includes options granted through the Plan and outside the Plan:

	Shares	Range of Exercise Prices	Weighted-Average Exercise Price

Options outstanding, December 31, 2002	6,440,500	$0.001- $0.15	$0.04

Options granted	1,006,480	$0.05	$0.05
Options exercised	(810,000)	$0.05	$0.05
Options forfeited	(1,333,499)	$0.05	$0.05

Options outstanding, December 31, 2003	5,303,481	$0.001- $0.15	$0.04

Options outstanding, December 31, 2003	5,303,481	$0.001- $0.15	$0.04
Options granted	3,310,000	$0.05	$0.05
Options exercised	(1,649,792)	$.001 - $0.05	$0.028
Options forfeited	(2,082,189)	$0.001-$0.05	$0.05

Options outstanding, December 31, 2004	4,881,500	$0.001-$0.15	$0.04

The following is a summary of options outstanding and exercisable at December 31, 2004:

Outstanding			Vested and Outstanding
Number of Shares Subject to Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Vested Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
4,881,500	6.1	$0.04	1,373,681	5.53	$0.04

(10)

Warrants

In connection with the sale of the promissory notes payable that were converted to Series A Preferred Stock in 2003 (Note 8), the Company issued warrants to purchase 2,154,028 shares of Series A Preferred Stock.  No value was assigned to the warrants when issued, as the value of these warrants was zero.  These warrants allow for the purchase of Series A Preferred Stock at $0.50 per share and expire in November 2011.

The terms of agreement with the holders of these warrants state that in the event of (a) the closing of the issuance and sale of shares of common stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (10)

Warrants (continued)

of the surviving entity, these Warrants shall, on the date of such event, no longer be exercisable and become null and void.  Upon the completion of the transaction discussed in Note 15, these warrants will become null and void. The Company has also issued warrants to holders of Subordinated Notes as discussed in Note 6.

 (11)

Note Receivable from Stockholder

In November and December 2003, individuals exercised options to purchase 200,000 shares of common stock and the Board of Directors agreed to accept notes totaling $10,000 as consideration. These notes bear interest at 4% per annum and all unpaid principal and interest is due in November 2006.  One of the notes for $3,750 was paid in January 2004. The remaining 125,000 shares of common stock collateralize the remaining note of $6,250.

(12)

Licensed Technology

In 2002, the company entered into a license agreement with Bit-Arts Limited (Bit-Arts), a British company.  The licensed technology provides for intellectual property protection and electronic license management.  This technology allows the company to provide products that can manage access to intellectual property and protect content. Historically, this has been the majority of the company’s business.  This agreement provided a one year exclusive and three year non-exclusive license to integrate the technology developed by Bit-Arts into the products sold by the Company.  In conjunction with this agreement, the Company acquired a warrant to purchase 16,921 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  The license agreement and warrants have been extended since that time to a two year exclusive and a five year non-exclusive license and an additional warrant to purchase 13,536 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  Both warrant instruments have been exercised for approximately $50.00, and the Company owns 30,457 shares of common stock of Bit-Arts, which are included in other assets.  In 2002 and 2003, the Company executed a non-binding memorandum of understanding, or MOU, agreements with Bit-Arts to acquire or license certain technology of Bit-Arts.  These MOU’s were entered into after the license agreements we entered into with Bit-Arts.  These MOU’s contemplated the proposed acquisition of either Bit-Arts or the technology which we currently were licensing.  The closing of the purchase was not completed in 2002 or 2003 as was anticipated in the original documents.  At December 31, 2003, the Company’s management determined that the licensed technology was fully impaired and recorded a loss from impairment write-down on licensed technology of $792,098.

The Company’s business arrangement with Bit-Arts is that the Company pays a royalty fee for every product sold that contains the Bit-Arts technology.  In addition, the Company provides first level support for the products sold.  In return, Bit-Arts provides the development of the technologies and support of the Company for any technical customer support issues.  The original term of the agreement is a five year agreement, terminating on October 31, 2007.  The agreement end date was modified to December 31, 2005 according to the terms of the settlement agreement between the Company and Bit-Arts (Note 4).

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

(12)

Licensed Technology (continued)

Vincera Software, Inc. entered into a Software Assignment Agreement, effective November 25, 2002, with a corporation (the Assignor) to acquire the rights to a software platform and online tools used to enable the creation of full featured content and application portals (Note 14).  This software was incorporated into Vincera Software Inc.’s own software applications to enhance its features.  As a part of this agreement, Vincera Software, Inc. has paid the Assignor $25,000, which was included in prepaid expenses and other current assets in Vincera Software, Inc.’s balance sheet.  Also as part of this agreement, Vincera Software, Inc. has agreed to pay the Assignor a royalty (to be paid on a quarterly basis) of two percent (2%) of all License Revenue, that contains this assigned technology, for a period of five (5) years ending on November 30, 2007.  As part of the acquisition of Vincera Software, Inc., the Company has assumed this agreement. The amount of this license was recorded on Vincera Software Inc.’s balance sheets as other current assets.

(13)

Related Party Transactions

During July 2004, the Company paid the note payable to an officer totaling $175,000 for compensation unpaid in prior years.  This does not require the payment of interest and had an original maturity date of July 1, 2003.  The note had been extended until July 1, 2004 through the mutual agreement of the officer and the Company and was paid in full at that date.

As a condition of the Vincera Software, Inc. acquisition, (Note 14), the Company assumed notes payable to certain former officers and employees of Vincera Software, Inc. for deferred compensation totaling $192,876. Subsequent to the acquisition, the same officers and employees exercised common stock options totaling $12,000 which were offset against the notes, leaving a balance due of $180,876.

During the year ended December 31, 2004 the Company made royalty payments to Bit-Arts totaling $4,150 and accrued approximately an additional $23,000 in royalties payable.  The Company had advanced amounts totaling $56,573 representing the payment of salaries, rent and other operating costs of Bit-Arts in 2003.  Payments of additional royalty amounts are being held until settlement of the outstanding receivable from Bit-Arts.  The excess of the receivable over amounts accrued as payable are fully reserved at December 31, 2004 and 2003.

Short-Term Note Payable

During 2004, the company received a loan of $100,000 from a stockholder.  This loan was due on demand and required no interest payments.  The loan was paid off in July 2004.

Convertible Promissory Notes Payable

Two directors have participated for $1,126,000 in the convertible promissory notes payable transactions (Note 6).  One director converted $876,000 in promissory notes to Series A Preferred shares in 2003 (Note 6).  The other director has resigned from the board effective November 20, 2004.  The directors had agreed to the same terms and conditions as the other participants.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (14)

Acquisition Agreement

On August 23, 2004, the Company consummated the acquisition of Vincera Software, Inc. a privately held company for approximately $1,026,932, consisting entirely of 16.7 million shares of Vincera, Inc.’s common stock valued at $0.05 per share, plus the assumption of $192,876 of notes payable to related parties.

The total purchase consideration of $1,026,932 has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  The purchase price was allocated to intangibles based on management’s estimate.  Management expects to finalize the purchase price allocation within the next twelve months.

The preliminary purchase price allocation is as follows:

Purchase price allocation
Cash	$2,276
Accounts receivable	2,087
Equipment	11,453
Deferred revenues	(61,900)
Customer relationships	371,748
Software	701,268
Net assets acquired	$1,026,932

The Company believes that the intangible assets acquired, consisting of the customer relationships and software, have useful lives of approximately three years.  These intangibles were valued using estimated cash flows from customer relationships over the life of the relationship.  The acquired software was the user activity management suite of products, which provides for the tracking, collecting, storing, analyzing and reporting of the activities of users of online services.  The software was valued based on expected revenues to be generated from the software over a period of useful life of 3 years due to high obsolescence in the software industry.  The estimated revenues were based on competitive information available and historical financial information about this software.  There were three significant customer relationships acquired, Hoover’s Online, Lincoln Financial Group, and TriActive, with estimated cash flows of $226,000, $109,000, and $13,000, respectively.  These estimated cash flows were generated from monthly subscription licenses (Hoover’s Online and TriActive), annual maintenance and support (Hoover’s Online, Lincoln Financial Group and TriActive), and professional services (Hoover’s Online and Lincoln Financial Group).  The useful life of the customer relationships was determined based on existing contracts with the customers and anticipated professional services needs for specified projects.  Subsequent to the acquisition, $12,000 of the notes payable to the related parties were reduced by the issuance of 240,000 shares of restricted common stock.

The shareholders of the Company owned more than 50% of the combined entity following the acquisition, approximately 17,034,970 of the total 33,716,092 shares, or 50.5%.  This includes the shares of the Company that were outstanding as a result of the 750,000 options exercised by Mr. Vishwanath prior to closing the acquisition.   There are no minority voting interests.

The Company evaluates the following criterion to determine the acquirer in business combinations:

•

financial ownership of us post consummation of the acquisition;

•

voting rights of the company post acquisition;

•

composition of the governing body of the combined company; and

•

composition of the senior management immediately following the acquisition.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (14)

Acquisition Agreement (continued)

Based on paragraph 17 of SFAS 141 and related accounting literature, the Company determined to account for the transaction as an acquisition and not a reverse merger, based on, among other factors, the following reasons:

The relative voting rights in the combined entity after consummation of the acquisition are as follows: investors of the Company had more than 50% of voting rights of the combined entity.  Additionally, the former Old Vincera shareholders received no protective provisions or board nomination rights related to the shares they received in the acquisition.

The composition of the governing body of the combined entity immediately following the acquisition: the Company’s Board of Directors had three members immediately following the acquisition.  Out of these directors, two of the three (Messrs. Vishnawath and Murphy) were former Directors and investors from the Company.

The Composition of the Senior Management of the Company immediately following the acquisition:  Five of the seven members of senior management immediately following the acquisition were employees from the Company, including Bala Vishwanath, Chief Strategy Officer, Jerry Gottlieb, Senior Vice President, Sales, Mark Eshelman, Director of Sales Development, Brian Mantz, Vice President, Quality and Todd Enright, Vice President of Product Management.  Only two of the seven members of senior management immediately following the acquisition were former employees of Old Vincera, David R. Malmstedt, President and CEO and Puru Agrawal, Chief Technology Officer.  Messrs. Malmstedt and Agrawal owned only 13.26% of the combined company.

(15)

Subsequent Events

Vincera, Inc. has engaged an investment banking firm to act as its exclusive advisor in the offering to sell the Company’s common stock in a public offering. The Company anticipates raising between $3,500,000 and $7,250,000. Placement agent commissions are expected to be between $245,000 to $507,500 depending on the actual number of shares sold and amount raised.  In addition, the investment banking firm has agreed to provide investment banking and financial advisory services to the Company with respect to financing and/or mergers and acquisitions transactions originated by said investment banking firm, for a period of one year following the date the agreement between the Company and said investment banking firm terminates. As compensation for these services, we have agreed to pay Fifth Street (i) 7% of the amount raised in the offering in cash, (ii) 1% of the shares sold in the offering in Vincera Common Stock, and (iii) warrants to purchase the number of shares of our common stock equal to 7% of the shares sold in this offering at an exercise price equal to the offering price.  In addition, we have agreed to issue warrants to purchase the number of shares of our common stock equal to 4% of the shares sold in this offering at an exercise price equal to 165% of the offering price, in aggregate, to the investment banking firm.  Either party may terminate this agreement upon giving 60 days advance written notice.

As a result of the acquisition discussed in Note 14 and the aforementioned potential registration of securities, the Company anticipates that the Board of Directors and management will change in design and membership.  One board member has resigned effective November 20, 2004.

Management of the Company believes the proposed public offering will be consummated on terms comparable to those described above.  However, there can be no assurance that a public offering of the Company’s common stock will be successful or, if successful, will be comparable to the terms described above.

VINCERA, INC.

Notes to Financial Statements

December 31, 2004 and 2003

 (15)

Subsequent Events  (continued)

Michael B. Shapiro, former CEO of the Company (at the time the company was known as Smarte Solutions) has filed a lawsuit against the Company and Mr. Vishwanath in the 126th Judicial District Count in Travis County, Texas on March 22, 2005 which was served on the Company on April 4, 2005, asserting that the Company breached various agreements, made representations regarding compensation that were false, and made promises regarding his compensation that were false.  Mr. Shapiro is seeking damages of the reasonable value of the stock options that were alleged to have been either refused to be granted or allowed to be exercised by the Company, reasonable value of the services provided to the Company while acting as the CEO and while acting on the Company’s advisory board (which has been estimated to be at least $400,000 by Mr. Shapiro), punitive damages, attorney’s fees, all costs of the proceedings, interest on said sums as provided by law, and such other and further relief to which Mr. Shapiro may show himself justly entitled.  The Company denies the allegations and intends to vigorously defend this lawsuit.

VINCERA SOFTWARE, INC.

Balance Sheets
June 30, 2004 and 2003
(Unaudited)
Assets	2004	2003
Current assets:
Cash and cash equivalents	$54,403	$3,551
Accounts receivable	487	17,999
Prepaid expenses and other current assets	28,841	44,150
Total current assets	83,731	65,700
Property and equipment:
Computer equipment	51,952	98,580
Software	75,949	106,663
Furniture and fixtures	-	1,256
Leasehold improvements	-	20,341
Total property and equipment	127,901	226,840
Less accumulated depreciation and amortization	(116,448)	(145,072)
Net property and equipment	11,453	81,768
	$95,184	$147,468
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$172,908	$27,919
Deferred revenue	78,667	12,000
Current portion of capital lease obligations	-	1,673
Total current liabilities	251,575	41,592
Capital lease obligations, less current portion	-	-
Total liabilities	251,575	41,592

Series A redeemable convertible preferred stock,
$.001 par value, 18,764,885 shares authorized, 0 and
18,159,978 shares issued and outstanding, respectively;
liquidation preference of $0 and $7,072,000, respectively	—	7,572,412
Stockholders’ deficit:
Common stock, $.001 par value, 60,000,000 shares
authorized, 56,284,695 and 6,493,468 shares issued and
outstanding, respectively	56,285	6,494
Additional paid-in capital	8,086,184	114,301
Accumulated deficit	(8,298,860)	(7,587,331)
Total stockholders’ deficit	(156,391)	(7,466,536)
	$95,184	$147,468
See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.

Statements of Operations
Six Months Ended June 30, 2004 and 2003
(Unaudited)
	2004	2003
Revenues	$123,787	$13,333

Operating expenses:
Cost of revenue	1,500	137,926
Research and development	163,164	531,645
Sales and marketing	23,433	16,269
General and administrative	172,914	206,830
Total operating expenses	361,011	892,670

Loss from operations	(237,224)	(879,337)

Other income (expense)
Loss on sale of fixed assets	(7,289)	(42,609)
Interest expense, net	—	2,575
Net loss	$(244,513)	$(919,371)

Loss per share	$(0.036)	$(0.143)

Weighted average basic and fully diluted shares outstanding	6,770,086	6,425,577
See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.

Statements of Cash Flows
Six Months Ended June 30, 2004 and 2003
(Unaudited)
	2004	2003
Cash flows from operating activities:
Net loss	$(244,513)	$(919,371)
Adjustments to reconcile net loss to net cash used in
operating activities:
Gain/loss on sale of equipment	7,289	42,609
Gain on extinguishment of debt	-	-
Depreciation and amortization	30,159	40,722

Changes in operating assets and liabilities:
Accounts receivable	98,703	(17,999)
Prepaid expenses and other current assets	(576)	22,705
Accounts payable and accrued liabilities	134,088	(22,119)
Deferred revenue	18,375	4,667
Net cash provided by (used in) operating activities	43,525	(848,786)
Cash flows from investing activities:
Proceeds from sale of assets	-	6,878
Purchases of property and equipment	(61)	-
Net cash provided by (used in) investing activities	(61)	6,878
Cash flows from financing activities:
Net proceeds from issuance of common stock	-	-
Net proceeds from promissory notes payable	-	-
Proceeds from exercise of stock options	-	-
Payments on capital lease obligations	-	(7,434)
Net cash used in financing activities	-	(7,434)
Net increase (decrease) in cash and cash equivalents	43,464	(849,342)
Cash and cash equivalents at beginning of year	10,939	852,893
Cash and cash equivalents at end of year	$54,403	$3,551

Supplemental disclosure of cash flow information:
Cash paid for interest	$154	$-

See accompanying notes to financial statements.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(1)

Incorporation and Nature of Business

Vincera Software, Inc. (“Vincera” or the “Company”) was founded as a Delaware corporation on November 24, 1999 as Elegiant.com, Inc.  The Company changed its name from Elegiant.com, Inc. to Elegiant, Inc. in May 2001. In November 2001, the Company changed its name from Elegiant, Inc. to Vincera Software, Inc.  The Company provides enterprise software solutions that enable companies to move towards the real-time enterprise.  Vincera’s solution provides a competitive advantage and ensures the bottom line by automating business processes and providing an actionable understanding of real-time and market events through business activity monitoring.  The Company also provides consulting, training and support relating to its products.  Based in Austin, Texas, the Company provides software and services to customers throughout the United States.

The accompanying financial statements, which should be read in conjunction with the financial statements and footnotes thereto for the years ended December 31, 2003 and 2002, are unaudited. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included.  Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire fiscal year.

(2)

Summary of Significant Accounting Policies

(a)

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2004 and 2003, the Company’s cash equivalents principally consisted of money market funds.

(b)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally three years for computer and computer-related equipment and five years for non-computer equipment and furniture. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

The Company leases certain equipment under capital lease agreements. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under lease. Assets under capital lease are depreciated over their estimated useful lives, generally three years.

(c)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

(d)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

(e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(f)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company discloses the pro forma effects on operations as if the options were issued at fair value.  If the Company elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with Statement 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Six Months Ended June 30,
	2004	2003
Net loss, as reported	$(244,513)	$(919,371)
Deduct: Total stock based employee compensation expense determined under the fair value based method for all awards, net of the related tax effects	(11,050)	(10,932)
Pro forma net loss	$(255,563)	$(930,303)

Net loss per share
Basic and diluted – as reported	$(0.036)	$(0.143)
Basic and diluted - Pro forma	$(0.038)	$(0.145)

(g)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

(h)

Revenue Recognition

Revenue from software licenses is generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. Service revenue includes training, consulting and maintenance. Training and consulting revenues are recognized as the services are performed. Maintenance revenue is recognized ratably over the term of the agreement and commences once implementation of the product has occurred. For arrangements where consulting services are determined to be essential to the functionality of the software, revenue from software licenses is recognized as the services are performed and the criteria above have been met.

The Company recognizes revenues from fixed-priced consulting projects using the percentage of completion method, which requires revenues to be recognized over the term of the contract based on the percentage of work completed.  Progress toward completion is determined based upon the consulting hours incurred as a percentage of total estimated hours to complete the engagement. Recoverable costs and accrued profits not yet billed on contracts in process are recorded as unbilled revenue and billings on uncompleted contracts in excess of incurred costs are recorded as deferred revenue. The cumulative impact of any revision in estimates of the percentage complete is reflected in the period in which the changes become known. Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which management concludes that a loss is likely to be incurred.

(i)

Earnings per Share

Basic earnings per share are computed based upon the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities.

(3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products. The Company expects that it will continue to incur net losses as it continues to expend significant resources, especially on research and development and sales and marketing activities. There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.

To date, the Company has funded its activities primarily through private equity offerings, including sales of preferred stock; however, there can be no assurance that such financing will be available in the future or that positive operating cash flows will ever be achieved.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(4)

Leases

The Company subleases office space under an operating lease whose initial term expired January 2004.  The lease continues in effect on a monthly basis at a rate of $1,590, not to exceed January 31, 2005. The lease may be terminated by either party upon sixty days written notice. Total rent expense for all operating leases approximated $10,000 and $28,000 for the years ended June 30, 2004 and 2003, respectively.

The Company acquired computer and network equipment under three capital leases that expired at various dates during 2003.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(5)

Notes Payable

In July 2003, the Company obtained an aggregate of $414,757 from outside investors on secured promissory notes that carried an interest rate of 9% per year and were due July 2004.  On December 29, 2003, in connection with the restructuring of the Company described in Note 8, the note holders forgave the principal and unpaid interest on these notes resulting in a gain on extinguishment of debt of $417,631.

(6)

Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at June 30, 2004 and 2003 are as follows:

	2004	2003

Deferred tax assets (liabilities)

Net operating loss carryforwards	$2,444,000	2,214,000
Research credits	146,000	146,000
Other, net	-	-

Total deferred tax assets	2,590,000	2,360,000
Less: valuation allowance	(2,590,000)	(2,360,000)

Net deferred tax assets	$—	—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.

At June 30, 2004, the Company had net operating loss carryforwards for federal income tax purposes of approximately $7.2 million and research credits of approximately $146,000.  The net operating loss carryforward will begin to expire in 2020, if not utilized.   The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted.

(7)

Common Stock

As required by the Company’s 2000 Stock Plan, the Company shall at all times reserve and keep available such number of shares of common stock as shall be sufficient to satisfy the requirements of the Plan.  The common stock is not redeemable, and the holder of each share of common stock shall have the right to one vote.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(8)

Redeemable Convertible Preferred Stock

As of December 31, 2002 the Company had issued 18,159,978 shares of Series A (“Series A”) redeemable convertible preferred stock. Certain officers and directors are affiliated with entities that have purchased shares of Series A preferred stock.

Conversion

On December 29, 2003, the Company and its investors entered into a cancellation of indebtedness, conversion of outstanding preferred stock, and right of first refusal agreement which resulted in the conversion of the Series A redeemable convertible preferred stock into common stock at a 1 to 1 ratio, the cancellation of related warrants, the cancellation of indebtedness, and the issuance of 31,631,249 new shares of common stock for $0.001 per share.

Dividend Rights

The holders of Series A were entitled to receive cumulative dividends prior and in preference to the payment of any dividends on the common stock at an annual rate of $.0333 per share of Series A. Such dividends on each share of Series A were to accrue and be cumulative until paid, whether or not earned or declared, and whether or not there are profits, surplus or other funds legally available for the payment of dividends. No dividends had been declared by the Board as of December 31, 2002; however, due to their cumulative nature, as of December 31, 2002, the Company had accreted $950,000 of such dividends.  No dividends were accreted in 2003 as a result of the conversion.

(9)

Stock Options and Warrants

Stock Options Issued to Employees

The Company has adopted a stock option plan (the “2000 Plan”) under which a maximum of 7,084,521 shares of common stock have been reserved for grant to employees, consultants and members of the board of directors. Under the 2000 Plan, the option price of incentive stock options may not be less than the fair value of the stock at the time the options are granted. The 2000 Plan stock options can be granted for no more than ten years and no option shall be exercisable after the expiration of ten years from the date such option is granted. The stock options granted under the 2000 Plan generally are exercisable immediately but subsequent to exercise the stock is restricted subject to repurchase over the vesting period. The vesting period is typically 25% after a period of one year of employment with the Company and the remainder is vested ratably each month for 48 months or ratably each month for 48 months from the start of the vesting period.

The weighted-average fair value of stock options granted to employees during 2003 and 2002 was $0.01, on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0%, risk-free weighted average interest rate of 6%, volatility 0%, and an expected life of 5 years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal the fair value of the underlying common stock at the date of grant.

The Company has stock options totaling 117,500 shares outstanding and exercisable at June 30, 2004 with an exercise price of $0.04 per share.

Stock Purchase Warrants

In connection with certain convertible promissory notes subsequently converted into Series A, the Company issued warrants to purchase 594,907 shares of Series A, at an exercise price of $.37 per share. At June 30, 2003 warrants were outstanding to purchase 554,907 shares of Series A, have an expiration date of June 1, 2006, are and are exercisable immediately.  As part of the Company’s reorganization and conversion of preferred stock to common stock, the warrants were cancelled in 2003.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

 (10)

Employee Benefits

The Company sponsors an employee savings and retirement plan intended to qualify under section 401(k) of the Internal Revenue Code. All eligible employees may contribute up to 20% of compensation, subject to annual limitations, which are fully vested at all times. The Company retains the option of matching the employees’ contribution with a discretionary employer contribution. To date, no employer contributions have been made.

(11)

Royalties Agreement

The Company entered into a Software Assignment Agreement, effective November 25, 2002, with a Corporation (the Assignor) to acquire the rights to a software platform and online tools used to enable the creation of full featured content and application portals.  This software will be incorporated into the Company’s own software applications to enhance its features.  As a part of this agreement, the Company has paid the Assignor $25,000, which is included in prepaid expenses and other current assets in the accompanying balance sheet.  Also as part of this agreement, the Company has agreed to pay the Assignor a Royalty (to be paid on a quarterly basis) of two percent (2%) of all License Revenue, that contains this assigned technology, for a period of five (5) years ending on November 30, 2007.  The amount of this license is recorded on the Company’s balance sheets as other current assets.

(12)

Subsequent Event- Acquisition by Smarte Solutions, Inc.

In July 2004, the Company entered into a purchase and sale agreement with Smarte Solutions, Inc. (“Smarte”) whereby Smarte will exchange shares of common stock of Smarte for 100% of the outstanding shares of common stock of the Company.  The sale was consummated in August 2004.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of

Vincera Software, Inc.:

We have audited the accompanying balance sheets of Vincera Software, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vincera Software, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the financial statements, Vincera Software, Inc. restated its financial statements effective December 31, 2003.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Helin, Donovan, Trubee & Wilkinson, LLP

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas

July 27, 2004 (except for matters

disclosed in Note 13 as to which the

date is April 13, 2005)

VINCERA SOFTWARE, INC.
Balance Sheets
December 31, 2003 and 2002

	2003	2002
Current assets:
Cash and cash equivalents	$10,939	$852,893
Accounts receivable	99,190	-
Prepaid expenses and other current assets	28,265	66,855
Total current assets	138,394	919,748
Property and equipment:
Computer equipment	72,452	153,367
Software	107,745	106,663
Furniture and fixtures	1,256	50,239
Leasehold improvements	20,341	20,341
Total property and equipment	201,794	330,610
Less accumulated depreciation and amortization	(152,954)	(158,633)
Net property and equipment	48,840	171,977
	$187,234	$1,091,725
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$38,820	$50,038
Deferred revenue	60,292	7,333
Current portion of capital lease obligations	-	9,107
Total current liabilities	99,112	66,478
Capital lease obligations, less current portion	-	-
Total liabilities	99,112	66,478

Series A redeemable convertible preferred stock,
$.001 par value, 18,764,885 shares authorized, 0 and
18,159,798 issued and outstanding at December 31, 2003
And 2002, respectively; liquidation preference of $0 and
$7,072,000, respectively	-	7,572,412
Stockholders’ equity (deficit):
Common stock, $.001 par value, 60,000,000 shares
authorized, 56,284,695 and 6,493,468 issued and
Outstanding at December 31, 2003 and 2002, respectively	56,285	6,494
Additional paid-in capital	8,086,184	114,301
Accumulated deficit	(8,054,347)	(6,667,960)
Total stockholders’ equity (deficit)	88,122	(6,547,165)
	$187,234	$1,091,725

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Operations
Years ended December 31, 2003 and 2002
	2003	2002
Revenues	$59,692	$159,251

Operating expenses:
Cost of revenue	189,640	343,305
Research and development	752,528	1,563,025
Sales and marketing	18,482	704,096
General and administrative	432,534	677,754
Total operating expenses	1,393,184	3,288,180

Loss from operations	(1,333,492)	(3,128,929)

Other income (expense)
Loss on sale of fixed assets	(42,863)	-
Interest expense, net	(10,032)	35,520
Total other income (expense), net	(52,895)	35,520

Net loss	$(1,386,387)	$(3,093,409)

Loss per share	$(0.204)	$(0.481)

Weighted average basic and fully diluted shares outstanding	6,770,086	6,425,577

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Stockholders’ Deficit
Years ended December 31, 2003 and 2002

	Common stock		Additional paid-	Accumulated
	Shares	Amount	in capital	deficit	Total
Balances at December 31, 2001	6,183,781	$6,184	$107,563	$(2,974,551)	$(2,860,804)
Exercise of common stock options	309,687	310	6,738	—	7,048
Accretion of preferred stock dividends	—	—	—	(600,000)	(600,000)
Net loss	—	—	—	(3,093,409)	(3,093,409)
Balances at December 31, 2002	6,493,468	$6,494	$114,301	$(6,667,960)	$(6,547,165)

Cancelled debt recorded as capital contribution			417,631		417,631
Conversion of preferred stock to common stock	18,159,978	18,160	7,554,252	—	7,572,412
New common stock issued	31,631,249	31,631	—	—	31,631
Net loss	—	—	—	(1,386,387)	(1,386,387)
Balances at December 31, 2003	56,284,695	$56,285	$8,086,184	$(8,054,347)	$88,122

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Cash Flows
Years ended December 31, 2003 and 2002
	2003	2002
Cash flows from operating activities:
Net loss	$(1,386,387)	$(3,093,409)
Adjustments to reconcile net loss to net cash used in
operating activities:
(Gain)/loss on sale of equipment	42,863	(3,147)
Depreciation and amortization	75,091	109,533

Changes in operating assets and liabilities:
Accounts receivable	(99,190)	129,062
Prepaid expenses and other current assets	38,590	(20,280)
Accounts payable and accrued liabilities	(8,344)	(44,022)
Deferred revenue	52,959	(37,584)
Net cash (used in) provided by operating activities	(1,284,418)	(2,959,847)
Cash flows from investing activities:
Proceeds from sale of assets	6,265	6,878
Purchases of property and equipment	(1,082)	(54,396)
Net cash used in investing activities	5,183	(47,518)
Cash flows from financing activities:
Net proceeds from issuance of common stock	31,631	-
Net proceeds from promissory notes payable	414,757	-
Proceeds from exercise of stock options	-	7,048
Payments on capital lease obligations	(9,107)	(17,456)
Net cash provided by (used in) financing activities	437,281	(10,408)
Net decrease in cash and cash equivalents	(841,954)	(3,017,773)

Cash and cash equivalents at beginning of year	852,893	3,870,666
Cash and cash equivalents at end of year	$10,939	$852,893

Supplemental disclosure of noncash investing and financing activities:
Cancelled debt recorded as capital contribution	$417,631	$-
Conversion of preferred stock to common stock	$7,572,412	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$3,941

See accompanying notes to financial statements.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(1)

Incorporation and Nature of Business

Vincera Software, Inc. (“Vincera” or the “Company”) was founded as a Delaware corporation on November 24, 1999 as Elegiant.com, Inc.  The Company changed its name from Elegiant.com, Inc. to Elegiant, Inc. in May 2001. In November 2001, the Company changed its name from Elegiant, Inc. to Vincera Software, Inc.  The Company provides enterprise software solutions that enable companies to move towards the real-time enterprise.  Vincera’s solution provides a competitive advantage and ensures the bottom line by automating business processes and providing an actionable understanding of real-time and market events through business activity monitoring.  The Company also provides consulting, training and support relating to its products.  Based in Austin, Texas, the Company provides software and services to customers throughout the United States.

(2)

Summary of Significant Accounting Policies

(a)

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2003 and 2002, the Company’s cash equivalents principally consisted of money market funds.

(b)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally three years for computer and computer-related equipment and five years for non-computer equipment and furniture. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

The Company leases certain equipment under capital lease agreements. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under lease. Assets under capital lease are depreciated over their estimated useful lives, generally three years.

(c)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

(d)    Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(2)

Summary of Significant Accounting Policies (continued)

(e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(f)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company discloses the pro forma effects on operations as if the options were issued at fair value.  If the Company elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with Statement 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Year Ended December 31,
	2003	2002
Net loss, as reported	$(1,386,387)	$(3,093,409)
Deduct: Total stock based employee compensation expense determined under the fair value based method for all awards, net of the related tax effects	(21,864)	(21,629)
Pro forma net loss	$(1,408,251)	$(3,115,038)

Net loss per share
Basic and diluted – as reported	$(0.204)	$(0.481)
Basic and diluted - Pro forma	$(0.208)	$(0.485)

(g)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)

Revenue Recognition

Revenue from software licenses is generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. Service revenue includes training, consulting and maintenance. Training and consulting revenues are recognized as the services are performed. Maintenance revenue is recognized ratably over the term of the agreement and commences once implementation of the product has occurred. For arrangements where consulting services are determined to be essential to the functionality of the software, revenue from software licenses is recognized as the services are performed and the criteria above have been met.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(2)

Summary of Significant Accounting Policies (continued)

(h)

Revenue Recognition (continued)

The Company recognizes revenues from fixed-priced consulting projects using the percentage of completion method, which requires revenues to be recognized over the term of the contract based on the percentage of work completed.  Progress toward completion is determined based upon the consulting hours incurred as a percentage of total estimated hours to complete the engagement. Recoverable costs and accrued profits not yet billed on contracts in process are recorded as unbilled revenue and billings on uncompleted contracts in excess of incurred costs are recorded as deferred revenue. The cumulative impact of any revision in estimates of the percentage complete is reflected in the period in which the changes become known. Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which management concludes that a loss is likely to be incurred.

(i)

Earnings per Share

Basic earnings per share are computed based upon the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities.

(3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products. The Company expects that it will continue to incur net losses as it continues to expend significant resources, especially on research and development and sales and marketing activities. There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.

To date, the Company has funded its activities primarily through private equity offerings, including sales of preferred stock; however, there can be no assurance that such financing will be available in the future or that positive operating cash flows will ever be achieved.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(4)

Leases

The Company subleases office space under an operating lease whose initial term expired January 2004.  The lease continues in effect on a monthly basis at a rate of $1,590, not to exceed January 31, 2005. The lease may be terminated by either party upon sixty days written notice. Total rent expense for all operating leases approximated $37,000 and $166,000 for the years ended December 31, 2003 and 2002, respectively.

The Company acquired computer and network equipment under three capital leases that expired at various dates during 2003.

(5)

Notes Payable

In July 2003, the Company obtained an aggregate of $414,757 from stockholders on secured promissory notes that carried an interest rate of 9% per year and were due July 2004.  On December 29, 2003, in connection with the restructuring of the Company described in Note 8, the note holders forgave the principal and unpaid interest on these notes resulting in a capital contribution of $417,631.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(6)

Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2003 and 2002 are as follows:

	2003	2002

Deferred tax assets (liabilities)

Net operating loss carryforwards	$2,360,000	$1,900,000
Research credits	146,000	146,000
Differences in book and tax depreciation	-	(4,000)
Other, net	-	1,000

Total deferred tax assets	2,506,000	2,043,000
Less: valuation allowance	(2,506,000)	(2,043,000)

Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.  The valuation allowance increased by approximately $463,000 and $1,126,000 during the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $6.9 million and research credits of approximately $146,000.  The net operating loss carryforward will begin to expire in 2020, if not utilized.   The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted.

(7)

Common Stock

As required by the Company’s 2000 Stock Plan, the Company shall at all times reserve and keep available such number of shares of common stock as shall be sufficient to satisfy the requirements of the Plan.  The common stock is not redeemable, and the holder of each share of common stock shall have the right to one vote.

(8)

Redeemable Convertible Preferred Stock

As of December 31, 2002 the Company had issued 18,159,978 shares of Series A (“Series A”) redeemable convertible preferred stock. Certain officers and directors are affiliated with entities that have purchased shares of Series A preferred stock.

Conversion

On December 29, 2003, the Company and its investors entered into a cancellation of indebtedness, conversion of outstanding preferred stock, and right of first refusal agreement which resulted in the conversion of the Series A redeemable convertible preferred stock into common stock at a 1 to 1 ratio, the cancellation of

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(8)

Redeemable Convertible Preferred Stock (continued)

related warrants, the cancellation of indebtedness, and the issuance of 31,631,249 new shares of common stock for $0.001 per share.

Dividend Rights

The holders of Series A were entitled to receive cumulative dividends prior and in preference to the payment of any dividends on the common stock at an annual rate of $.0333 per share of Series A. Such dividends on each share of Series A were to accrue and be cumulative until paid, whether or not earned or declared, and whether or not there are profits, surplus or other funds legally available for the payment of dividends. No dividends had been declared by the Board as of December 31, 2002; however, due to their cumulative nature, as of December 31, 2002, the Company had accreted $950,000 of such dividends.  No dividends were accreted in 2003 as a result of the conversion.

(9)

Stock Options and Warrants

Stock Options Issued to Employees

The Company has adopted a stock option plan (the “2000 Plan”) under which a maximum of 7,084,521 shares of common stock have been reserved for grant to employees, consultants and members of the board of directors. Under the 2000 Plan, the option price of incentive stock options may not be less than the fair value of the stock at the time the options are granted. The 2000 Plan stock options can be granted for no more than ten years and no option shall be exercisable after the expiration of ten years from the date such option is granted. The stock options granted under the 2000 Plan generally are exercisable immediately but subsequent to exercise the stock is restricted subject to repurchase over the vesting period. The vesting period is typically 25% after a period of one year of employment with the Company and the remainder is vested ratably each month for 48 months or ratably each month for 48 months from the start of the vesting period.

The weighted-average fair value of stock options granted to employees during 2003 and 2002 was $0.01, on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0%, risk-free weighted average interest rate of 6%, volatility 0%, and an expected life of 5 years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal the fair value of the underlying common stock at the date of grant.

Information with respect to stock options outstanding and stock options exercisable is as follows:

	Shares	Weighted average exercise price

Outstanding at December 31, 2001	3,570,000	$.04
Granted	4,217,500.04
Terminated	(3,233,313)	.04
Exercised	(309,687)	.03

Outstanding at December 31, 2002	4,244,500.04

Terminated	(4,127,500)	.04
Outstanding at December 31, 2003	117,500	$.04

Exercisable at end of year	117,500	$.04

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(9)

Stock Options and Warrants (Continued)

The following table summarizes information about options outstanding at December 31, 2003:

Exercise price	Shares outstanding	Weighted average remaining contractual life	Options exercisable

$.04	117,500	8.00	117,500

Stock Purchase Warrants

In connection with certain convertible promissory notes subsequently converted into Series A, the Company issued warrants to purchase 594,907 shares of Series A, at an exercise price of $.37 per share. At December 31, 2002 warrants were outstanding to purchase 554,907 shares of Series A, have an expiration date of June 1, 2006, are and are exercisable immediately.  As part of the Company’s reorganization and conversion of preferred stock to common stock, the warrants were cancelled in 2003.

(10)

Employee Benefits

The Company sponsors an employee savings and retirement plan intended to qualify under section 401(k) of the Internal Revenue Code. All eligible employees may contribute up to 20% of compensation, subject to annual limitations, which are fully vested at all times. The Company retains the option of matching the employees’ contribution with a discretionary employer contribution. To date, no employer contributions have been made.

(11)

Royalties Agreement

The Company entered into a Software Assignment Agreement, effective November 25, 2002, with a Corporation (the Assignor) to acquire the rights to a software platform and online tools used to enable the creation of full featured content and application portals.  This software will be incorporated into the Company’s own software applications to enhance its features.  As a part of this agreement, the Company paid the Assignor $8,333 in 2002, which is included in prepaid expenses and other current assets in the accompanying balance sheet.  The Company paid the Assignor an additional $16,667, in 2003, upon completion of internal testing and integration and filing a patent application.  Also as part of this agreement, the Company has agreed to pay the Assignor a Royalty (to be paid on a quarterly basis) of two percent (2%) of all License Revenue, that contains this assigned technology, for a period of five (5) years ending on November 30, 2007.  The amount of this license is recorded on the Company’s balance sheets as other current assets.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(12)

Subsequent Event-Acquisition by Smarte Solutions, Inc.

In July 2004, the Company entered into a purchase and sale agreement with Smarte Solutions, Inc. (“Smarte”) whereby Smarte will exchange shares of common stock of Smarte for substantially all of the outstanding shares of common stock of the Company.  The sale was consummated in August 2004.

(13)

Restatement of Financial Statements

As stated in Note 5, on December 29, 2003, the preferred note holders forgave principal and unpaid interest resulting in a gain on extinguishment of debt of $417,631.  The Company restated its financial statements effective December 31, 2003 to reflect the debt forgiveness by shareholders as a capital contribution.  The forgiveness of debt had previously been accounted for as other income.  A review by management determined that the amount would be better reflected as a capital contribution as all of the holders of the debt were shareholders in the Company and the debt forgiveness was a part of a plan of reorganization for the Company.  The impact on the financial statements was as follows:

Item	As Restated	As Previously Reported
Gain on extinguishment of debt	$-	$417,631
Capital Contribution	$417,631	$-
Net loss	$(1,386,387)	$(968,756)
Total stockholders’ equity	$88,122	$88,122

PROSPECTUS

____________________, 2005

Fifth Street Capital, LLC

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Except where the context requires otherwise, in this prospectus, the “Company,” “Vincera,” “we,” “us” and “our” refer to Vincera, Inc., a Delaware corporation, and its subsidiary Vincera Software, Inc., a Delaware corporation.  References to “Old Vincera” mean Vincera Software, Inc., which we acquired in August 2004.

We have not undertaken any efforts to qualify this offering for offers to individual investors in any jurisdiction outside the U.S.; therefore, individual investors located outside the U.S. should not expect to be eligible to participate in this offering.

Until ____________, 2005 (90 days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law, and we have entered into indemnification agreements with each of our directors and executive officers.

Insofar as indemnification may be available for liabilities arising under the U.S. Securities Act of 1933, Vincera has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

We intend to purchase insurance on behalf of our respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as our directors or officers, or that may arise out of their status as our directors or officers, including liabilities under the federal and state securities laws.

Our employment agreements with each of Messrs. Malmstedt, Vishwanath, and Agrawal provide that during the term of his employment and so long as each of them has not breached any of his contractual obligations relating to non-competition, non-solicitation, nondisclosure of proprietary information and non-disparagement, we will indemnify him to the fullest extent permitted by the laws of the State of Delaware, and will advance to him reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from the officer to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that he was not entitled to the reimbursement of such fees and expenses). During the term of employment of Messrs. Malmstedt, Vishwanath and Agrawal, he will be entitled to the protection of any insurance policies we and our affiliates that employ him shall elect to maintain generally for the benefit of our directors and officers, which we refer to as “Directors and Officers Insurance,” against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee or his serving or having served any other enterprise as a director, officer or employee at our request (other than any dispute, claim or controversy arising under or relating to his employment agreement).

Item 25. Other Expenses of Issuance and Distribution

The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

SEC Filing Fee	1,329
Printing Expenses	1,500
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	40,000
Blue Sky Fees and Expenses	10,000
Placement Agent Counsel Fees	25,000
Placement Agent Expenses	10,000
Total	$162,829

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities in the transactions described below.  Except as noted below, these securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, and Rule 701 of the Securities Act relating to a compensatory benefit plan.  Except as noted below, the sales were made to a limited number of purchasers without the use of an underwriter and the certificates representing the securities sold contain a restrictive legend that prohibits transfer without registration or an applicable exemption  The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.  The sales of these securities were made without general solicitation or advertising.

Sales of Common Stock

Date	Number of Common Shares	Offering Price
November 2001 (1)	500,000	$0.05
December 2002 (2)	50,000	$0.05
June 2003 (3)	117,500	$0.05
July 2003 (4)	137,500	$0.05
August 2003 (5)	95,000	$0.05
September 2003 (6)	30,000	$0.05
October 2003 (7)	40,000	$0.05
November 2003 (8)	530,000	$0.05
December 2003 (9)	75,000	$0.05
February 2004 (10)	200	$0.05
May 2004 (11)	35,000	$0.05
June 2004 (12)	50,000	$0.05
July 2004 (13)	304,800	$0.05
August 2004 (14)	786,042	$0.00133-$0.05
September 2004 (15)	448,125	$0.05

(1)

In November 2001, we issued 500,000 shares in exchange for $25,000 in Promissory Notes at $0.05 per share to one party

(2)

In December 2002, we issued 50,000 shares of our common stock to one party for an aggregate purchase price of $2,500 upon the exercise of incentive stock options at an exercise price of $0.05 per share

(3)

In June 2003, we issued 117,500 shares of our common stock to two parties for an aggregate purchase price of $5,875 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(4)

In July 2003, we issued 137,500 shares of our common stock to two parties for an aggregate purchase price of $6,875 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(5)

In August 2003, we issued 95,000 shares of our common stock to two parties for an aggregate purchase price of $4,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(6)

In September 2003, we issued 30,00 shares of our common stock to two parties for an aggregate purchase price of $1,500 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(7)

In October 2003, we issued 40,000 shares of our common stock to one party for an aggregate purchase price of $2,000 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(8)

In November 2003, we issued 530,000 shares of our common stock to three parties for an aggregate purchase price of $20,250 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share and to one party for an aggregate purchase price of $6,250 in promissory notes upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(9)

In December 2003, we issued 75,000 shares of our common stock to one party for an aggregate purchase price of $3,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(10) In February 2004, we issued 200 shares of our common stock to one party for an aggregate purchase price of $10 upon the exercise of incentive stock options at an exercise price of $0.05 per share

(11)

In May 2004, we issued 35,000 shares of our common stock to one party for an aggregate purchase price of $1,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(12)

In June 2004, we issued 50,000 shares of our common stock to one party for an aggregate purchase price of $2,500 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(13)

In July 2004, we issued 304,800 shares of our common stock to two parties for an aggregate purchase price of $13,600 upon the exercise of incentive stock options at an exercise price of $0.05 per share and to one party for an aggregate purchase price of $1,650 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(14) In August 2004, we issued 36,042 shares of our common stock to two parties for an aggregate purchase price of $1,802 upon the exercise of incentive stock options at an exercise price of $0.05 per share, 750,000 shares of our common stock to one party for an aggregate purchase price of $997.50 upon the exercise of non-statutory stock options at an exercise price of $0.00133 per share

(15)

In September 2004, we issued 448,125 shares of our common stock to three parties for an aggregate purchase price of $10,375 upon the exercise of incentive stock options at an exercise price of $0.05 per share and to four parties for an aggregate purchase price of $12,000 via promissory note payment deduction upon the exercise of incentive stock options at an exercise price of $0.05 per share

Issuance of Common Shares for Acquisition of Old Vincera

In August of 2004, we issued 16,681,122 shares of our common stock to 32 parties in connection with our acquisition of Old Vincera.  These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering.

Sales of Preferred Stock

From February 2003 to September 2003, we sold approximately 9,923,062 shares of our Series A Convertible Preferred Stock (convertible into 9,923,062 shares of our common stock) to approximately 110 (approximately 78 separate) accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, and Rule 506 of the Securities Act relating to sales to accredited investors.

Date	Number of Preferred Shares	Offering Price
February 2003 (1)	7,354,562	$0.50
March 2003(2)	172,150	$0.50
April 2003 (3)	444,850	$0.50
May 2003 (4)	1,050,000	$0.50
July 2003 (5)	170,000	$0.50
August 2003 (6)	210,000	$0.50
September 2003 (7)	521,500	$0.50

(1)

Conversion of sixty-six Promissory Notes plus interest issued to approximately 66 accredited investors in the amount of $3,677,265.50 September 2000 through January 2003

(2)

Investment by approximately 3 accredited investors in the amount of $86,075

(3)

Investment by approximately 8 accredited investors in the amount of $222,425

(4)

Investment by approximately 22 accredited investors in the amount of $525,000

(5)

Investment by approximately 2 accredited investors in the amount of $85,000

(6)

Investment by approximately 3 accredited investors in the amount of $105,000

(7)

Investment by approximately 6 accredited investors in the amount of $260,750

Sales of Convertible Promissory Notes

From December 2003 to September 2004, we sold $907,845.29 in Convertible Promissory Notes (convertible into 2,634,983 shares of our common stock) to approximately 28 (approximately 21 separate) accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering and Rule 506 of the Securities Act relating to sales to accredited investors.

Date	Amount of Convertible Note
December 2003 (1)	$25,000.00
January 2004 (2)	$55,000.00
February 2004 (3)	$165,000.00
March 2004 (4)	$130,000.00
April 2004 (5)	$145,000.00
May 2004 (6)	$65,000.00
June 2004 (7)	$267,216.14
July 2004 (8)	$50,000.00
September 2004 (9)	$5,629.15

(1)

Investment by one accredited investor

(2)

Investment by approximately two accredited investors

(3)

Investment by approximately five accredited investors

(4)

Investment by approximately five accredited investors

(5)

Investment by approximately six accredited investors

(6)

Investment by approximately two accredited investor

(7)

Investment by approximately six accredited investors

(8)

Investment by one accredited investor

(9)

Investment by one accredited investor

Sales of Subordinated Promissory Notes

From June 2004 to August 2004, we sold approximately $2,429,850.14 in Subordinated Promissory Notes to approximately 44 accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering and Rule 506 of the Securities Act relating to sales to accredited investors. Fifth Street Capital, LLC, served as our placement agent and received compensation in the amount of $49,000 in cash and 68,036 warrants to purchase shares of our common stock at an exercise price of $0.50 per share for a period of 12 months.

Date	Amount of Bridge Loan
June 2004 (1)	$352,000.00
July 2004 (2)	$1,525,000.00
August 2004 (3)	$552,850.14

(1)

Investment by approximately six accredited investors

(2)

Investment by approximately twenty three accredited investors

(3)

Investment by approximately fifteen accredited investors

Item 27. Exhibits

Exhibit No.	Description
1.1 ***	Form of Placement Agent Agreement between Fifth Street Capital, LLC and the Registrant
1.2 *	Escrow Agreement between Colonial Bank, N.A., Fifth Street Capital, LLC and the Registrant
3.1 ***	Amended and Restated Certificate of Incorporation of Registrant
3.2 ***	Amendment No. 1 to Amended and Restated Certificate of Incorporation of Registrant
3.3 ***	Amendment No. 2 to Amended and Restated Certificate of Incorporation of Registrant
3.4 ***	Form of Amendment No. 3 to Amended and Restated Certificate of Incorporation of Registrant
3.5 ***	Bylaws of Registrant
4.1 ***	Specimen certificate for shares of Common Stock
4.2 ***	Specimen certificate for shares of Series A Preferred Stock
4.3 ***	Form of Convertible Promissory Note issued by Registrant
4.4 ***	Form of Amendment No. 1 to Convertible Promissory Notes dated as of October 14, 2004
4.5 ***	Form of Stock Purchase Warrant issued by Registrant to holders of Subordinated Notes
4.6 ***	Form of Bridge Loan Agreement issued by Registrant to holders of Subordinated Notes
4.7 ***	Form of Subordinated Note Purchase Agreement issued by Registrant
4.8 ***	Form of First Amendment to Subordinated Promissory Note and Stock Purchase Warrant
4.9 ***	Form of Preferred Warrants issued by Registrant to some of its Series A Preferred Stock holders
4.10 ***	Form of Waiver and Consent Agreement dated as of August 2, 2002 by and between Registrant and certain purchasers of it Series A Preferred Stock
4.11 ***	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and David Malmstedt
4.12 ***	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Puru Agrawal
4.13 ***	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Wes Gere
4.14 ***	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Trieu Pham
5.1 ***	Opinion of Wood & Sartain, L.L.P., regarding legality of shares sold
10.1 ***	Asset Purchase Agreement among Registrant, Ron Federico and Brian Mantz dated December 31, 1999
10.2 ***	Non-Qualified Stock Option Agreement dated December 31, 1999 by and between Registrant and Brian Mantz
10.3 ***	Non-Qualified Stock Option Agreement dated April 4, 2000 by and between Registrant and Robert Adrian
10.4 ***	Lease Agreement dated July 1, 2000 by and between Registrant and Monterey & Great Pacific Corporation
10.5 ***	Amendment to Lease Agreement dated July 1, 2000 by and between Registrant and Monterey & Great Pacific Corporation
10.6 ***	Form of Subscription Agreement by and among Registrant and certain purchasers of Registrant’s common stock
10.7 ***	Form of Shareholders’ Agreement by and among Registrant and certain of its common stockholders
10.8 ***	Employment Agreement dated March 1, 2002 by and between Registrant and Mark Eshelman
10.9 ***	Letter Agreement dated March 1, 2002 by and between Registrant and Mark Eshelman
10.10 ***	First Amendment to Employment Agreement dated October 2, 2002 by and between Registrant and Mark Eshelman
10.11 ***	Non-Qualified Stock Option Agreement dated June 1, 1999 by and between Registrant and Mark Eshelman

Exhibit No.	Description
10.12 ***	Stock Option Repurchase Agreement dated July 7, 2001 by and between Registrant and Mark Eshelman
10.13 ***	Amendment No. 1 to Non-Qualified Stock Option Agreement dated November 19, 2002 by and between Registrant and Mark Eshelman
10.14 ***	Stock Repurchase Agreement dated July 7, 2001 by and between Registrant and Sanjay Lall
10.15 ***	Stock Repurchase Agreement dated July 7, 2001 by and between Registrant and Bala Vishwanath
10.16 ***	Employment Agreement dated March 1, 2002 by and between Registrant and Bala Vishwanath
10.17 ***	Letter Agreement dated March 1, 2002 by and between Registrant and Bala Vishwanath
10.18 ***	First Amendment to Employment Agreement dated July 1, 2002 by and between Registrant and Bala Vishwanath
10.19 ***	Non-Qualified Stock Option Agreement dated March 11, 1999 by and between Registrant and Bala Vishwanath
10.20 ***	Amendment No. 1 to Non-Qualified Stock Option Agreement dated November 19, 2002 by and between Registrant and Bala Vishwanath
10.21 ***	Employment Agreement dated as of August 23, 2004 by and between Registrant and David Malmstedt
10.22 ***	Employment Agreement dated as of August 23, 2004 by and between Registrant and Puru Agrawal
10.23 ***	Form of Indemnification Agreement
10.24 ***	Stock for Stock Exchange Agreement dated as of August 23, 2004, by and among Registrant and Vincera Software, Inc.
10.25 ***	Vincera, Inc. 2002 Stock Incentive Plan
10.26 ***	Reverse Vesting Stock Option Agreement Pursuant to 2002 Stock Incentive Plan
10.27 ***	Stock Option Exercise Agreement Pursuant to 2002 Stock Incentive Plan
10.28 ***	Co-Sale and First Refusal Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.29 ***	Investors’ Rights Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.30 ***	Series A Preferred Stock Purchase Agreement dated as of February 21, 2003 by and among the Registrant and Series A Preferred stockholders
10.31 ***	Voting Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.32 ***	Bridge Financing Agreement dated March 31, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.33 ***	Engagement Agreement dated April 1, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.34 ***	Marketing Agreement dated April 1, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.35 ***

Letter Agreement dated August 11, 2004 by and between Registrant and Fifth Street Capital, LLC regarding Amendments to Engagement Agreement dated April 1, 2004, Engagement Letter for Bridge Financing dated March 30, 2004, and Marketing Agent Agreement dated April 1, 2004, all by and between Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC) and Registrant

10.36 ***

Letter Agreement dated November 10, 2004 by and between Registrant and Fifth Street Capital, LLC regarding Amendments to Engagement Agreement dated April 1, 2004, and Marketing Agent Agreement dated April 1, 2004, all by and between Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC) and Registrant

10.37 ***	Expense Agreement dated August 24, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.38 ***	Form of Security Agreement by and between Registrant and holders of Registrant’s subordinated promissory notes
10.39** /***	Development, License and Equipment Purchase Agreement dated December 17, 2002 by and between Registrant and Microsoft Corporation

Exhibit No.	Description
10.40 ***	Amendment No. 1 to Development, License and Equipment Purchase Agreement dated November 6, 2003 by and between Registrant and Microsoft Corporation
10.42 *	Software License Agreement dated August 21, 2002 by and between Registrant and Bit-Arts Limited
10.43 ***	Addendum to Software License Agreement by and between Registrant and Bit-Arts Limited
10.44 ***	Stock Purchase Agreement dated November 28, 2001 by and between Registrant and Mark Eshelman
21.1 ***	Subsidiaries of the Registrant
23.1*	Consent of the Independent Auditors
23.2 ***	Consent of Wood & Sartain, L.L.P. (contained in Exhibit 5.1)
24.1	Power of Attorney

* Filed herewith

** Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, amended, and the omitted material has been separately filed with the Securities and Exchange Commission

*** These exhibits have been filed to have our company’s EDGAR folder conform to the numbers used in Part II of this registration statement

Item 28. Undertakings

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 24 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on April 20 , 2005.

VINCERA, INC. By: /s/ David R. Malmstedt David R. Malmstedt, President and Chief Executive Officer

In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David R. Malmstedt	Chief Executive Officer, President and	April 20 , 2005
David R. Malmstedt	Director (Principal Executive, Financial and Accounting Officer)

/s/ Ken Murphy Ken Murphy	Director	April 20 , 2005